         As Filed with the Securities and Exchange Commission on June 5, 1998
                                                    Registration No. 333-33937
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   JWH GLOBAL TRUST
                (Exact name of registrant as specified in its charter)


  DELAWARE                            6793                  36-4113382
-----------------------  ----------------------------   ----------------------
(State of Organization)  (Primary Standard Industrial     (I.R.S. Employer
                             Classification Number)      Identification Number)

                              C/O CIS INVESTMENTS, INC.
                         233 SOUTH WACKER DRIVE, SUITE 2300
                              CHICAGO, ILLINOIS 60606
                                   (312) 460-4000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                 BARBARA A. PFENDLER
                                CIS INVESTMENTS, INC.
                         233 SOUTH WACKER DRIVE, SUITE 2300
                              CHICAGO, ILLINOIS 60606
                                   (312) 460-4000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                 -------------------


                                      COPIES TO:
                               JOSEPH H. HARRISON, JR.
                                    JAMES B. BIERY
                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60603

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. /x/
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                      SUBJECT TO COMPLETION - DATED JUNE 5, 1998


                                   JWH GLOBAL TRUST
                                     $119,000,000
                             UNITS OF BENEFICIAL INTEREST


MINIMUM PURCHASE: $5,000 EXCEPT AS PROVIDED BELOW
     JWH Global Trust (the "Trust") is a Delaware business trust organized to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals and exchanges for physicals. CIS Investments, Inc. ("CISI" or "Managing Owner") serves as managing owner of the Trust. John W. Henry & Company, Inc. ("JWH-Registered Trademark-" or "Trading Advisor") is the sole trading advisor of the Trust. Cargill Investor Services, Inc. ("CIS," "Futures Broker" or "Lead Selling Agent"), an affiliate of CISI, acts as the Trust's futures broker and lead selling agent. CIS Financial Services, Inc. ("CISFS" or "Foreign Currency Broker"), an affiliate of CISI, acts as the Trust's counterparty in the Trust's spot and forward currency and precious metals trades. See "Conflicts of Interest."


     The Trust trades in the global futures and forward markets pursuant to the Trading Advisor's proprietary trading strategies, currently its Financial and Metals Portfolio and Original Investment Program. To further diversify the Trust's trading, the Managing Owner anticipates allocating a portion of the Trust's assets to the Trading Advisor's G-7 Currency Portfolio as of August 1, 1998 (unless the Managing Owner determines that to do so at a later date would be in the best interests of the Trust). The Trust's objective is substantial capital appreciation. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses.


     The Trust currently allocates 50% of its assets to each of JWH's Financial and Metals Portfolio and Original Investment Program (together with the G-7 Currency Portfolio, "Trading Programs"). The Trading Advisor rebalances the Trust's assets equally between these two Trading Programs on a quarterly basis. As of August 1, 1998, the Managing Owner anticipates allocating 40% of the Trust's assets to the Original Investment Program, 35% to the Financial and Metals Portfolio and 25% to the G-7 Currency Portfolio. Thereafter, the Trading Advisor will rebalance the Trust's assets among these three Trading Programs on a quarterly basis in accordance with the preceding percentages. See "John W. Henry & Company, Inc. -- The Trading Programs" for a discussion of quarterly rebalancing. The Trust may alter the allocations among the Trading Programs or utilize other JWH programs or combinations of JWH programs as agreed between CISI and JWH.


     The offering of units of beneficial interest (the "Units") began April 3, 1997, and the Trust began trading June 2, 1997 with an initial capitalization of $13,027,103. As of June 1, 1998, the Trust's capitalization was $78,864,115, and the Net Asset Value of a Unit initially sold for $100 was $100.86. Units are now being offered for sale as of the last day of each calendar month at Net Asset Value (assets less liabilities divided by Units outstanding). The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts (subject to higher minimums in certain States); and $1,000 for existing investors in the Trust (the "Unitholders"). Incremental investments are permitted in multiples of $100.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS, INCLUDING THE FOLLOWING:

* These securities are speculative and involve a high degree of risk. These securities are suitable for investment only by those investors who can afford to lose their entire investment. See "Commodity Futures Trading Commission Risk Disclosure Statement" at page 1 and "Risk Factors" at pages 15 to 24. Past performance is not necessarily indicative of future results.
* The speculative, volatile and leveraged nature of futures and forward trading could result in the loss of all or a substantial part of an investment. See page 15. Trading on foreign futures and forward markets may involve additional risks. See page 15.
* The Trust commenced trading in June 1997 and therefore has a limited performance history. See page 17.
* The Trust's profitability is dependent on JWH's performance. See pages 17 to 18. JWH's performance has been volatile. See pages 19. The single-advisor structure of the Trust and the positive correlation between the Trading Programs may further increase the risk of loss. See pages 17 to 18 and page 20.
* The Trust is subject to substantial charges, payable irrespective of profitability. The Managing Owner estimates that the Trust will need to achieve trading profits of approximately 6.97% in the first twelve months after a Unit is issued to offset expenses. See page 18. See also "Break-even Table" at pages 11 to 13.
* The Trust is subject to certain potential and actual conflicts of interest. See page 19.
* The Units are not liquid as no market exists for the Units and Unitholders have limited ability to redeem Units. See pages 18 to 19.

                       SEE "RISK FACTORS" BEGINNING AT PAGE 15.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


------------------------------------------------------------------------------------------------------
Units of Beneficial Interest       Price to Public (1)      Selling Commissions      Proceeds to Trust
                                                                 (2)(3)                (2)(3)(4)(5)
------------------------------------------------------------------------------------------------------
  Per Unit. . . . . . . .           Net Asset Value                None               Net Asset Value
------------------------------------------------------------------------------------------------------


     See notes on pages (i)-(ii).


                     THE DATE OF THIS PROSPECTUS IS ________, 1998

NOTES TO COVER PAGE


     (1) The Units are sold at Net Asset Value per Unit as of the last day of each calendar month (the "Ongoing Offering Period"). The Net Asset Value per Unit equals the aggregate Net Assets of the Trust reflecting the subscription price and the Trust's trading results net of fees and expenses (all of the assets of the Trust have, except in highly unusual circumstances, a readily ascertainable market value) divided by the number of Units outstanding. See "Redemptions; Net Asset Value -- Net Asset Value" at page 73.

     The Units are offered on a "best efforts" basis without any firm underwriting commitment through Cargill Investor Services, Inc. (the "Lead Selling Agent"), as well as certain Additional Selling Agents (including those introduced by "wholesalers" ("Wholesalers")) selected by the Lead Selling Agent (together with the Lead Selling Agent, the "Selling Agents") with the consent of the Managing Owner. With the consent of the Managing Owner and the Lead Selling Agent, certain Additional Selling Agents may distribute Units through correspondent "introducing brokers."

     Units may be sold in each State only by persons appropriately registered as broker-dealers in such State.

     All investors will have the right to revoke their subscriptions (and receive a refund of their subscriptions promptly after revocation) for a period of five business days following receipt of a final Prospectus (I.E., date of subscription).

     This Prospectus will first be used to solicit investors on or about the date hereof.

     (2) The Trust is not a "no load" fund: the Trust pays organizational and initial offering costs of up to 2% of its average month-end Net Assets during the first 60 months of operations and ongoing offering costs up to 0.5% of average month-end Net Assets in each fiscal year, and early redemption charges apply.


     (3) No selling commissions are paid from the proceeds of subscriptions. The Selling Agents receive, from the Lead Selling Agent, (i) selling commissions of up to 4% of the subscription price of all Units sold by them and (ii) provided that they (a) are registered with the Commodity Futures Trading Commission ("CFTC") as "futures commission merchants" or "introducing brokers" and (b) their Registered Representatives who service the Units are themselves registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination and agree to provide certain ongoing services to clients, ongoing compensation of up to 4% per annum of average month-end Net Asset Value per Unit on Units sold by them that have been outstanding for twelve months. Such ongoing compensation will accrue from the first day of the thirteenth month after a particular Unit is issued and continue for as long as such Unit remains outstanding and will be payable monthly in arrears. Such ongoing compensation may be deemed to constitute "underwriting compensation." See "Federal Income Tax Aspects -- Syndication Expenses" at page 82. The selling commissions and ongoing compensation with respect to Units eligible to be charged the Special Brokerage Fee Rate as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" will be up to 2.5% of, respectively, the subscription price and average month-end Net Asset Value of such Units.

     Registered Representatives who are not registered with the CFTC, have not passed the Series 3 or Series 31 Examination or do not agree to provide ongoing services to clients in respect of their Units will not be eligible to receive ongoing compensation. Rather, such Registered Representatives are restricted to receiving installment selling commissions. The total amount of installment selling commissions and initial selling commission received by any such Registered Representative on each Unit sold by him or her may not exceed 9% of the initial subscription price of the Unit.

     The Lead Selling Agent may engage Wholesalers who will introduce Additional Selling Agents to the Lead Selling Agent, in which case such Wholesalers and Additional Selling Agents will share the selling commissions and ongoing compensation (or installment selling commissions) payable on Units sold by such Additional Selling Agents. Certain Additional Selling Agents may distribute Units through correspondent "introducing brokers," in which case such Additional Selling Agents share with their respective correspondents the selling commissions and ongoing compensation (or installment selling commissions) described above due in respect of Units sold by such correspondents.
Wholesalers and correspondents must be registered broker-dealers (or, in the case of Wholesalers, Registered Representatives thereof) and must satisfy the same eligibility requirements as those applicable to the Selling Agents in order to receive ongoing compensation. See "Plan of Distribution -- The Selling Agents" commencing on page 90.


     (4) The Trust's organizational and initial offering costs were approximately $650,000. The organizational and initial offering costs were advanced by CISI and were reimbursed, without interest, to CISI by the Trust at the initial closing. The amount of such organizational and initial offering costs is being amortized over 60 months commencing with June 1997. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of Net Assets of the Trust as of such month-end. The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of the month-end Net Assets at that month-end. If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to CISI is not amortized at the end of the 60-month period due to the 2% limitation, CISI shall return to the

Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs. See also "Use of Proceeds -- Proceeds of Subscriptions" at page 62.

     The costs of the ongoing offering of the Units, including the costs of updating this Prospectus, will be paid by the Trust; provided that the Managing Owner will absorb all such costs to the extent that they exceed 0.5% of the Trust's average month-end Net Assets during any fiscal year.

     (5) The Trust will maintain an escrow account at The First National Bank of Chicago, Chicago, Illinois (the "Escrow Agent"). The Selling Agents will deposit accepted subscription proceeds in escrow, pending investment in the Units as of the last day of each calendar month.

     Interest actually earned on subscriptions while held in escrow will be invested in the Trust, and investors will be issued additional Units and partial Units reflecting each investor's attributable share of such interest.

                               -----------------------

     THE SELLING AGENTS MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST DURING THE ONGOING OFFERING PERIOD.

     THIS PROSPECTUS MUST BE ACCOMPANIED BY SUMMARY FINANCIAL INFORMATION FOR THE TRUST, CURRENT WITHIN 60 CALENDAR DAYS, AND THE MOST RECENT ANNUAL REPORT OF THE TRUST, IF NOT INCLUDED HEREIN.

                               -----------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, CISI, ANY SELLING AGENT OR ANY OTHER PERSON.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                               -----------------------

     SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

                               -----------------------

     THE BOOKS AND RECORDS OF THE TRUST ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O CIS INVESTMENTS, INC., 233 SOUTH WACKER DRIVE, SUITE 2300, CHICAGO, ILLINOIS 60606, TELEPHONE NUMBER (312) 460-4000. UNITHOLDERS HAVE THE RIGHT DURING NORMAL BUSINESS HOURS TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS (OTHER THAN RECORDS OF SPECIFIC TRADES MADE BY THE TRUST) IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. CISI WILL SEND ALL UNITHOLDERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH CFTC AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION.

                               -----------------------

     JWH GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                               -----------------------

     IT IS RECOMMENDED THAT NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF SUCH SUBSCRIBER'S "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES) IN THE TRUST.

                               -----------------------

     THE TRUST IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE COMMISSION. REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE TRUST, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, DC 20549 AND AT ITS NORTHEAST REGIONAL OFFICE AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND AT ITS MIDWEST REGIONAL OFFICE AT CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549 AT PRESCRIBED RATES. THE TRUST IS AN ELECTRONIC FILER. THE COMMISSION MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE COMMISSION, AT HTTP://WWW.SEC.GOV.

                         COMMODITY FUTURES TRADING COMMISSION
                              RISK DISCLOSURE STATEMENT


     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 64 THROUGH 70 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO "BREAK-EVEN," THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 11 TO 13.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 15 TO 24.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                   JWH GLOBAL TRUST
                                  TABLE OF CONTENTS



                                                                       Page
                                                                       ----
INDEX OF DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . .      5
SUMMARY       . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Risk Factors . . . . . . . . . . . . . . . . . . . . . . .      6
         The Trust. . . . . . . . . . . . . . . . . . . . . . . . .      7
         Objective. . . . . . . . . . . . . . . . . . . . . . . . .      7
         Diversification. . . . . . . . . . . . . . . . . . . . . .      7
         The Trading Advisor. . . . . . . . . . . . . . . . . . . .      8
         The Trading Programs . . . . . . . . . . . . . . . . . . .      8
         The Managing Owner . . . . . . . . . . . . . . . . . . . .     10
         The Offering . . . . . . . . . . . . . . . . . . . . . . .     10
         Redemptions. . . . . . . . . . . . . . . . . . . . . . . .     10
         Distributions. . . . . . . . . . . . . . . . . . . . . . .     10
         Charges. . . . . . . . . . . . . . . . . . . . . . . . . .     10
         Interest Income. . . . . . . . . . . . . . . . . . . . . .     11
         "Break-even Table" . . . . . . . . . . . . . . . . . . . .     11
         Federal Income Tax Aspects . . . . . . . . . . . . . . . .     14
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
         (1)  Units Are Speculative Securities. . . . . . . . . . .     15
         Futures and Forward Trading. . . . . . . . . . . . . . . .     15
         (2)  Volatile Markets and Highly Leveraged Trading . . . .     15
         (3)  Trades on Non-U.S. Commodity Exchanges
              Subject to Different Regulations and Risks. . . . . .     15
         (4)  Unregulated Markets Lack Regulatory Protections
              of Exchanges. . . . . . . . . . . . . . . . . . . . .     16
         (5)  Markets May Be Illiquid . . . . . . . . . . . . . . .     16
         (6)  Bankruptcy of Futures Broker and Bankruptcy
              or Default of Counterparties. . . . . . . . . . . . .     16
         (7)  Futures and Forward Trading Has a Different Risk
              Profile From Those of Certain Traditional
              Investments . . . . . . . . . . . . . . . . . . . . .     16
         (8)  Inability to Engage in EFP Transactions May
              Adversely Affect the Trust. . . . . . . . . . . . . .     16
         The Trust. . . . . . . . . . . . . . . . . . . . . . . . .     17
         (9)  All or Substantially All of An Investment Could Be Lost;
              Past Performance Is Not Necessarily Indicative of
              Future Results. . . . . . . . . . . . . . . . . . . .     17
         (10) The Trust Has Limited Operating History . . . . . . .     17
         (11) Specific Risks Associated with a Single-Advisor
              Fund. . . . . . . . . . . . . . . . . . . . . . . . .     17
         (12) Non-Correlated and Not Negatively Correlated
              Anticipated Performance . . . . . . . . . . . . . . .     18
         (13) Substantial Charges Payable Regardless of
              Profitability . . . . . . . . . . . . . . . . . . . .     18
         (14) Units Are Not Liquid. . . . . . . . . . . . . . . . .     18
         (15) The Trust Is Subject to Conflicts of Interest . . . .     19
         (16) Unitholders Have No Role in Management. . . . . . . .     19
         The Trading Advisor. . . . . . . . . . . . . . . . . . . .     19
         (17) Volatile JWH Trading History. . . . . . . . . . . . .     19
         (18) Possible Adverse Effects of Increasing JWH's
              Assets Under Management . . . . . . . . . . . . . . .     19
         (19) Limitation of Liability and Indemnification of
              Trading Advisor . . . . . . . . . . . . . . . . . . .     20
         (20) Uncertainty of Outcome of Litigation. . . . . . . . .     20
         The Trading Programs . . . . . . . . . . . . . . . . . . .     20
         (21) Positive Correlation Between the Trading Programs
              May Increase Risk of Significant Loss . . . . . . . .     20
         (22) Overlap of Markets May Reduce Benefits of Market
              Diversification . . . . . . . . . . . . . . . . . . .     21
         (23) Technical, Trend-Following Trading Programs . . . . .     21
         (24) Importance of Market Conditions to Profitability. . .     21
         (25) Possible Liquidation of Profitable Positions. . . . .     22
         (26) Alteration of Trading Systems and Contracts
              and Markets Traded. . . . . . . . . . . . . . . . . .     22
         (27) Mandatory Closing Out of Offsetting Positions . . . .     22
         (28) Limited Ability to Describe Proprietary
              Strategies. . . . . . . . . . . . . . . . . . . . . .     22
         Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .     22
         (29) Unitholders Are Taxed on Allocable Trust Income
              Although Such Income Is Not Distributed . . . . . . .     22
         (30) Taxation of Interest Income Irrespective of
              Trading Losses. . . . . . . . . . . . . . . . . . . .     23


                                          2

                                   JWH GLOBAL TRUST
                              TABLE OF CONTENTS (CONT'D)


                                                                        Page
                                                                        ----
RISK FACTORS (cont'd)
         (31) Limitations on the Deductibility of "Investment
              Advisory Fees". . . . . . . . . . . . . . . . . . . .     23
         (32) Nondeductibility of "Syndication Expenses". . . . . .     23
         (33) Possibility of Tax Audit of Both the Trust
              and Individual Unitholders. . . . . . . . . . . . . .     23
         Regulation . . . . . . . . . . . . . . . . . . . . . . . .     23
         (34) Absence of Regulation Applicable to Investment
              Companies and Their Advisers. . . . . . . . . . . . .     23
         (35) Possible Future Regulatory Changes. . . . . . . . . .     24
INVESTMENT FACTORS. . . . . . . . . . . . . . . . . . . . . . . . .     24
         Access to JWH and the Trading Programs . . . . . . . . . .     24
         Investment Diversification . . . . . . . . . . . . . . . .     24
         Opportunity to Profit in Declining as Well as in
         Rising Markets . . . . . . . . . . . . . . . . . . . . . .     25
         Interest on Trust Assets . . . . . . . . . . . . . . . . .     25
         Small Minimum Investment; Smaller Minimum Additional
         Investment . . . . . . . . . . . . . . . . . . . . . . . .     26
         Limited Liability. . . . . . . . . . . . . . . . . . . . .     26
         Administrative Convenience . . . . . . . . . . . . . . . .     26
THE TRUST AND ITS OBJECTIVES. . . . . . . . . . . . . . . . . . . .     27
PERFORMANCE OF THE TRUST. . . . . . . . . . . . . . . . . . . . . .     28
         Monthly Rates of Return. . . . . . . . . . . . . . . . . .     28
         Selected Financial Information . . . . . . . . . . . . . .     29
         Managing Owner's Discussion and Analysis of
         Financial Condition and Results of Operations. . . . . . .     30
THE MANAGING OWNER. . . . . . . . . . . . . . . . . . . . . . . . .     32
JOHN W. HENRY & COMPANY, INC. . . . . . . . . . . . . . . . . . . .     34
         Background . . . . . . . . . . . . . . . . . . . . . . . .     34
         Principals of JWH. . . . . . . . . . . . . . . . . . . . .     34
         The Investment Policy Committee. . . . . . . . . . . . . .     36
         Legal Concerns . . . . . . . . . . . . . . . . . . . . . .     37
         Ethical Concerns . . . . . . . . . . . . . . . . . . . . .     38
         Trading Techniques . . . . . . . . . . . . . . . . . . . .     38
         Program Modifications. . . . . . . . . . . . . . . . . . .     38
         Leverage . . . . . . . . . . . . . . . . . . . . . . . . .     39
         Addition, Redemption and Reallocation of Capital for
         Pool Accounts. . . . . . . . . . . . . . . . . . . . . . .     39
         Physical and Cash Commodities. . . . . . . . . . . . . . .     39
         The Trading Programs . . . . . . . . . . . . . . . . . . .     39
         Other Programs Developed by JWH. . . . . . . . . . . . . .     41
         JWH Programs: Performance Summaries and Monthly
         Rates of Return. . . . . . . . . . . . . . . . . . . . . .     42
         The Trading Advisory Agreement . . . . . . . . . . . . . .     60
FIDUCIARY OBLIGATIONS OF THE MANAGING OWNER . . . . . . . . . . . .     61
         Nature of Fiduciary Obligations; Conflicts of Interest . .     61
         Remedies Available to the Unitholders. . . . . . . . . . .     61
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . .     62
         Proceeds of Subscriptions. . . . . . . . . . . . . . . . .     62
         Speculative Trading. . . . . . . . . . . . . . . . . . . .     62
         Maintenance of Assets; Interest Income . . . . . . . . . .     63
CHARGES       . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
         Charges Paid by the Trust. . . . . . . . . . . . . . . . .     64
         Organizational and Initial Offering Costs. . . . . . . . .     65
         Brokerage Fee. . . . . . . . . . . . . . . . . . . . . . .     66
         Ongoing Offering Costs . . . . . . . . . . . . . . . . . .     68
         Management Fee . . . . . . . . . . . . . . . . . . . . . .     68
         Incentive Fee. . . . . . . . . . . . . . . . . . . . . . .     68
         Administrative Expenses. . . . . . . . . . . . . . . . . .     69
         Extraordinary Expenses . . . . . . . . . . . . . . . . . .     69
         Charges Paid by Others . . . . . . . . . . . . . . . . . .     70
         Brokerage Fee for Currency and Precious Metals Trading . .     70
         Selling Commissions and Ongoing Compensation . . . . . . .     70
         Redemption Charges . . . . . . . . . . . . . . . . . . . .     70
BROKERAGE ARRANGEMENT . . . . . . . . . . . . . . . . . . . . . . .     70
         The Futures Broker . . . . . . . . . . . . . . . . . . . .     70
         The Foreign Currency Broker. . . . . . . . . . . . . . . .     71
REDEMPTIONS; NET ASSET VALUE. . . . . . . . . . . . . . . . . . . .     72
         Redemptions. . . . . . . . . . . . . . . . . . . . . . . .     72
         Net Asset Value. . . . . . . . . . . . . . . . . . . . . .     73


                                          3

                                   JWH GLOBAL TRUST
                              TABLE OF CONTENTS (CONT'D)


                                                                        Page
                                                                        ----
THE TRUST AND THE TRUSTEE . . . . . . . . . . . . . . . . . . . . .     73
         Principal Office; Location of Records. . . . . . . . . . .     73
         Certain Aspects of the Trust . . . . . . . . . . . . . . .     73
         The Trustee. . . . . . . . . . . . . . . . . . . . . . . .     74
         Management of Trust Affairs; Voting by Unitholders . . . .     74
         Recognition of the Trust in Certain States . . . . . . . .     75
         Possible Repayment of Distributions Received by
              Unitholders; Indemnification of the Trust
              by Unitholders  . . . . . . . . . . . . . . . . . . .     75
         Transfers of Units Restricted. . . . . . . . . . . . . . .     75
         Reports to Unitholders . . . . . . . . . . . . . . . . . .     75
         General. . . . . . . . . . . . . . . . . . . . . . . . . .     76
CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . .     76
         General. . . . . . . . . . . . . . . . . . . . . . . . . .     76
         Relationship of the Managing Owner, the Futures Broker
              and the Foreign Currency Broker . . . . . . . . . . .     76
         Other Commodity Pools and Accounts . . . . . . . . . . . .     77
         Commodity Transactions of Affiliates and Customers
              of the Futures Broker . . . . . . . . . . . . . . . .     77
         Other Activities of CIS, the Managing Owner, JWH
              and Their Officers and Employees. . . . . . . . . . .     78
         The Selling Agents . . . . . . . . . . . . . . . . . . . .     78
         Indemnification and Standard of Liability. . . . . . . . .     78
FEDERAL INCOME TAX ASPECTS. . . . . . . . . . . . . . . . . . . . .     79
PURCHASES BY EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . .     84
THE FUTURES AND FORWARD MARKETS . . . . . . . . . . . . . . . . . .     86
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . .     89
         Subscription Procedure . . . . . . . . . . . . . . . . . .     89
         Subscribers' Representations and Warranties. . . . . . . .     90
         The Selling Agents . . . . . . . . . . . . . . . . . . . .     90
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
EXPERTS       . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
REPORTS       . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . .     93
INDEX OF FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . .     94
PERFORMANCE OF OTHER CISI-SPONSORED FUNDS . . . . . . . . . . . . .    121



APPENDIX: "BLUE SKY" GLOSSARY
EXHIBIT A: FOURTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST EXHIBIT B: SUBSCRIPTION REQUIREMENTS
EXHIBIT C: SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY (WITH REDEMPTION
           REQUEST)

                           --------------------------------

                               CIS INVESTMENTS, INC.
                         233 South Wacker Drive, Suite 2300
                              Chicago, Illinois 60606
                                   (312) 460-4000

                                   MANAGING OWNER

                                INDEX OF DEFINED TERMS

              A NUMBER OF DEFINED OR SPECIALIZED TERMS ARE USED IN THIS
           PROSPECTUS.  THE RESPECTIVE DEFINITIONS OR DESCRIPTIONS OF SUCH
            TERMS MAY BE FOUND ON THE FOLLOWING PAGES OF THIS PROSPECTUS.



                                                                                PAGE(S)
                                                                                -------
Additional Selling Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
Administrative expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
"Break-even" table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Brokerage Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Brokerage Fee Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
CEA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
CFTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
CIS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
CISFS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
CISI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Correspondent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
Custodian. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Futures Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover page
Clearinghouse. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
Daily limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Declaration and Agreement of Trust . . . . . . . . . . . . . . . . . . . . . .73, A-1
"EFPs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16, 86
Eligible Unitholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Employee benefit plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -ii-
Financial and Metals Portfolio . . . . . . . . . . . . . . . . . . . . . . . . .8, 40
Foreign Currency Broker. . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Forward Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Futures Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
High Water Mark. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Incentive Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Initial margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
JWH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Lead Selling Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Management Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Managing Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Margin call. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
NASAA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Net Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
Net Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-, 73
New Trading Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
NFA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Ongoing compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Ongoing offering costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Ongoing Offering Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
Organizational and initial offering
  cost reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-, 65

                                                                                PAGE(S)
Organizational and initial offering
  cost amortization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-, 65
Original Investment Program. . . . . . . . . . . . . . . . . . . . . . . . . . .8, 40
Principals' markets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Redemption charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10, 72
Selling Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
Selling commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-, 70
Special Brokerage Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Speculative position limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Trading Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Trading Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Trading Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Trend-following. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Unitholder(s). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover Page
Variation margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Wholesalers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-i-
Withdrawn Profits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .689
"Zero-sum" trading . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                                   JWH GLOBAL TRUST

                                      SUMMARY

     THE FOLLOWING SUMMARY IS INTENDED TO HIGHLIGHT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

RISK FACTORS

     An investment in the Trust is speculative and involves a high degree of risk. The following are, in the opinion of the Managing Owner, some of the significant risks associated with investing in the Trust. A more detailed list of the relevant risk factors is set forth under "Risk Factors" at pages 15 through 24 of this Prospectus.

* Futures and forward trading is speculative, highly volatile and highly leveraged. Investors may lose all or a substantial part of their investment. Trading on foreign futures and forward contract markets involves additional risks, including the lack of regulatory protection for trading in certain foreign markets, exchange rate risk, risk of expropriation, credit and investment controls and counterparty credit risk. See "Risk Factors -- Futures and Forward Trading" at pages 15 to 17.

* The Trust has a limited performance history and no performance history based on allocating assets among three Trading Programs. Therefore, investors have limited information concerning the Trust's actual results of operation on which to base their investment decision. See "Risk Factors
     (10) -- The Trust Has Limited Operating History" at page 17. Although the Trading Advisor's Trading Programs have generated positive returns in the past, past performance is not necessarily indicative of future results.

* The Trust is a single-advisor fund, which is considered by some to involve higher risk than multi-advisor funds. The Trust's profitability depends on JWH's trading performance. There can be no assurance that the Trust will have the continued services of JWH and its key principals. JWH's past performance has exhibited significant volatility. The Trust could incur large losses over short-term periods. See "Risk Factors -- The Trust" at pages 17 to 19 and "-- The Trading Advisor" at pages 19 to 20.

* Positive correlation among the Trading Programs (because they trade in some of the same markets and are technical, trend following programs) may further increase the risk of loss because it potentially reduces the benefit of diversification. See "Risk Factors -- The Trading Programs" at pages 20 to 22.


* The Trust is subject to substantial charges, payable regardless of profitability. The Managing Owner estimates that the Trust will need to achieve trading profits of approximately 6.97% in the first twelve months after a Unit is issued to offset the Brokerage Fee, Management Fee, organizational and initial offering cost amortization, ongoing offering costs and administrative costs. Furthermore, the quarterly Incentive Fee is calculated on the trading profit of the Trust as a whole, not on the Net Asset Value of Units held by each Unitholder, which, together with possible misallocation of trading profits due to timing of purchase and redemption of Units, could cause an Incentive Fee to be assessed on Units of a Unitholder even though such Units have declined in value. See "Risk Factor
     (13) -- Substantial Charges Payable Regardless of Profitability" at page 18 and "Charges" at pages 64 through 70.

* The Trust is subject to a number of potential and actual conflicts of interest. The Trust's Futures Broker and Foreign Currency Broker are affiliates of the Managing Owner. No formal mechanism is in place to resolve the conflicts of interest that may arise due to the affiliation of these parties. However, the Managing Owner is subject to restrictions imposed on "fiduciaries" under both statutory and common law. See "Risk Factor (15) -- The Trust Is Subject to Conflicts of Interest" at page 19.

* No market exists for the Units. Units are redeemable only at month-end. Redemption requests must be received by CISI no later than the fifth business day prior to the month-end of redemption (including the last business day of the month) to effect redemption as of such month-end.
     Given the volatile nature of the investment, the Net Asset Value could vary significantly between the date on which redemption is irrevocably requested and the date on which redemption occurs. In addition, a redemption charge of 3% applies to Units redeemed at or prior to the end of the eleventh full month after they are issued. See "Risk Factor (14) -- Units Are Not Liquid" at page 20.

THE TRUST           JWH Global Trust is a Delaware business trust whose
                    objective is to achieve substantial capital appreciation over time through speculative trading of futures, options on futures, and spot and forward contracts in global markets.
                    It is the primary public vehicle through which U.S. regional brokerage firms market, on an open-ended basis, the investment strategies of John W. Henry & Company, Inc., the
                    Trust's sole trading advisor. The Trust provides access to multiple JWH programs. The Trust's offices are located at c/o CIS Investments, Inc., 233 South Wacker Drive, Suite
                    2300, Chicago, Illinois 60606; telephone (312) 460-4000.


                    The Trust aims to achieve its objectives using the Financial and Metals Portfolio and Original Investment Program and, beginning August 1, 1998 (unless the Managing Owner determines that beginning at a later date would be in the best interests of the Trust), the G-7 Currency Portfolio. The Financial and Metals Portfolio and Original Investment Program are two of the longest established proprietary JWH programs, both of which have been trading client funds for more than a decade, and the G-7 Currency Portfolio has been trading client funds since 1991.


                    The Trust began trading on June 2, 1997 with an initial capitalization of $13,027,103 and a Net Asset Value per Unit of $100. As of June 1, 1998, the Trust's capitalization was $78,864,115 the Net Asset Value per Unit was $100.86 and the Trust had a total of 3,283 Unitholders.

OBJECTIVE           While the Trust has the primary objective of substantial
                    capital appreciation over time by identifying and exploiting trends in the markets it trades, it also strives to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing the Trading
                    Programs' risk control policies. If the Trust is able to preserve capital during periods of unfavorable, non-trending markets, it has the potential to benefit from major price movements in a wide range of global markets when, from time to time, such trends do occur.

                    JWH takes a long-term perspective of the markets in seeking to achieve the Trust's objectives. The Trust is not managed in a manner likely to produce significant short-term profits. On the contrary, JWH anticipates that the Trust may incur major short-term losses from time to time even if it succeeds in achieving its cumulative performance objective over time. CISI and JWH recommend that only those investors who are prepared to make at least a medium- to long-term (minimum two-year) commitment to the Trust should consider purchasing Units.

                    JWH is typically available to manage individual accounts of substantial size -- $5,000,000 or more. Investors in the Trust gain access to JWH with a minimum investment of only $5,000, or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. In addition to providing access to JWH, the small minimum requirement also means that investors need not commit a significant amount of assets in order to participate in speculative trading of futures interests.

DIVERSIFICATION     The Trust offers a potentially valuable means of
                    diversification from traditional investments. Investors in the Trust have the opportunity to participate in markets which are typically not represented in an individual's portfolio and which (because futures and forward contracts can be traded on both the long and short sides) offer profit potential in both rising and falling markets. In addition, the Trading Programs trade in a large number of global markets and sectors, providing broad diversification in the Trust's trading despite its single-advisor structure. This market and geographical diversification means that the Trust's performance is not dependent on any single sector or any single nation's economy or currency. See "John W. Henry
                    & Company, Inc. -- The Trading Programs" at page 39 for the markets traded by the Trading Programs.


                    The expected lack of correlation between the performance of the Trust and the performance of the general equity and debt markets suggests that, if the Trust is successful, allocating a portion of one's investment portfolio to the Trust may provide real portfolio diversification that enhances returns while decreasing overall portfolio volatility. However, over certain periods of time this investment may be directly correlated with the movements in the general equity and debt markets. See "Investment Factors -- Investment Diversification" at page 24.

THE TRADING
ADVISOR In investing in the Trust, Unitholders have the opportunity to place assets with one of the world's most experienced global futures and foreign exchange trading managers. JWH is one of the largest advisors in the managed futures industry with approximately $2.1 billion of assets under management as of April 30, 1998. It has been continuously managing client funds in the futures and forward markets for 15 years. JWH has achieved substantial profits under a variety of different market conditions and through a variety of different programs including the Original Investment Program, the Financial and Metals Portfolio and the G-7 Currency Portfolio.


                    JWH manages capital in commodities, interest rate and foreign exchange markets on a 24-hour basis for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades a wide range of futures and forward contracts in the United States, Europe and Asia, and has grown to be among the largest advisors, in terms of amount of assets under management, in its industry. For information about JWH and JWH programs, see "John W. Henry & Company, Inc." commencing at page 34.


THE TRADING
PROGRAMS ORIGINAL INVESTMENT PROGRAM. The first program offered by JWH, this program began trading in October 1982 and has an annualized net return of 16.5% from inception through April 30, 1998. It is a broadly diversified portfolio giving access to a diverse group of financial and non-financial markets on U.S. and non-U.S. exchanges. Based on the results of extensive research, this Trading Program's composition was revised in July 1992 to include additional global markets and an increased weighting in financial sectors. The Trading Program uses proprietary methodologies to attempt to identify price trends in financial markets and holds either long or short positions at all times in every market in which it participates. As of April 30, 1998, JWH had approximately $363 million under management in the Original Investment Program.

                                   MARKETS AND SECTORS TRADED

                             Global Interest Rates     Energy
                             Global Stock Indices      Softs
                             Foreign Exchange          Grains
                             Fiber                     Precious and Base Metals


                    FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio started trading in October 1984 and has an annualized net return of 36.4% from inception through April 30, 1998. JWH's largest program, the Financial and Metals Portfolio attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights -- trading positions taken in foreign currencies versus the U.S. dollar -- and cross rates -- trading foreign currencies against each other -- in the interbank market and occasionally futures exchanges. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. As of April 30, 1998, JWH had approximately $1.1 billion under management pursuant to the Financial and Metals Portfolio.

                                   MARKETS AND SECTORS TRADED

                             Global Interest Rates          Foreign Exchange
                             Global Stock Indices           Precious Metals


                    G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio began trading in February 1991 and has an annualized net return of 14.5% from inception through April 30, 1998. This Trading Program invests in the highly liquid currencies of the Group of Seven industrialized nations (United States, Japan, Germany, United Kingdom, France, Italy and Canada) and Switzerland. Not all of these currencies are traded at all times. Forward positions are primarily taken on the interbank market as outrights against the U.S. dollar, or as cross rates, which reduces dependence on the U.S. dollar. The program is designed to identify and capitalize on intermediate and long-term price movements using a disciplined trend identification methodology. The G-7 Currency Portfolio attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- I.E., a neutral stance is taken -- if long-term trends fail to develop or during periods of nontrending markets.
                    As of April 30, 1998, JWH had approximately $68.1 million under management in the G-7 Portfolio.

                              MARKETS AND SECTORS TRADED


                                   Foreign Exchange

                    INVESTORS SHOULD NOT TREAT THE TRUST AS A MEANS OF PARTICIPATING IN ANY ONE SPECIFIC MARKET SECTOR.


                    HISTORICAL PERFORMANCE OF THE TRADING PROGRAMS



                                                                         (Ending April 30, 1998)
                                                  ---------------------------------------------------------------------------
                                                              Annualized Return                                    5-Year
                                                  -----------------------------------------------------------    Correlation*
                                                   1-Year       3-Year         5-Year        10-Year              to S&P 500
                                                   ------       ------         ------        -------              ----------
         JWH PROGRAMS
         Original Investment Program              (3.9)%         7.7%           17.0%          13.9%               (0.06)%
         Financial and Metals
            Portfolio                             (1.7)%         8.5%           13.5%          27.4%                0.18)
         G-7 Currency Portfolio                   5.4%          10.1%            9.2%            N/A                0.15

         Benchmark Comparison
         LBGBI(a)                                18.3%          12.0%            9.8%          11.1%               0.49%
         S&P 500 (Total Return)(b)               41.0%          31.9%           23.2%          18.9%               1.00%




                    * Correlation is measured as the correlation of monthly returns to the S&P 500 over the five years ending April 30, 1998. However, LOW- OR NON-CORRELATION IS NOT NEGATIVE CORRELATION. Non-correlation means only that the performance of a Trading Program may or may not be similar to that of the general financial markets, not that there should be an inverse relationship between them. See "Risk Factor (12) -- Non-Correlated and Not Negatively Correlated Anticipated Performance" at page 18.
                    (a) LBGBI is the Lehman Brothers' Long-Term Government Bond Index as published by Lehman Brothers International.
                    (b) S&P 500 is the Standard & Poor's Stock Index (Total Return) as published by S&P Comstock.

                    The Trading Programs' historical returns are net of all fees and commissions and are inclusive of interest income. Annualized return is derived by compounding the monthly rates of return over the number of months in a given year, and is not the sum or average of the monthly rates of return. The information in the above chart is not representative of the past performance of any one account. Rather, this information reflects the composite of the actual performance of all the accounts traded in the Trading Program.

                    Comparison with the benchmarks does not reflect the different tax treatment or risk characteristics of each investment. Futures trading is speculative and involves substantial risk. See "Risk Factor (7) -- Futures and Forward Trading Has Different Risk Profile From Those of Certain Traditional Investments" at page 16 and "Risk Factor (29) -- Unitholders Are Taxed On Allocable Trust Income Although Such Income Is Not Distributed" at page 22.

                    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    The Trust currently allocates its assets equally between JWH's Original Investment Program and the Financial and Metals Portfolio. JWH automatically rebalances Trust assets equally between these Trading Programs at the end of each quarter. As of August 1, 1998, the Managing Owner anticipates allocating 40% of the Trust's assets to the Original Investment Program, 35% to the Financial and Metals Portfolio and 25% to the G-7 Currency Portfolio.
                    Thereafter, JWH will rebalance the Trust's assets on a quarterly basis in accordance with the preceding percentage allocations. The Managing Owner may delay allocating Trust assets to the G-7 Currency Portfolio if it determines that to do so would be in the best interests of the Trust. For historical performance information concerning the Trading Programs, see "John W. Henry & Company, Inc. -- JWH
                    Programs: Performance Summaries and Monthly Rates of Return" commencing on page 42. CISI and JWH may agree to alter the allocation of Trust assets among the Trading Programs from time to time, to delete a Trading Program or add other JWH programs. See "The Trust and Its Objectives" at page 27 for a discussion of possible changes in Trust asset allocation.

THE MANAGING
 OWNER The managing owner and commodity pool operator of the Trust is CIS Investments, Inc. CISI was incorporated in Delaware in 1983 and is an affiliate of Cargill Investor Services, Inc., the Trust's futures broker. CISI is registered with the CFTC under the Commodity Exchange Act, as amended (the "CEA"), as a commodity pool operator and is a member of the National Futures Association ("NFA"). In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000. See "The Managing Owner" commencing at page 32.

THE OFFERING        Units are offered at their Net Asset Value as of each
                    month-end during the Ongoing Offering Period. Subscriptions must be received by the Managing Owner no later than the fifth business day prior to the month-end of investment
                    (including the last business day of the month) for Units to be sold as of the end of that month.

                    The initial minimum investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental initial investments are permitted in multiples of $100. Existing investors subscribing for additional Units may do so in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to five decimal places.

                    Subscribers must complete, execute and deliver to their Selling Agents the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus. THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY REQUIRES INVESTORS TO MAKE CERTAIN SPECIFIED REPRESENTATIONS AND WARRANTIES. SUBSCRIBERS SHOULD CAREFULLY READ (I) EXHIBIT B -- SUBSCRIPTION REQUIREMENTS, (II) EXHIBIT C -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AND (III) THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS IN ADDITION TO REVIEWING THIS ENTIRE PROSPECTUS CAREFULLY BEFORE THEY DECIDE WHETHER TO INVEST IN THE UNITS. See "Plan of Distribution -- Subscription Procedure" at pages 89 to 90.

REDEMPTIONS         Unitholders have the option to redeem Units at their Net
                    Asset Value as of the end of any calendar month, provided written notice is received by CISI no later than the fifth business day prior to the month-end of redemption (including the last business day of the month) subject to early redemption charges of 3% of redemption-date Net Asset Value through the end of the eleventh full month after Units are sold. All such charges are paid to CIS.

                    Units subscribed for are considered sold, for purposes of determining whether redemption charges apply, as of the day subscription funds are released from escrow (the last business day of a calendar month), not the day subscriptions for such Units are accepted or subscription funds are deposited into escrow.

                    See "Redemptions; Net Asset Value -- Redemptions" at page
                    72.


DISTRIBUTIONS       Distribution of profits, which is currently not
                    contemplated, may be made at the discretion of the Managing
                    Owner. There is no assurance that any distribution will be made. Tax liabilities incurred by a Unitholder as a result of profitable trading by the Trust may exceed distributions, if any, the Unitholder receives from the Trust. See "Risk
                    Factor (29) -- Unitholders Are Taxed on Allocable Trust
                    Income Although Such Income Is Not Distributed" at page 22.


CHARGES The Trust pays substantial charges. The Brokerage Fee, Management Fee, Incentive Fee (even in "break-even" or losing years), administrative expenses, organizational and initial offering cost amortization and ongoing offering costs together are estimated to total approximately 11.89% of the Trust's average month-end assets; and a 3% redemption charge will be in effect through the end of the eleventh full month after a Unit is sold. Although these charges are offset in part by interest earned on the Trust's assets, at current interest rates, the charges to which the Trust is subject exceed the interest it will earn on its assets.

                    The Trust pays CIS a monthly flat-rate Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) of the Trust's month-end assets after deduction of the Management Fee. However, eligible Unitholders will be charged a lower Special Brokerage Fee Rate with respect to some or all of their Units as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" at pages 66 to 67.

                    JWH receives a monthly Management Fee of 4% per annum (or approximately 0.333% per month) of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end assets. JWH is also paid a quarterly Incentive Fee equal to 15% of New Trading Profit after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% of month-end assets and the Management Fee.

                    The Trust is amortizing the organizational and initial offering cost reimbursement over the first 60 months of the Trust's operations, up to a limit at each month-end of 1/60 of 2% of Net Assets as of such month-end. In addition, the Trust pays its administrative expenses (estimated at $70,000 per annum), ongoing offering costs of up to 0.5% of average month-end Net Assets and any extraordinary costs.


                    For a description of the charges payable by the Trust, see "Charges" commencing at page 64.


INTEREST INCOME     CIS and CISFS credit the Trust, as of each month-end, with interest on the Trust's assets deposited with CIS and CISFS at 100% of the 91-day Treasury bill rate for deposits denominated in dollars and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies. See "Use of Proceeds -- Maintenance of Assets;
                    Interest Income" at page 63.

                    The Managing Owner may determine to deposit a portion of the Trust's assets in an account in the name of the Trust at a bank ("Custodian") and engage a cash manager to provide cash management services with respect to such assets. The fees of such cash manager will be paid by the Trust. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

"BREAK-EVEN
    TABLE" The following "Break-even Table" is calculated pursuant to applicable CFTC and NFA requirements and reduces the 12-month expense "load" by the interest income estimated to be earned by the Trust (I.E., assuming no offsetting trading losses).


                    The "Break-even Table" as presented is based on a Trust capitalization of $75 million. The Trust's capitalization does not directly affect the level of charges based on percentage of assets or Net Assets or percentage of New Trading Profit, which equals approximately the same percentage of the Trust's equity, whatever its size. Trust size does affect the level (expressed as a percentage of Trust assets) of fixed dollar amount expenses, which include organizational and initial offering cost amortization and ongoing offering costs (both of which are assumed in the "Break-even Table" to equal the maximum permissible percentages of the Trust's Net Assets).

                    As further discussed under "Charges," while the Trust's expenses are directly, and its profits and losses generally, related to its month-end assets or Net Assets, neither has any connection with the initial Net Asset Value per Unit (or the amount of an initial subscription). In order for Column II in the "Break-even Table" to present absolute dollar amount "break-even" figures, it has been assumed that the average month-end Net Assets attributable to an initial investment during the 12-month "break-even" period equals the amount of such initial investment. This is unlikely to be the case in fact.

                    THERE IS NO ASSURANCE THAT THE ANTICIPATED PERCENTAGES OF EXPENSES WILL IN FACT BE INCURRED BY THE TRUST. INVESTORS SHOULD NOT INTERPRET THESE ESTIMATES AS REPRESENTATIONS BY THE TRUST OF THE ACTUAL AMOUNTS OF OPERATING EXPENSES OF THE TRUST. IN ADDITION, NO ASSURANCE CAN BE GIVEN THAT THE EXPENSES TO BE INCURRED BY THE TRUST WILL NOT EXCEED THE ESTIMATED AMOUNTS OR THAT THERE WILL NOT BE ANY OTHER EXPENSES.

     The following "Break-even Table" indicates the approximate percentage and dollar returns from trading required for the redemption value of an initial $5,000 investment in the Units to equal, twelve months after issuance, the amount originally invested ("break-even" level). Column I shows the approximate effective rates of return on average month-end assets the Trust is required to earn from trading for a Unitholder to break-even in the first twelve months of investment. The last row is included to show the approximate percentage and dollar returns from trading required IF UNITS ARE REDEEMED AT OR BEFORE THE END OF THE ELEVENTH FULL MONTH AFTER ISSUANCE.



----------------------------------------------------------------------------------------------
                                              COLUMN I                   COLUMN II
ROUTINE EXPENSES(1)                    PERCENTAGE RETURN REQUIRED    DOLLAR RETURN REQUIRED
                                        FIRST TWELVE MONTHS OF     ($5,000 INITIAL INVESTMENT)
                                             INVESTMENT               FIRST TWELVE MONTHS OF
                                                                         INVESTMENT

----------------------------------------------------------------------------------------------
Brokerage Fees (2)                               6.24%                      $312.00
----------------------------------------------------------------------------------------------
Management Fee (3)                               3.95                        197.50
----------------------------------------------------------------------------------------------
Incentive Fee (4)                                1.00                         50.00
----------------------------------------------------------------------------------------------
Administrative Expenses  (5)                     0.09                          4.50
----------------------------------------------------------------------------------------------
Organizational and Initial Offering
Cost Amortization(6)                             0.17                          8.50
----------------------------------------------------------------------------------------------
Ongoing Offering Costs (7)                       0.44                         22.00
----------------------------------------------------------------------------------------------
Less Interest Income (8)                        (4.92)                      (246.00)
----------------------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL INVESTMENT
REQUIRED FOR "BREAK-EVEN" IF UNITS
ARE HELD AT LEAST TWELVE MONTHS                  6.97%                      $348.50
----------------------------------------------------------------------------------------------

IF EARLY REDEMPTION CHARGE APPLIES:
----------------------------------------------------------------------------------------------
Redemption charge(9)                             3.10%                      $155.00
----------------------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL INVESTMENT
REQUIRED FOR "BREAK-EVEN" IF UNITS
ARE REDEEMED ON OR BEFORE THE END
OF 11TH FULL MONTH(10)                          10.07%                      $503.50
----------------------------------------------------------------------------------------------



NOTES TO "BREAK-EVEN TABLE":

(1) See "Charges" at pages 64 through 70 for an explanation of the expenses included in the "Break-even Table."


(2) Assumes the standard flat-rate Brokerage Fee at 6.5% of the Trust's month-end assets after deduction of the Management Fee at the annual rate of 3.95% of month-end assets but before deduction of administrative expenses, Incentive Fee, ongoing offering costs, and organizational and initial offering cost amortization. Calculation in such manner results in an effective Brokerage Fee rate of 6.24% of the Trust's average month-end assets per annum for purposes of break-even analysis. Certain investors are eligible to pay the lower Special Brokerage Fee Rate as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate" commencing on page 66; the "break-even" level applicable to such investors will be lower.

(3) The Trust pays JWH a Management Fee at a rate of 4% per annum of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at a per annum rate of 1.25% (rather than 6.5%) of month-end assets. Calculating the Management Fee in this manner results in an effective annual Management Fee rate of 3.95% of the Trust's average month-end assets for purposes of break-even analysis.

(4) The Incentive Fee on trading profits is calculated after reduction from any trading profits, the Management Fee and a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of the Trust's month-end assets. The Incentive Fee is calculated on the basis of the overall profits of the Trust, not the investment experience of any particular Unit. Furthermore, the Incentive Fee is calculated quarterly, not annually. The 1% Incentive Fee assumed during a "break-even" year is intended, in part, to reflect possible timing differences between quarterly Incentive Fees and annual performance, as well as Incentive Fee misallocations which may arise from the fact that all Units are charged the same Incentive Fee regardless of the time of purchase. Substantial quarterly Incentive Fees may be paid to JWH in respect of interim quarters even during a "break-even" (as well as an unprofitable) year. Furthermore, certain Units may pay an allocable Incentive Fee even though such Units have only "broken even" (or declined) in Net Asset Value from their original purchase price. The 1% Incentive Fee is also included as a reflection of the approximately 0.6% Incentive Fee which would accrue on the approximately 4% of New Trading Profits necessary to offset the 3% redemption charge applicable to Units redeemed as of the end of the eleventh month after their issuance -- and therefore may overstate the amount of Incentive Fee paid during a "break-even" year in respect of Units held for a full year -- as well as the amortization of organizational and initial offering costs, administrative expenses, ongoing offering costs and the portion of the Brokerage Fee not deducted from trading profits for the purpose of calculating the Incentive Fee.


(5) Administrative Expenses are estimated at $70,000 per annum, an effective rate of 0.09% of average month-end assets per annum for purposes of this break-even analysis based on aggregate Trust assets of $75 million.


(6) Organizational and initial offering costs of approximately $650,000, were advanced by CISI. These costs were reimbursed by the Trust to CISI at the initial closing and are being amortized over 60 months commencing with June 1997. The amount amortized each month-end is the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organization and initial offering costs, or (ii) 1/60 of 2% of the month-end Net Assets at that month-end (an effective rate of 0.17% per annum of average month-end assets for purposes of break-even analysis).

(7) The Trust pays ongoing offering costs up to 0.5% of month-end Net Assets per annum (an effective rate of 0.44% of average month-end assets for purposes of break-even analysis).

(8) Interest income is estimated based on a yield on 91-day Treasury bills of approximately 4.95% as of June 1, 1998. Since the Trust will receive interest only on assets deposited with CIS, CISFS and any other Custodian and will not receive interest on the amount of its unamortized organizational and initial offering costs ($528,690 for purposes of this break-even analysis), the effective rate of interest paid to the Trust on its assets will be approximately 4.92% for the first year of trading operations, increasing as the capitalized organizational and initial offering costs are amortized. When such costs are fully amortized, the interest income on Trust assets will be at the full 91-day Treasury bill rate existing at that time. See "Use of Proceeds -- Maintenance of Assets; Interest Income" at page 63 for a description of interest earned on the Trust's assets.

(9) Redemption charges are not a necessary cost of investing in the Trust; they are assessed only if Units are redeemed on or before the end of the eleventh full month after the Units' issuance. Redemption charges of 3.10% of an initial $5,000 investment are included in the break-even figures in this row because such amount would equal 3% of the Net Asset Value of $5,155 required so that the investor would receive net redemption proceeds of $5,000 after deduction of the 3% redemption charge.

(10) Units redeemed on or before the end of the eleventh full month likely will not incur the full amount of the annual expenses shown in the "Break-even Table." The "break-even" level in respect of such Units may be lower than shown in this row.

                               -----------------------

FEDERAL INCOME      In the opinion of counsel, the Trust is properly classified
TAX ASPECTS         as a partnership for federal income tax purposes and will
                    not be subject to tax as a corporation under provisions applicable to "publicly-traded partnerships." Assuming such proper classification, the Trust itself will not be subject to federal income tax; instead, investors will report on their individual tax returns their allocable share of the Trust's income, gain, loss or deduction, whether or not they redeem any of their Units and whether or not any distributions are made. However, no assurance can be given that the Trust will not be subject to federal income tax.

                    The Trust's interest income will be taxable to Unitholders irrespective of trading losses, which generally constitute capital losses, whereas interest income is taxed as ordinary income. Non-corporate Unitholders' capital losses may only be used to offset interest income to a very limited extent.

                    Non-corporate Unitholders may be required to treat the Trust's expenses as "investment advisory fees" which are subject to substantial restrictions on deductibility for federal income tax purposes. Absent statutory or administrative clarification to the contrary, the Managing Owner will not treat the Trust's expenses as "investment advisory fees" but rather as ordinary and necessary business expenses.


                    See "Federal Income Tax Aspects" commencing on page 79.

                               -----------------------

GENERAL

     FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

     NO ONE SHOULD INVEST MORE IN THE TRUST THAN HE OR SHE CAN AFFORD TO LOSE, AND IT IS SUGGESTED THAT THE AMOUNT OF INVESTMENT BE NO MORE THAN 10% OF HIS OR HER "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES).

     PROSPECTIVE SUBSCRIBERS SHOULD CONSIDER THE HIGHLY LEVERAGED AND SPECULATIVE NATURE OF AN INVESTMENT IN THE TRUST BEFORE DETERMINING WHETHER SUCH AN INVESTMENT IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

            THE UNITS ARE SPECULATIVE SECURITIES.  INVESTORS MAY LOSE ALL
                OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

                                     RISK FACTORS

     AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. A PURCHASER MAY LOSE ALL OR SUBSTANTIALLY ALL OF HIS OR HER INVESTMENT IN THE TRUST. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING WHETHER TO SUBSCRIBE FOR UNITS. NO ONE WHO IS NOT CONFIDENT THAT HE OR SHE CLEARLY APPRECIATES THE IMPACT OF SUCH MATTERS AS (i) THE HIGHLY LEVERAGED AND VOLATILE NATURE OF THE MARKETS IN WHICH THE TRUST WILL TRADE, (ii) THE SUBSTANTIAL FEES TO THE TRUST, (iii) THE ILLIQUIDITY OF THE UNITS AND (iv) THE NUMEROUS OTHER RISKS DISCUSSED HEREIN SHOULD CONSIDER SUBSCRIBING FOR UNITS.

(1)  UNITS ARE SPECULATIVE SECURITIES

     FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

     NO ONE SHOULD INVEST MORE IN THE TRUST THAN HE OR SHE CAN AFFORD TO LOSE, AND IT IS SUGGESTED THAT THE AMOUNT OF INVESTMENT BE NO MORE THAN 10% OF HIS OR HER "LIQUID" NET WORTH (WHICH EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS AND INCLUDES ONLY READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES).

     PROSPECTIVE SUBSCRIBERS SHOULD CONSIDER THE HIGHLY LEVERAGED AND SPECULATIVE NATURE OF AN INVESTMENT IN THE TRUST BEFORE DETERMINING WHETHER SUCH AN INVESTMENT IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

            THE UNITS ARE SPECULATIVE SECURITIES.  INVESTORS MAY LOSE ALL
                OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

                            FUTURES AND FORWARD TRADING

(2)  VOLATILE MARKETS AND HIGHLY LEVERAGED TRADING

     Futures and forward markets are volatile. Prices of commodities can fluctuate rapidly and widely. Futures and forward prices are affected by complex and often unpredictable factors such as severe weather, governmental actions and other economic and political events. Futures contracts are traded on margins ranging from 1% to 20% of the value of the relevant contract. The low margin deposits normally required in futures trading permit a very high degree of leverage. Even in stable markets, leveraged trading is risky. In volatile markets, leveraged trading exacerbates the risk of sudden, substantial loss. Even a slight adverse movement in the prices of the futures interests underlying the Trust's open positions could result in significant losses. See "The Futures and Forward Markets" commencing at page 86 for a description of these markets.

     The combination of market volatility and high leverage means that the Trust could suffer substantial losses in short periods of time. Successive incurrence of such losses may deplete the Trust's assets and severely impair the Trust's ability to generate capital appreciation. The results of the Trust's trading are entirely speculative and uncertain.

(3)  TRADES ON NON-U.S. COMMODITY EXCHANGES
     SUBJECT TO DIFFERENT REGULATIONS AND RISKS

     JWH trades on commodity exchanges outside the United States on behalf of the Trust. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, such as currency controls and expropriation. In addition, the rights and responsibilities of clients in the event of an exchange or clearinghouse default or bankruptcy are likely to differ from those existing on U.S. exchanges. In trading on foreign exchanges, the Trust is also subject to the risk of fluctuation in the exchange rates between the United States dollar and the currencies in which contracts traded on such exchanges are settled and in which the related margin deposits must be maintained.

     Investors could incur substantial losses from the Trust's trading on foreign exchanges to which they might not have been subject had JWH limited its trading on behalf of the Trust to U.S. markets.

(4)  UNREGULATED MARKETS LACK REGULATORY PROTECTIONS OF EXCHANGES

     A substantial portion of the Trust's trading -- primarily its trading of spot and forward contracts in currencies and precious metals -- takes place in unregulated markets. It is impossible to determine fair pricing, prevent abuses such as "front-running" or impose other effective forms of control over such markets. The absence of regulation could expose the Trust in certain circumstances to significant losses which it might otherwise have avoided.

     Trading in unregulated markets can involve significant risks, especially during periods of market disruptions.

(5)  MARKETS MAY BE ILLIQUID

     Market conditions may exist such that it is not possible to execute a buy or sell order at the desired price, or to close out an open position. In addition, the CFTC has approved and U.S. and non-U.S. exchanges have imposed limits on open positions and/or daily price fluctuation limits, which limits also may adversely affect market liquidity. Daily price fluctuation limits establish the maximum amount, with respect to certain contracts, the price of a futures contract may vary in either direction from the previous day's settlement price. Once the price of a futures contract reaches its daily limit, positions in the contract can be neither taken nor liquidated except at or within the limit. These limits only govern price movements on a specific trading day; they do not limit losses.

     Furthermore, futures, options on futures, and spot and forward markets can experience periods (of extended duration at times) of insufficient trading liquidity as a result of government intervention, weather or other unpredictable factors. Although JWH intends to purchase and sell actively traded contracts, no assurance can be given that such markets will be or remain liquid, or that Trust orders will be executed at or near the desired prices.

(6)  BANKRUPTCY OF FUTURES BROKER AND BANKRUPTCY OR DEFAULT OF COUNTERPARTIES

     If the Trust's Futures Broker or a counterparty of the Trust were to become bankrupt, the Trust would only be able to recover its PRO RATA share of all available customer funds segregated by such Futures Broker or counterparty, even though such Futures Broker or counterparty was holding property, such as United States Treasury bills, specifically traceable to the Trust. In its trading of spot and forward contracts in currencies and precious metals, the Trust will also be exposed to the risk of counterparties' failure to perform their obligations. The bankruptcy of the Futures Broker or the bankruptcy or default of a counterparty could result in substantial losses for the Trust even in circumstances where the Trust's trading has been profitable.

(7)  FUTURES AND FORWARD TRADING HAS A DIFFERENT RISK PROFILE
     FROM THOSE OF CERTAIN TRADITIONAL INVESTMENTS

     Futures and forward trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of consistent yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.

     Furthermore, stocks and bonds generally have some intrinsic value. Hence even in a down market, investors generally can realize some value upon liquidation of their stocks or bonds. In trading futures, on the other hand, investors risk losing all of their investment if prices move against them. When comparing the performance of a managed futures investment with that of traditional investments such as common stock and bonds, investors should note that in general the performance statistics will not reflect the different risk profiles of each investment. Similarly, the performance data generally do not account for the different tax treatment (see "Risk Factor (29) -- Unitholders Are Taxed on Allocable Trust Income Although Such Income Is Not Distributed").


(8)  INABILITY TO ENGAGE IN EFP TRANSACTIONS MAY ADVERSELY AFFECT THE TRUST


     JWH may engage in "exchange of futures for physical" ("EFP") transactions on behalf of the Trust. These transactions permit JWH to execute orders after exchange hours as well as to obtain a single price for an entire order which otherwise might be filled at a variety of different contract prices, as the different groups of futures contracts making up the order are bought or sold at slightly different times. For a discussion of EFPs, see "The Futures and Forward Markets -- Exchange of Futures for Physical ("EFP") Transactions" at page 86. If JWH were to be prevented from making use of EFPs -- due to a change in regulatory treatment or other factors -- the performance of the Trust could be adversely affected. If the Trust were prevented from participating in the EFP market, the Trust could be denied certain profit opportunities as well as a potentially convenient means of liquidating positions against which the market was moving.


                                      THE TRUST

(9)  ALL OR SUBSTANTIALLY ALL OF AN INVESTMENT COULD BE LOST;
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     The success of the Trust is entirely dependent on the result of speculative trading. There can be no assurance that the Trust will achieve its objective of capital appreciation or limiting risk exposure. Investors may lose all or a substantial part of their investment. The Trust's past performance is not necessarily indicative of its future results.

     The past performance of the Trading Programs may not be representative of how they, considered individually, will perform in the future and cannot be indicative of how the Trust will perform using the Trading Programs in combination. Certain technical traders have in the past incurred significant losses after years of successful performance, and there can be no assurance that the same will not occur in the case of JWH.

     There has been substantial regulatory concern in recent years over the potentially misleading character of the performance records included in futures fund prospectuses. In fact, several academic studies reached the conclusion that public commodity pools typically significantly underperform the prior performance records included in their prospectuses. The Securities and Exchange Commission ("SEC") and CFTC releases questioning the relevance and treatment of past performance information in commodity pool disclosure documents are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Since past performance is not necessarily indicative of future results, investors should not invest in the Trust in reliance on its or JWH's performance to date. Rather, investors must carefully consider whether a speculative investment such as the Trust is consistent with the desired overall risk profile of their portfolio and their investment objectives.

(10) THE TRUST HAS LIMITED OPERATING HISTORY

     The Trust began trading on June 2, 1997 and therefore has a limited operating history. The Trust's performance to date reflects its experience allocating assets to two JWH Trading Programs, and the Trust has no experience allocating its assets to three JWH Trading Programs.


     Because the Trust has a limited operating history and no experience allocating its assets to three Trading Programs, investors have little information concerning the actual results of operation of the Trust on which to base their investment decision. Moreover, even if more performance information were available, such information might not, in fact, be helpful in investors' attempts to evaluate whether the Trust is compatible with their portfolio strategy, since past performance is not necessarily indicative of future results.

(11) SPECIFIC RISKS ASSOCIATED WITH A SINGLE-ADVISOR FUND

     Even in the speculative area of managed futures, single-advisor funds are considered by some to be unusually high risk investments. Some observers have the view that the use of a single advisor generally will not have the same risk-spreading potential offered by a multi-advisor approach, which is used by many "commodity pools" and in many cases specifically for risk control purposes. If such view is correct, employing a single-advisor approach in trading in the highly leveraged and volatile futures and forward markets will involve greater risk of loss than a diversified, multi-advisor approach. In addition to the Trust being managed by a single advisor, the Trading Programs may have a tendency to concentrate the Trust's positions in a limited group of markets (see "-- The Trading Programs -- Overlap of Markets May Reduce Benefits of Market Diversification"). Such portfolio concentration may further increase the risk of loss.

     Unlike a multi-advisor fund, the Trust, with its single-advisor structure, will have little recourse in the event of a material, adverse change in the Trust's Trading Advisor. None of the principals of JWH is obligated to continue to provide services to the Trust. The Trust also has no contractual rights to compel any of JWH's principals to continue to perform services for JWH. Were the services of Mr. John W. Henry to become unavailable for any reason, the effect on JWH could be material and adverse and the continued ability of JWH to render services to the Trust would be subject to substantial uncertainty. If the trading advisory services of JWH were to become unavailable for any reason, the Trust may have to dissolve if it could not appoint a successor advisor on satisfactory terms, which may happen at a time with adverse market conditions or before the Trading Programs had a realistic opportunity to achieve the Trust's objectives.

     Not only does the Trust's single-advisor structure provide inherently less diversification and risk control than a multi-advisor fund does, but also the success of the Trust will depend upon the continued availability of certain key JWH principals. There can be no assurance of such continued availability.

(12) NON-CORRELATED AND NOT NEGATIVELY CORRELATED ANTICIPATED PERFORMANCE

     The Trust anticipates that its performance over time will be non-correlated with the general equity and debt markets. NON-CORRELATION, however, is not NEGATIVE CORRELATION. The Trust will by no means necessarily be profitable during downward cycles in stock and bond prices. Non-correlation means only that the performance of the Trust may or may not be similar to that of the general financial markets, not that there should be an inverse relationship between them -- hence stock indices may rise while Unit values fall as well as while Unit values rise. During certain periods, the Trust may perform in a manner very similar to more traditional portfolio holdings, providing little, if any, diversification benefits.

     There can be no assurance that the Trust's performance will be non-correlated with the general financial markets. In addition, because the Trust is expected to be non-correlated, not negatively correlated, with the general stock and bond markets, it is possible that the Trust could incur substantial losses at the same time that the traditional components in an investor's portfolio are also declining in value.

(13) SUBSTANTIAL CHARGES PAYABLE REGARDLESS OF PROFITABILITY

     The Trust is subject to substantial charges payable regardless of the result of the Trust's trading, which could deplete the Trust's assets. The Trust must generate trading profits and interest income sufficient to defray the Brokerage Fee, Management Fee, administrative expenses, organizational and initial offering cost amortization and ongoing offering costs and, possibly, the Incentive Fee in order to avoid depletion of assets. The Managing Owner estimates that the Trust must realize trading profits of approximately 6.97% of average month-end assets (based on current capitalization) in order for the Net Asset Value of a Unit to equal its subscription price as of the end of the first twelve months after such Unit was issued.


     Trading profits (if any) recognized by the Trust are subject to the Trading Advisor's 15% quarterly Incentive Fee. Moreover, New Trading Profit is calculated on the basis of the overall profits of the Trust, not increases in the Net Asset Value of each Unit. Certain Units could be allocated substantial Incentive Fee expense despite a decline in their Net Asset Value. In addition, accrued Incentive Fee expense which reduces the Net Asset Value per Unit at the time of purchase will, if reversed due to subsequent losses, be misallocated because such accrued Incentive Fee expense will be allocated equally to all outstanding Units rather than only to those outstanding during the period when such Incentive Fee expense accrued. See "Charges -- Incentive Fee" commencing on page 68.

     The Trust is subject to substantial costs and must generate substantial profits in order to offset these costs. The Managing Owner, CIS and JWH could derive substantial financial benefits from their association with the Trust, while the Trust itself incurs losses.

(14) UNITS ARE NOT LIQUID

     An asset is liquid if it can be converted to cash immediately. Because no market exists for the Units, the Units are not liquid. Unitholders may redeem Units at Net Asset Value only as of the close of business on the last day of a calendar month. Units are subject to early redemption charges, payable to CIS, equal to 3% of the Net Asset Value per Unit as of the date of redemption, through the end of the eleventh full month after such Units are issued by the Trust. Requests for redemption, which are irrevocable, must be received by CISI no later than the fifth business day prior to the month-end of redemption to effect redemption as of such month-end. The Net Asset Value per Unit on the date redemption occurs may, particularly given the volatile nature of the markets in which the Trust will trade, vary significantly from the Net Asset Value per Unit at the time the redemption request is tendered. Special Redemptions, which result in a suspension of trading and, consequently, the risk of further losses pending redemption due to the liquidation of positions, are required only if the Net Asset Value per Unit has decreased to less than 50% of the previous highest month-end Net Asset Value per Unit, a very substantial decline. See "Section 12. Redemptions" of the Declaration and Agreement of Trust attached hereto as Exhibit A.

     Since they have limited ability to redeem Units, Unitholders could be unable to limit their losses in the Trust, and they may be unable to withdraw funds committed to the Trust in order to take advantage of other, more favorable investment opportunities at the relevant time.

(15) THE TRUST IS SUBJECT TO CONFLICTS OF INTEREST

     The Trust is subject to a number of actual and potential conflicts of interest. See "Conflicts of Interest" commencing at page 76.

     The Managing Owner, the Futures Broker, the Foreign Currency Broker and their respective principals and affiliates may trade in the futures and forward markets for the accounts of their clients. JWH and its principals and affiliates may trade in the futures and forward markets for the accounts of their clients and for their own accounts (however, employees and principals of JWH, other than Mr. John W. Henry, are not permitted to trade on a discretionary basis). In doing so, these persons may take positions opposite to, or ahead of, those held by the Trust, or may be competing with the Trust for positions in the market. Records of such trading are not available for inspection by investors. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

     None of the parties affected by such conflicts of interest have adopted any procedures or safeguards for resolving the foregoing conflicts of interest. Investors must rely entirely on such parties' duty under applicable law and good faith in such matters.

     These conflicts of interest raise the possibility that the investors will be financially disfavored to the benefit of the Managing Owner, JWH, the Futures Broker, the Foreign Currency Broker or their respective principals and affiliates.

(16) UNITHOLDERS HAVE NO ROLE IN MANAGEMENT

     In investing in the Trust, Unitholders are placing their reliance on the Managing Owner. No Unitholder will have any input in the management of the Trust, and no management elections or other investor votes will be held regularly. Subject to its fiduciary obligations, the Managing Owner will have essentially plenary authority over the operation of the Trust.

     Prospective investors must not anticipate that any entity other than the Managing Owner will have any control or influence over the management of the Trust, or that Unitholders will have any input in the Trust's operations.

                                 THE TRADING ADVISOR

(17) VOLATILE JWH TRADING HISTORY

     Over time, a number of individual JWH programs have realized profits. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. JWH's performance, even when successful, has been characterized by significant volatility. The largest "peak-to-valley" drawdown experienced by any single program was nearly 60% on a composite basis, and certain individual accounts managed pursuant to such program experienced even greater volatility. Moreover, certain programs have incurred losses of 10% or more in a single trading day. Even if the Trust is successful, it is likely to experience significant losses from time to time. The monthly rates of return set forth in "John W. Henry & Company, Inc. -- JWH
Programs: Performance Summary and Monthly Rates of Return" are indicative of the high degree of volatility (a widely accepted measure of risk) exhibited by JWH's performance to date. The historically volatile performance of JWH suggests not only the risks involved in investing in the Trust, but also that the day-to-day value of the Units will likely be variable and uncertain, which, in turn, suggests that the Net Asset Value per Unit may change materially between the date that a redemption is requested and the month-end redemption date.

(18) POSSIBLE ADVERSE EFFECTS OF INCREASING JWH'S ASSETS UNDER MANAGEMENT

     The rates of return achieved by trading advisors often tend to deteriorate as assets under management increase. On or about the date of this Prospectus, JWH is at or near an all-time high in client funds under management and is actively engaged in ongoing efforts in marketing its services. No assurance can be given that JWH's strategies will not be adversely affected by the additional equity, including the Trust's account, accepted by JWH. With increased equity under management, JWH may be more limited in the amount of assets which it can trade in the non-financial commodities markets than it is in the currency and financial markets, due to the generally greater illiquidity of, and position limits applicable to, the former.

Increased equity under management also requires advisors to enter larger orders, which can preclude trading in certain less liquid markets, result in less favorable trading "fills" and make it difficult to close out positions against which the market is moving without incurring significant losses.

     The possible adverse effect of increased equity under management on performance may arguably be detected from the monthly rates of return of the Trading Programs included in "John W. Henry & Company, Inc. -- JWH Programs:
Performance Summary and Monthly Rates of Return." Generally there were smaller amounts of equity under management pursuant to each Trading Program in earlier periods. Comparing earlier and later rates of return can provide some indication of the possible effect of increased equity under management on the rates of return realized; nevertheless, a number of other adjustments, including varying degrees of trading deleveraging, have been made over time to the Trading Programs which also could have affected performance materially. If returns for the Trading Programs decline as a result of the increased equity under JWH's management, the profit potential of the Trust will accordingly be reduced.

(19) LIMITATION OF LIABILITY AND INDEMNIFICATION OF TRADING ADVISOR

     JWH, its principals and employees will not be liable to the Trust, the Unitholders, any of their successors or assigns or the Managing Owner except by reason of acts or omissions in contravention of the express terms of the Trading Advisory Agreement or due to misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Trust.

     The Trust will indemnify JWH, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions relating to JWH's management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct or breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith belief that it was in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above.

(20) UNCERTAINTY OF OUTCOME OF LITIGATION

     JWH was named as a co-defendant in class action lawsuits in California and New York purportedly brought on behalf of investors in certain commodity pools operated by Dean Witter Reynolds Inc. or its affiliates ("Dean Witter"), some of which pools are advised by JWH. See "John W. Henry & Company, Inc. -- Legal Concerns." All of these actions are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of the pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it in these actions are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interests of investors. However, the outcome of the litigation is uncertain.

                                 THE TRADING PROGRAMS

(21) POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS MAY INCREASE RISK OF SIGNIFICANT LOSS


     The Managing Owner and JWH anticipate greater performance correlation among the Trading Programs, particularly between the Original Investment Program and the Financial and Metals Portfolio, than would be the case if a group of independent managers or trading programs were utilized. Historically there has been significant positive correlation among the programs of JWH and a number of JWH programs have incurred major losses at or about the same time. The positive correlation between the Trading Programs may increase the likelihood of the Trust incurring significant losses over short periods of time.

     The historical volatility and positive correlation of the Trading Programs of JWH highlight the need for effective risk management in the Trust's trading. However, JWH's risk control policies are proprietary and confidential. Not only can there be no assurance that these policies will be effective, but also, due to their proprietary nature, investors will have no basis to evaluate the adequacy of these policies (except past performance, which is not necessarily indicative of future results).

(22) OVERLAP OF MARKETS MAY REDUCE BENEFITS OF MARKET DIVERSIFICATION

     The Trading Programs trade in certain of the same markets. A concentration of the Trust's positions in one or a limited number of markets could result in substantial losses. Investors will lose the risk control benefits of market diversification during those periods when the Trust's positions are concentrated in a limited number of markets.

(23) TECHNICAL, TREND-FOLLOWING TRADING PROGRAMS

     The profitability of trading programs involving technical trend analysis, such as the Trading Programs, depends upon the occurrence of significant sustained price moves in at least some of the markets traded. In the past, sustained periods without such price moves have occurred in the markets traded by JWH from time to time, and such periods are expected to recur because significant price trends can occur only when usually disparate market forces are influencing prices in the same direction, which tends to occur infrequently. Periods without such trends are likely to produce losses.

     Any factor (such as increased governmental intervention in the markets traded) that may lessen the prospect of sustained price moves in the future may reduce the prospect that any advisor's technical systems will be profitable. A number of the markets traded by the Trust, in particular the currency and interest rate markets (which the Trading Programs generally emphasize), may be likely targets for governmental intervention.

     The Managing Owner believes that in recent years the use of technical trading systems, particularly trend-following systems, has increased substantially. Although different technical and trend-following systems will tend to generate different trading signals, the significant increase in the use of such systems as a proportion of the overall trading volume in the futures markets as a whole as well as in the particular markets traded by the Trust could result in traders attempting to initiate or liquidate substantial positions at or about the same time as the Trust. It could also alter historical trading patterns or affect the execution of trades, in each case to the detriment of the Trust. The adverse effects of technical strategy saturation can currently be detected to a certain extent in a number of less liquid markets. The concentration of the Trading Programs in certain (the currency and interest rate) market sectors may increase the susceptibility of these Trading Programs to the adverse effects of technical strategy saturation.

     Technical, trend-following systems such as the Trading Programs typically anticipate that more than half of all their trades will be unprofitable (historically, only 30% to 40% of JWH's trades pursuant to JWH's programs have been profitable). The goal is to generate sufficiently large gains on occasional profitable transactions to offset what are hoped to be smaller losses on the more numerous unprofitable positions. Any factor (for example, the imposition of speculative position limits or significantly increased margin requirements) which would restrict the ability of trend-following traders to realize major gains from a limited number of positions could have a materially adverse effect on the Trust's prospects for profitability. Because the Trading Programs are technical and trend-following, the profit potential of these Trading Programs may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) of little predictive value. The Trust could incur significant losses under certain market conditions in which discretionary or other trading approaches are successful.

(24) IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY

     Although the Trading Programs appear to be as likely to trade profitably in declining as in rising markets, managed futures advisors appear, in general, to be profitable or unprofitable at approximately the same times. Despite the expected degree of non-correlation between the performance of the Trust and the traditional debt and equity markets, overall market or economic conditions can affect the Trust's performance materially. JWH's strategies are designed to capture major market movements. Consequently, any factors tending to produce static or "churning" markets would reduce the likelihood of the Trading Programs being successful. In addition, trendless, "whipsaw" markets characterized by numerous sudden price movements with rapid reversal could be mistakenly identified by a Trading Program as "trends," which could lead to significant losses for the Trust. The Trading Programs trade in somewhat different markets, but the similarities between the Trading Programs suggest that they are likely to be adversely affected by the same general market conditions - e.g., static, non-trending or "whipsaw" markets. If the type of trending market conditions which the Trading Programs are designed to exploit do not occur, investors must expect to incur substantial losses.

(25) POSSIBLE LIQUIDATION OF PROFITABLE POSITIONS

     The quarterly rebalancing by JWH of assets among the Trading Programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the Trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the Trust would otherwise have avoided had rebalancing not occurred.

(26) ALTERATION OF TRADING SYSTEMS AND CONTRACTS AND MARKETS TRADED

     JWH may, in its discretion, change and adjust the Trading Programs, as well as the contracts and markets which they trade. These adjustments may result in foregoing profits which the Trading Programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided. Neither the Managing Owner nor the Unitholders are likely to be informed of any non-material changes in the Trading Programs.

(27) MANDATORY CLOSING OUT OF OFFSETTING POSITIONS

     Applicable CFTC rules require that offsetting positions taken by JWH on behalf of the Trust, even though taken by different programs, be closed out. JWH does not believe that the requirement of liquidating offsetting positions held for the Trust by the Trading Programs will, at this point, impede the operation of the Trust. However, it is possible that under certain circumstances the requirement to close out offsetting positions on an inter-Program basis could adversely affect the performance of the Trust. The fact that JWH will operate three strategies for the same account without having its overall performance disrupted by the CFTC's "close out" rule demonstrates the extent of the similarities between the Trading Programs (which must, in order to avoid repeated "close outs," each take either long or short positions, albeit perhaps of different magnitudes, in the same markets) and the likelihood of significant positive correlation among their respective trading results (correspondingly increasing the Trust's risk of loss in trading).

(28) LIMITED ABILITY TO DESCRIBE PROPRIETARY STRATEGIES

     Prospective investors must recognize that no attempt has been or could be made to explain in any detail the most important aspect of the Trust's operations, namely the Trading Programs, because these strategies are confidential. An investor who purchases Units is essentially relying on JWH's ability to earn profits in the future applying proprietary programs and strategies concerning which the investor can have no detailed knowledge (and the past performance of which is not necessarily indicative of their future results). It is impossible to predict how the Trust will perform. Prospective investors who subscribe for Units must do so solely as a speculation. There is no data which they can analyze which could reliably permit them to assess the "true value" of an investment in the Trust or the likelihood of JWH trading successfully on the Trust's behalf.

                                        TAXES

(29) UNITHOLDERS ARE TAXED ON ALLOCABLE TRUST INCOME ALTHOUGH SUCH INCOME IS NOT DISTRIBUTED

     If the Trust recognizes income or gain in a fiscal year, such income or gain will be taxable to Unitholders in accordance with their allocable shares of the Trust's profits, whether or not such profits are distributed to the Unitholders. The tax liability of Unitholders in respect of the profits, if any, of the Trust will exceed any distributions received from it. See "Federal Income Tax Aspects."

     Because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, Unitholders are taxed on unrealized as well as realized gains. Prospective investors should also note that the Trust might sustain losses after the end of a fiscal year offsetting such realized or unrealized gains, so a Unitholder might never receive the gains on which he or she is taxed.

     In comparing the Trust's performance objectives with the performance of traditional investments such as common stock, prospective investors should note that if an investor purchased common stock, the investor would not be taxed on the appreciation in such stock until it was sold. In the case of the Trust, however, Unitholders must pay taxes for each year a Unit is held based on any appreciation in the Net Asset Value per Unit during such year, resulting in a
substantial cumulative reduction in the after-tax return of the Unit.   Because
Unitholders are taxed currently on their allocable share of the Trust's income or gains, while the Trust may trade successfully, investors would have recognized significantly greater gains on an after-tax basis if they had invested in conventional stocks and bonds with comparable performance.

(30) TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES

     Losses on the Trust's trading are almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year for non-corporate investors. The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in the Trust despite incurring a financial loss on their Units. If a non-corporate investor had, for example, an allocable trading (I.E., capital) loss of $10,000 in a given fiscal year and allocable interest (after reduction for allocable ordinary Trust business expenses) of $5,000, the investor would incur a net loss in the Net Asset Value of his or her Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

(31) LIMITATIONS ON THE DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"

     In the absence of further clarification by legislation, the promulgation of regulations or judicial or administrative interpretation, the Managing Owner will not treat any ordinary expenses of the Trust as "investment advisory fees" for federal income tax purposes. However, were the ordinary expenses of the Trust characterized as "investment advisory fees," they would be subject to substantial restrictions on deductibility for non-corporate taxpayers, materially increasing the amount of tax payable by Unitholders in respect of their investment in the Trust. In fact, if the ordinary expenses of the Trust were to be so recharacterized, Unitholders could actually recognize taxable income despite having incurred a financial loss.

     Non-corporate Unitholders' after-tax returns would be significantly decreased if the Trust's expenses were treated as "investment advisory fees."

(32) NONDEDUCTIBILITY OF "SYNDICATION EXPENSES"

     Neither the Trust nor any Unitholder will be entitled to any deduction for "syndication expenses," including the Trust's initial offering costs and the expenses of the ongoing offering of the Units as well as any redemption charges. The Internal Revenue Service ("IRS") could contend that a portion of the Brokerage Fee paid by the Trust constitutes non-deductible "syndication expenses" in respect of the Unitholders.

     Unitholders' after-tax returns would be significantly decreased if the selling commissions and ongoing compensation were treated as "syndication expenses."

(33) POSSIBILITY OF TAX AUDIT OF BOTH THE TRUST AND INDIVIDUAL UNITHOLDERS

     There can be no assurance that the Trust's tax returns will not be audited by the IRS or that adjustments to such returns will not be made as a result of such an audit.

     If an audit results in an adjustment, Unitholders could themselves be audited, as well as be required to pay additional taxes, plus interest and penalties.

     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS AND MAY HAVE A MATERIAL EFFECT ON THE NET ECONOMIC CONSEQUENCES OF OWNING UNITS. SEE "FEDERAL INCOME TAX ASPECTS."

                                      REGULATION

(34) ABSENCE OF REGULATION APPLICABLE TO INVESTMENT COMPANIES AND THEIR ADVISERS

     The Trust is not registered as a securities investment company or "mutual fund" under the Investment Company Act of 1940. The Trading Advisor is not registered as an investment adviser under the Investment Advisers Act of 1940. Therefore, investors in the Trust do not have the benefit of the protection provided by those Acts. However, under the CEA, the Managing Owner is registered as a commodity pool operator, the Trading Advisor is registered as a commodity trading advisor, the Futures Broker is registered as a futures commission merchant, and the Trust is subject to regulation by the CFTC and NFA.

(35) POSSIBLE FUTURE REGULATORY CHANGES

     Considerable international regulatory attention has been focused on, for example: (i) the disruptive effects of speculative pools of capital trading in the currency markets on central banks' attempts to influence the exchange rates of their own countries' currencies; and (ii) the need to regulate the "derivatives" markets in general. In light of this, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust.

     Investors could make a good investment decision in subscribing for the Units only to have that decision result in substantial losses due to subsequent regulatory changes.

                               -----------------------

     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE NUMEROUS RISKS INVOLVED IN INVESTING IN THE TRUST. POTENTIAL INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS AND ATTEMPT TO FAMILIARIZE THEMSELVES WITH THE RISKS OF SPECULATIVE, HIGHLY LEVERAGED FUTURES AND FORWARD TRADING BEFORE DETERMINING WHETHER TO INVEST IN THE TRUST.


                                  INVESTMENT FACTORS

     The Managing Owner's objective in sponsoring the Trust with JWH as its sole trading advisor is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance. If substantial losses can be avoided, the Managing Owner and JWH believe that the Trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur. If successful, the Trust offers investors the following potential advantages.

ACCESS TO JWH AND THE TRADING PROGRAMS

     In investing in the Trust, subscribers have the opportunity to place assets with one of the most experienced active managed futures advisors. JWH is one of the largest advisors in the managed futures industry in terms of assets under management. JWH has been continuously managing client funds in the futures and forward markets for over 15 years and, as of April 30, 1998, managed approximately $2.1 billion in client capital. JWH has achieved substantial profits under a variety of different market conditions and trading a variety of different programs, including the Original Investment Program, Financial and Metals Portfolio and the G-7 Currency Portfolio.

INVESTMENT DIVERSIFICATION

     The globalization of the world's economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically. Volatility in interest rates, the possibility of significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies create high risks but also substantial opportunities for profit. These developments may make a diversification into an investment vehicle such as the Trust timely.

     Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the Trust does not depend upon favorable general economic conditions and the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time. In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the Trust's flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

     Although the Trust's portfolio generally includes a large number of both short and long positions, during a stock market decline JWH may have long positions in futures that directly correlate with the movement in the equity markets. Other financial futures positions may also correlate with the equity markets. Given these conditions, with an equity market decline, losses in these positions would occur. Depending on the relative importance of these positions to the Trust's entire portfolio, the Trust could be negatively impacted. On the other hand, if these positions were short rather than long, a positive impact on the overall portfolio could occur.

     An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate. By allocating a portion of the risk segment of a traditional diversified portfolio to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country's economy.

     However, prospective investors must recognize that unless the Trust is profitable, while an investment in the Units may serve to reduce overall portfolio volatility, the Units cannot be a successful investment. There can be no assurance whatsoever that the Trust will be able to trade profitably. Furthermore, regardless of the Trust's performance as a stand-alone investment, there can be no assurance that an investment in the Trust will, in fact, increase the risk-adjusted return of an entire portfolio since the performance of any portfolio is dependent on its composition.

     IF THE TRUST DOES NOT TRADE SUCCESSFULLY, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR A TRADITIONAL PORTFOLIO. THE PERFORMANCE OF THE TRUST IS EXPECTED TO BE NON-CORRELATED, NOT NEGATIVELY CORRELATED, WITH GENERAL STOCK AND BOND PRICE LEVELS.

OPPORTUNITY TO PROFIT IN DECLINING AS WELL AS IN RISING MARKETS

     The futures markets offer the ability to trade either side of the market. Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. Selling short is no more difficult than establishing a long position.

     The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Positive and negative returns may be realized in both rising and declining markets. It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.

     There can be no assurance that the Trust's performance will, in fact, be non-correlated with the general debt and equity markets.

     There also can be no assurance that the Trust will not underperform the individual Trading Programs.

INTEREST ON TRUST ASSETS

     The Trust receives interest income on its assets. On the fifth business day of each month, CIS and CISFS credit the Trust's account with interest as if 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month were continuously invested at the average 91-day Treasury bill rate for that previous month for deposits denominated in dollars and at the applicable rate for deposits denominated in currencies other than dollars (which may be zero in certain cases) as described under "Use of Proceeds -- Maintenance of Assets; Interest Income" at page 63. The interest earned on the Trust's assets can offset a substantial portion of its routine costs. The Trust's interest income represents a source of revenue entirely independent of the success or failure of its speculative futures and forward trading.

     The Trust's interest income is subject to the risk of trading losses and, at current interest rates, is not sufficient to offset the Trust's Brokerage Fees payable to CIS.

     CISI may place certain of the Trust's assets with a Custodian and engage a third-party cash manager to manage such assets. If Trust assets are deposited with such Custodian, the Trust will receive the interest actually earned by the third-party cash manager on such assets. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. If the Trust engages one or more cash managers to manage certain Trust assets, the Trust may be subject to the risk of loss of principal with respect to such assets. There can be no assurance that, if the services of one or more cash managers are used to manage certain Trust assets, the Trust will avoid loss of principal of such assets.

SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

     JWH is typically available to manage individual accounts only of substantial size -- $5,000,000 or more. Investors in the Trust are able to gain access to JWH for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. A small minimum investment requirement makes the Trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the Trust.

     No investor should invest more in the Trust than such investor can comfortably afford to lose. A corollary of the small minimum investment in the Trust is that existing and prospective investors have not been represented in negotiating the terms of the Trust.

LIMITED LIABILITY

     An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the high leverage permitted in futures and forward trading. However, a subscriber to the Trust cannot lose more than his or her investment plus undistributed profits. In fact, in the event the Net Asset Value of a Unit decreases to less than 50% of the previous highest month-end Net Asset Value per Unit as of the close of business on any day, the Managing Owner is required to cause the Trust to liquidate all open positions, suspend trading and declare a Special Redemption Date in accordance with the provisions in the Declaration and Agreement of Trust. Without limited liability, it could be imprudent for an investor to participate in such highly leveraged strategies as those applied by JWH.

     Although Unitholders cannot lose more than their investment in the Trust plus undistributed profits, they must be prepared to lose all or substantially all of their investment. Furthermore, under certain circumstances Unitholders may be required to disgorge distributions and redemption proceeds received from the Trust as well as to indemnify the Trust for various tax liabilities and other claims.

ADMINISTRATIVE CONVENIENCE

     The Trust is structured so as to reduce substantially the administrative burden which would otherwise be involved in Unitholders engaging directly in futures and forward trading. Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of CISI at (312) 460-4000. The diversity and range of markets in which JWH trades, on a 24-hour basis, make the administrative convenience of an investment in the Trust a highly attractive feature for prospective investors.

     Although an investment in the Trust is administratively convenient, Unitholders have access to substantially less information than they would trading in an individual account. The administrative convenience of the Trust derives from investors' complete reliance on the Managing Owner in investing in the Trust. AN INVESTMENT IN THE TRUST IS CONVENIENT BECAUSE THE MANAGING OWNER IS RESPONSIBLE FOR ALL ASPECTS OF THE TRUST'S OPERATION.

                               -----------------------

       AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF
        RISK.  THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE SUCCESSFULLY ON
         BEHALF OF THE TRUST OR THAT THE TRUST WILL AVOID SUBSTANTIAL LOSSES,
           WHICH COULD INCLUDE THE COMPLETE LOSS OF ONE'S INVESTMENT.  THE
          TRUST CANNOT SERVE AS A SUCCESSFUL MEANS OF REAL DIVERSIFICATION
          THAT ENHANCES OVERALL PORTFOLIO RETURNS WHILE DECREASING OVERALL
           PORTFOLIO VOLATILITY UNLESS THE TRUST ITSELF TRADES PROFITABLY.

                               -----------------------

                             THE TRUST AND ITS OBJECTIVES

     The primary objective of the Trust is substantial capital appreciation.
The Trust may be an appropriate investment vehicle for investors seeking capital appreciation who are willing to risk significant losses. At the same time, JWH will attempt to reduce the expected volatility and risk of loss by participating in diversified markets. If the Trust is able to preserve capital during periods of unfavorable, non-trending markets, it has the potential to benefit from major price movements in a wide range of global markets when, from time to time, such trends do occur.

     Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual's portfolio, and the potential to profit from rising as well as falling prices. Many "buy and hold" strategies in "alternative asset classes," E.G., real estate, fine art or precious metals, are dependent on rising prices. The Trust's profitability is not. The success of JWH's trading is not dependent upon favorable economic conditions, national or international. Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.

     The Trust currently allocates its assets equally between JWH's Original Investment Program and Financial and Metals Portfolio. At the end of each quarter, JWH automatically rebalances assets between these two Trading Programs so that each Trading Program is allocated one-half of the Trust's assets. As of August 1, 1998, the Managing Owner anticipates allocating 40% of the Trust's assets to the Original Investment Program, 35% to the Financial and Metals Portfolio and 25% to the G-7 Currency Portfolio. Thereafter, JWH will rebalance the Trust's assets among these three Trading Programs in accordance with the preceding percentages. The Managing Owner may delay allocating Trust assets to the G-7 Currency Portfolio if it determines that to do so would be in the best interests of the Trust. Such quarterly rebalancing may result in the liquidation of profitable positions. See "Risk Factor (25) -- Possible Liquidation of Profitable Positions." The Managing Owner has the discretion, subject to JWH's agreement, from time to time, to alter the allocation of the Trust's assets among the Trading Programs, to delete a Trading Program or to add other JWH programs. In deciding whether to delete a Trading Program or add other JWH programs, the Managing Owner will consider, among other things, recent or expected economic and market conditions, performance of each Trading Program and the Trading Programs combined, performance of other JWH programs, and market sector concentration of the Trading Programs and other JWH programs. For instance, if the Trading Programs became concentrated in the same market sectors, or if the recent performance of a Trading Program became incompatible with the Trust's objectives, the Managing Owner and JWH might agree that the deletion of a Trading Program would be warranted.

     The Managing Owner and JWH expect that the Trust's performance may exhibit considerable volatility, a widely accepted measure of risk. THERE CAN BE NO ASSURANCE THAT THE TRUST'S PERFORMANCE WILL BE CONSISTENT WITH ITS ANTICIPATED RISK/REWARD PARAMETERS OR THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES.

     JWH takes a long-term perspective of the markets in seeking to achieve the Trust's objectives. The Trust is not managed in a manner likely to produce significant short-term profits. On the contrary, JWH anticipates that the Trust may incur major short-term losses from time to time even if successfully achieving its cumulative performance objective over time. The Managing Owner and JWH recommend that no investor consider purchasing Units who is not prepared to make at least a medium- to long-term commitment to the Trust.

     THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES. PROSPECTIVE INVESTORS SHOULD RECOGNIZE THAT THE PERFORMANCE OF THE TRUST IS EXPECTED TO BE MATERIALLY MORE VOLATILE THAN THAT OF A MULTI-ADVISOR FUND. SIGNIFICANT LOSSES ARE LIKELY TO BE INCURRED FROM TIME TO TIME.

                               PERFORMANCE OF THE TRUST

     The summary performance record of the Trust set forth below reflects the performance of the Trust from June 2, 1997, the inception of the Trust's trading operations, through May 31, 1998. During this period the Trust allocated its assets to two Trading Programs only. The Trust has no performance history based on allocating its assets to three Trading Programs.


                                  JWH GLOBAL TRUST
                            (JUNE 2, 1997 - MAY 31, 1998)


       TYPE OF POOL:  Single-Advisor/Publicly-Offered/No Principal Protection
                        INCEPTION OF TRADING:   June 2, 1997
                     AGGREGATE SUBSCRIPTIONS:    $82.5 million
                      CURRENT CAPITALIZATION:   $78.9 million
                       WORST MONTHLY DRAWDOWN:   4/98 (4.59)%
               WORST PEAK-TO-VALLEY DRAWDOWN:   1/98 - 4/98 (11.11)%




                             --------------------------------------------
                                      MONTHLY RATE OF RETURN
                             --------------------------------------------
                              MONTH            1998               1997
                             --------------------------------------------
                             January          (2.83)%
                             --------------------------------------------
                             February         (1.14)%
                             --------------------------------------------
                             March            (3.03)%
                             --------------------------------------------
                             April            (4.59)%
                             --------------------------------------------
                             May               3.44%
                             --------------------------------------------
                             June                                 0.16%
                             --------------------------------------------
                             July                                 6.64%
                             --------------------------------------------
                             August                              (2.26)%
                             --------------------------------------------
                             September                           (1.46)%
                             --------------------------------------------
                             October                              2.46%
                             --------------------------------------------
                             November                             0.83%
                             --------------------------------------------
                             December                             3.22%
                             --------------------------------------------
                             Compound Annual  (8.07)%             9.70%
                             Rate of Return:  (5 MONTHS)         (7 MOS)
                             --------------------------------------------



                 MAY 31, 1998 NET ASSET VALUE PER $100 UNIT:   $100.86


                               -----------------------

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     "WORST MONTHLY DRAWDOWN" MEANS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE TRUST. A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUE ONLY, AND DOES NOT REFLECT INTRA-MONTH FIGURES.

     "WORST PEAK-TO-VALLEY DRAWDOWN" REPRESENTS THE GREATEST PERCENTAGE DECLINE INCURRED BY THE TRUST FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN DECLINED BY 1% IN EACH OF JANUARY AND FEBRUARY, INCREASED BY 1% IN MARCH AND DECLINED AGAIN BY 2% IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THE "DRAWDOWN" TO BE STILL CONTINUING AND TO BE 3% IN AMOUNT, WHEREAS IF THE MONTHLY RATE OF RETURN HAD INCREASED BY 3% IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE 2% LEVEL.

     MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE TRUST DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES HAVE BEEN ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE TRUST AS OF THE BEGINNING OF SUCH MONTH.

     PERFORMANCE INFORMATION IS CALCULATED ON AN ACCRUAL BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     THE PERFORMANCE OF OTHER CISI SPONSORED COMMODITY POOLS IS SET FORTH UNDER THE "PERFORMANCE OF OTHER CISI- SPONSORED FUNDS" BEGINNING ON PAGE 121.

SELECTED FINANCIAL INFORMATION


     THE FOLLOWING SELECTED FINANCIAL INFORMATION FOR THE PERIOD ENDED DECEMBER 31, 1997 AND THE PERIOD ENDED MARCH 31, 1998 IS DERIVED FROM THE FINANCIAL STATEMENTS OF THE TRUST FOR THE PERIOD FROM JUNE 2, 1997 (COMMENCEMENT OF TRADING OPERATIONS) TO DECEMBER 31, 1997, WHICH HAVE BEEN AUDITED BY KPMG PEAT MARWICK LLP, AND FROM THE UNAUDITED FINANCIAL STATEMENTS OF THE TRUST FOR THE PERIOD FROM JANUARY 1, 1998 TO MARCH 31, 1998. COMPARATIVE INFORMATION FOR THE PERIOD JANUARY 1, 1997 TO MARCH 31, 1997 IS NOT PROVIDED AS THE TRUST COMMENCED TRADING OPERATIONS ON JUNE 2, 1997. SEE "INDEX TO FINANCIAL STATEMENTS" AT PAGE 94.

                               -----------------------



                                                              JUNE 2, 1997
                                        JANUARY 1, 1998    (COMMENCEMENT OF
                                                TO        TRADING OPERATIONS) TO
INCOME STATEMENT DATA                    MARCH 31, 1998     DECEMBER 31 1997
---------------------                   ---------------   ----------------------
Revenues
 Realized gain (loss) on closed
   positions                                $(1,115,205)       $1,761,637
 Change in unrealized gain (loss) on
   open positions                            (2,408,918)        4,481,153


 Interest income                                803,390         1,042,648
 Foreign currency transaction gain
   (loss)                                      (139,524)         (297,458)
                                           ------------        ----------

       Total revenues                        (2,860,258)        6,987,980


Expenses
 Commissions paid to CIS                      1,067,107         1,441,635
 Exchange fees                                   12,937            12,426
 Management fees                                665,761           896,312
 Incentive fees                                       0           715,477
 Amortization of prepaid initial
   organization and offering expenses            33,043            66,238
 Ongoing organization and offering
   expenses                                      82,465           110,352
                                           ------------        ----------

Operating expenses                               15,000            94,292
                                           ------------        ----------
       Total expenses                         1,876,313         3,336,732
                                           ------------        ----------
       Net profit (loss)                    $(4,736,571)       $3,651,248
                                           ------------        ----------
                                           ------------        ----------

                                          MARCH 31, 1998    DECEMBER 31, 1997
                                          --------------    -----------------
                                              NET                 NET
BALANCE SHEET DATA                         ASSET VALUE         ASSET VALUE
------------------                        --------------    -----------------
Aggregate Net Asset Value                   $73,219,468       $64,351,524
Net Asset Value per Unit                        $102.20           $109.70



     IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, THE ORGANIZATIONAL AND INITIAL OFFERING COSTS REIMBURSED TO THE MANAGING OWNER BY THE TRUST ARE BEING AMORTIZED OVER A 60 MONTH PERIOD BEGINNING WITH JUNE 1997.

MANAGING OWNER'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

PERFORMANCE SUMMARY

     Trading for the Trust commenced on June 2, 1997. The Trust's success depends on the Trading Advisor's ability to recognize and capitalize on major price movements and other profit opportunities in different sectors of the world economy. The Trading Advisor's trading methods are confidential, so that substantially the only information that can be furnished regarding the Trust's results of operations is its performance record, as set forth above. Because of the speculative nature of its trading, operational or economic trends have little relevance to the Trust's results, and its past performance is not necessarily indicative of its future results. The Managing Owner believes, however, that there are certain market conditions -- for example, markets with major price movements -- in which the Trust has a better opportunity of being profitable than in others. The Managing Owner has prepared the following performance summary.


1997


     During 1997, total contributions to the Trust equaled $61,630,136, including the Managing Owner's contribution of $610,000, and investors redeemed Units in the amount of $929,861. The Trust achieved realized and unrealized trading gains of $5,945,332 and interest income of $1,042,648. Total expenses of the Trust were $3,336,732, resulting in net income of $3,651,248 and an increase in the Net Asset Value per Unit of $9.70.


     The Trust posted positive returns for 1997, which was the Trust's first
year of trading.   In 1997 the global futures markets showed a great deal of
volatility and the Trading Advisor was well positioned to profit from these moves. The Trust produced a net gain of 9.70% for the calendar year. The year 1997 was marked by declining gold prices and interest rates around the globe and a rising U.S. dollar relative to the German mark and Japanese yen. The strength of these market moves proved beneficial to the Trust. The price of gold declined to the lowest level in over a decade reflecting its declining value as an alternative monetary asset as central banks increased their willingness to sell or lease the precious metal. Solid gains were generated in the global interest rate markets, particularly in the Japanese government bond where yields plummeted to historic lows as the nation sank relentlessly into a recession. Strong gains were also recorded in Australian 10-year bonds and 3-year notes and in German and Italian bonds. Gains were realized in positions in the German mark, which weakened in world markets as hopes for European monetary union rose. The U.S. dollar dominated the world currencies reflecting sound economic fundamentals in the U.S. The Trust benefited from the upward price movement in natural gas during the summer and fall. However, energy markets were disappointing as ample world inventories and mild weather kept supply and demand in balance. In addition, losses were incurred in agricultural markets, despite strong performance by coffee futures earlier in the year. The Trust ended the year with a profit of $3,651,248.


FISCAL QUARTER ENDED MARCH 31, 1998


     JANUARY 1998. In January, performance was negatively impacted by sharp reversals in Japanese financial markets and in gold. Investor optimism over efforts to revive ailing Asian economies boosted the Japanese yen against the U.S. dollar and gave support to the Nikkei; positions in both resulted in losses for the Trust. Benign inflation news in Europe and the U.S. boosted bond markets in both regions, resulting in gains for the Trust. These gains were offset by losses in stock indices and in gold prices. Positions in crude oil and coffee produced some gains for the Trust. Overall, the Trust recorded a loss of $1,823,674 or $3.11 per Unit in January.


     FEBRUARY 1998. In February, losses were incurred in nearly all currencies traded. Trading was also unprofitable in U.S. Treasury bonds, interest rates and gold. The purchase of large quantities of silver by a major investor caused the prices of the precious metal to soar in world markets, before succumbing to some profit taking at month end; positions in silver resulted in gains for the Trust. Profitable positions in most European bonds failed to offset losses in other long- and short-term interest rates. Gains in sugar, corn and cotton offset losses in other agricultural commodities traded. The Trust recorded a loss of $760,060 or $1.21 per Unit in February.


     MARCH 1998. In March, the U.S. dollar rose against most of its major counterparts, gaining strength from the flight of international capital from a deteriorating Japanese economy and the purchase of dollars to buy U.S. Treasury bonds as yields in key European bond markets hit post-war lows. Positions in the Swiss franc and the German mark resulted in gains for the Trust. Positions in the U.S. 30-year bond led losses in the global interest rate market. Inflation concerns, fueled by rising oil prices, propelled gold prices sharply higher. Positions in gold were unprofitable, as were positions in silver, which became more volatile during the month. Except for small gains in soybeans and soybean-derivative markets, positions in agricultural commodities resulted in
losses.   The Trust recorded a loss of $2,152,837 or $3.18 per Unit in March.

     Market conditions can make it virtually impossible for the Trust to avoid losses over certain, occasionally sustained, periods of time or avoid major and sudden declines in Net Asset Value.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

LIQUIDITY

     The Trust's assets are generally held as cash or cash equivalents which are used to margin the Trust's futures and forward positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to daily price fluctuation limits (see "Risk Factor (5) - Markets May Be Illiquid" at page 16), which are inherent in the Trust's trading, the Trust's assets are highly liquid and are expected to remain so. During its operations to date, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Trading Advisor.

     Although Units may be redeemed at any month-end (redemption penalties apply through the end of the first eleven months after a Unit is issued), no one who cannot afford to commit funds to a comparatively illiquid investment should subscribe to the Trust. The Managing Owner believes that investors who are not prepared to regard the Trust as a medium- to long-term investment should not purchase Units.

     The Managing Owner may make distributions of profits to investors but has not done so to date and does not presently intend to do so.

CAPITAL RESOURCES

     Units are offered for sale, and may be redeemed, as of the end of each month.

     The amount of capital raised for the Trust should not have a significant impact on its operations, as the Trust has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the trading positions taken on behalf of the Trust should increase or decrease in approximate proportion to its size.

     The Trust raises additional capital only through the sale of Units and trading profits (if any) and does not engage in borrowing.

     The Trust trades futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals and exchanges for physicals. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally to be measured by the face amount of the positions acquired and the volatility of the markets traded. The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     Due to the nature of the Trust's business, substantially all its assets are represented by cash, United States government obligations and short-term foreign sovereign debt obligations, while the Trust maintains its market exposure through open futures, options and forward contract positions.

     Inflation PER SE is not expected to be a significant factor in the Trust's profitability. However, inflationary cycles can give rise either to the type of major price movements which can have a materially favorable impact on the Trust's profitability or to the "whipsaw markets" which can have a materially adverse impact on the Trust's profitability. Furthermore, as the Trust does not sell products, but rather only trades, its income by no means correlates with inflation. Consequently, in periods of high inflation, the profit potential of the Trust may be reduced in terms of real dollars.

IMPORTANCE OF MARKET CONDITIONS TO PROSPECTS FOR PROFITABILITY

     The Managing Owner expects that the Trust is most likely to trade successfully in markets which exhibit strong and sustained price trends. The trading strategy employed by the Trading Advisor is technical, systematic and trend-following.

Consequently, one would expect that in trendless, "choppy" markets the Trust would likely be unprofitable, while in markets in which major price movements occur, the Trust would have its best profit potential (although there could be no assurance that the Trust would, in fact, trade profitably).

     The Managing Owner believes that the profit potential of a managed futures product such as the Trust can be increased in markets in which major price movements occur. There have, however, been prolonged periods in the futures markets without significant price movements, as well as "whipsaw" markets, in which prices appear to be moving in one direction but then quickly reverse. Such periods may recur with considerable frequency. There can be no assurance that the Trading Advisor will trade profitably or that major market movements will occur.

     The Trust's results are determined by the performance of the Trading Advisor, price trends and movements and prevailing interest rates. None of these factors can be predicted with any degree of accuracy, and the past performance of the Trust, or the Trading Advisor may have very little relevance to how the Trust will perform in the future.

YEAR 2000 ISSUE


     Many computer applications currently in use were designed and developed using two digits to identify the year. These programs were implemented without considering the impact of the change of the century. Consequently, these computer applications could fail or create erroneous results if not corrected.



     The Trust does not have any anticipated costs, problems or uncertainties associated with the Year 2000 issue. The Trust relies on the Managing Owner to provide the Trust with certain calculations and reports, so if the Year 2000 issue is material to the Managing Owner, then it may impact the Trust. However, the Year 2000 issue is not material for the Managing Owner since the administration software is currently being replaced and will be in compliance with the Year 2000 prior to the end of 1998. In addition, the Futures Broker is undergoing an intensive review to determine what areas (if any) are not in compliance with the Year 2000, and expects to be in compliance by the end of 1998. Neither the software replacement nor the compliance review are expected to be material or to yield noncompliance issues that are material. However, failure of exchanges, clearing organizations, banks, regulators or other third parties to resolve their processing issues could result in a material financial risk.


                                  THE MANAGING OWNER

     The managing owner and commodity pool operator of the Trust is CIS Investments, Inc., a wholly-owned subsidiary of Cargill Investor Services, Inc., the Trust's Futures Broker. The Managing Owner was incorporated in Delaware in 1983. It has been registered with the CFTC under the CEA as a commodity pool operator since December 13, 1985 and is a member in good standing of NFA in such capacity. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000. The records of the Trust are kept at CISI's principal office. The officers and directors of CISI do not receive any compensation directly from CISI.

     In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool (and operated one private commodity pool which has been liquidated). The past performance record of the Managing Owner's other pools is set forth on pages 121 to 124.

     The directors and officers of CISI are as follows:

     BERNARD W. DAN (born in December 1960) is President and a director. Mr. Dan has been President of Cargill Investor Services, Inc. since June 1, 1998.
He joined CIS in 1985 and held various operational positions in Chicago. In 1986 Mr. Dan was assigned to Cargill Investor Services, Ltd. in London as Administrative Manager for all operational activities. In 1989 Mr. Dan was assigned to the CIS New York Regional Office as the Administrative manager. Mr. Dan was named Director of Cargill Investor Services (Singapore) Pte Ltd. at the formation of the company in November 1994 and continued in that position until April 1997. Mr. Dan actively serves within the future industry on exchange committees and industry user groups. He received a Bachelor of Science degree in accounting from St. John's University, Collegeville, Minnesota.


     BARBARA A. PFENDLER (born in May 1953) is Vice President and a director. Ms. Pfendler is a graduate of the University of Colorado, Boulder. She began her career with Cargill, Incorporated in 1975. She held various merchandising and management positions within the organization's Oilseed Processing Division before transferring to CIS in 1986 where she is responsible for Fund Services Group. She was appointed Vice President of CISI in May 1990 and Vice President of Cargill Investor Services, Inc. in June of 1996.

     RICHARD A. DRIVER (born in September 1947) is Vice President, Treasurer and a director. Mr. Driver became a Vice President and a director of CISI on June 29, 1993. Mr. Driver graduated from the University of North Carolina in 1969 and he received a Masters Degree from the American Graduate School of International Management in 1973. Mr. Driver began working for Cargill, Incorporated in 1973 and joined Cargill Investor Services, Inc. in 1977 as Vice President of Operations.

     JAN R. WAYE (born in June 1948) is Senior Vice President. Mr. Waye assumed his position with Cargill Investor Services, Inc. in mid-September, 1996, after returning from London where he held various management positions for Cargill Investor Services, Ltd. including most recently Managing Director for CIS Europe. He was appointed Senior Vice President with CISI on June 24, 1997. Mr. Waye joined Cargill in 1970 and served in various commodity trading and management position in Chesapeake, VA; Winnipeg, Manitoba; and Vancouver, BC.
In 1978 he moved to New York and shortly thereafter Minneapolis as head of Foreign Exchange for Cargill's metals trading business. Mr. Waye served in various management positions in the Financial Markets Group until 1988 when he assisted in the management and sale of Cargill's life insurance business in Akron, Ohio. He moved to London in late 1988. Mr. Waye has served as a member of the Board of LIFFE, the London International Financial Futures and Options Exchange, and as Vice Chairman of its Membership and Rules Committee. He also served on the Board of the London Commodity Exchange up to its merger with LIFFE. Mr. Waye graduated from Concordia College, Moorhead, MN, with a B.A. degree in Communications and Economics in 1970.


     CHRISTOPHER MALO (born in August 1956) is Vice President. Mr. Malo graduated from Indiana University in 1978 with a B.S. in Accounting and further completed the University of Minnesota Executive Program in 1993. He started work at Cargill, Incorporated in June 1978. He joined Cargill Investor Services, Inc. in 1979, and served as Secretary/Treasurer and Controller from 1983 until 1991. He was elected Vice President, Administration and Operations in July 1991. He was named Managing Director in Europe in 1996, responsible for CIS activities and operations in Europe, the Middle East and Russia. He is an active member of the FIA-UK Chapter and LIFFE Membership and Rules Committee. Previously, he has served as Chairman of the FIA-Chicago Chapter Financial Committee.


     RONALD L. DAVIS (born in September 1953) is Vice President. Mr. Davis graduated from Illinois Institute of Technology, Chicago, Illinois in 1975 with a Bachelor of Science and an MBA in 1977. He began his career in the futures industry with A. G. Becker, Incorporated in 1980 and joined CIS in 1987 as the Administrative Manager of the Fund Services Group. He is responsible for all administrative, accounting and reporting functions of all CISI funds. In June 1998, Mr. Davis became Business Development Manager of the Fund Services Group.

     REBECCA S. STEINDEL (born in April 1965) is Secretary. Ms. Steindel graduated from the University of Illinois in 1987. She began working at Cargill Investor Services, Inc. in August 1987. She has held various financial and risk management positions at CIS and was elected Risk and Compliance Officer and Secretary in August 1997. She currently serves on the Board of Directors and Executive Committee of the FIA Financial Management Division.

     BRUCE H. BARNETT (born in June 1947) is an Assistant Secretary. Mr. Barnett graduated in 1968 from Southern Connecticut State College. New York University Law School awarded Mr. Barnett a J.D. in 1971 and an L.L.M. in 1973. He started work at Cargill, Incorporated in 1990 as Vice President, Taxes. From 1987 to 1990, Mr. Barnett held various positions at Unilever, a European based multi-national corporation.

     HENRY W. GJERSDAL, JR. (born in May 1954) is an Assistant Secretary. Mr. Gjersdal received a bachelor of arts degree from Gustavus Adolphus College in 1976 and a J.D. degree from the University of Michigan in 1979. He is a member of the American Bar Association and the Tax Executives Institute. He joined the Law Department of Cargill, Incorporated in April 1981. He had previously been an associate with Doherty, Rumble and Butler, Minneapolis, Minnesota. In June 1985 he was named European Tax Manager for Cargill International, Geneva, and in 1987 was named Senior Tax Attorney for the Law Department. He became Assistant Tax Director in the Tax Department in December 1990. Mr. Gjersdal was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994 with responsibility for the Audit and international groups in Cargill's Tax Department and became Assistant Secretary on June 25, 1996.

     PATRICE H. HALBACH (born in August 1953) is an Assistant Secretary. Ms. Halbach graduated phi beta kappa from the University of Minnesota with a bachelor of arts degree in history. In 1980 she received a J.D. degree cum laude from the University of Minnesota. She is a member of the Tax Executives Institute, the American Bar Association and the Minnesota Bar Association. Ms. Halbach joined the Law Department of Cargill, Incorporated in February 1983. She had previously been an attorney with Fredrikson & Byron, Minneapolis, Minnesota. In December 1990, she was named Senior Tax Manager for Cargill, Incorporated's Tax Department and became Assistant Tax Director in March 1993 and was responsible for the oversight of federal audits and international compliance. She was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994. She became Assistant Secretary on June 25, 1996.

                            JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company, Inc. ("JWH-Registered Trademark-"), is a nontraditional United States-based global investment management firm. JWH is an established leader in the managed futures industry and as of April 30, 1998 managed approximately $2.1 billion in client assets. JWH's asset management services utilize global foreign exchange, financial futures and commodities markets, financial instruments outside the "traditional" realm of stocks and bonds. Assets are managed by JWH for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks, and family offices spanning the Americas, Europe and Asia. Funds for which JWH acts as manager or co-manager regularly have appeared on industry lists of top-performing futures funds.


     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in the state of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust, dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor (CTA) and a commodity pool operator (CPO) with the Commodity Futures Trading Commission (CFTC), is a member of the National Futures Association (NFA) and the Futures Industry Association (FIA), and is a sustaining member of the Managed Funds Association (formerly, Managed Futures Association) (MFA). In addition, JWH's affiliates, Westport Capital Management Corporation and Global Capital Management Limited, are CPOs, JWH Investment Management, Inc. is a CTA and CPO, JWH Asset Management, Inc. is a CTA, and JWH Financial Products, Inc. is a CTA and CPO. "JWH" is the registered trademark of John W. Henry & Company, Inc.


PRINCIPALS OF JWH

     MR. JOHN W. HENRY is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading programs licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last 15 years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.

     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of NFA. Mr. Henry currently serves on the Board of Directors of the FIA and is chairman of the FIA task force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Board of Trade and Chicago Mercantile Exchange to study cooperative efforts related to electronic trading, common clearing and the issues regarding the possible merger of these two exchanges. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the Connecticut offices of JWH. Mr. Henry is a principal of JWH Investment Management, Inc., Westport Capital Management Corporation, Global Capital Management Limited, JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.


     MR. MARK H. MITCHELL is vice chairman, counsel to the firm and a member of the Board of Directors of JWH. He is also vice chairman and a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to his employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago, Illinois law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as general counsel of NAFTA and, from March 1991 to December 1993, he served as general counsel of the MFA. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of NFA. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He was an editor of FUTURES INTERNATIONAL LAW LETTER and of its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


     MARK S. RZEPCZYNSKI, PH.D., is the director of research and trading at JWH. He is responsible for overseeing research and trading functions at the firm. Prior to joining JWH, Mr. Rzepczynski's last management responsibility was as vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research. While at Fidelity from May 1995 to April 1998, he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, Mr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Mr. Rzepczynski has a B.A. (Cum Laude) Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.


     MS. ELIZABETH A.M. KENTON is the chief administrative officer, a senior vice president, and the director of compliance of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Investment Management, Inc., vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., a director of Westport Capital Management Corporation and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was associate manager of finance and trading operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.


     MR. DAVID M. KOZAK is general counsel, a vice president and secretary of JWH. In addition, he is secretary of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of
commodity money management.   Mr. Kozak is currently a director of the MFA,
chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York, a member of the NFA Special Committee on CPO/CTA Disclosure Issues, the Government Relations Committee of the MFA, and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


     MR. KEVIN S. KOSHI is an executive vice president and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.


     MR. MATT DRISCOLL is chief trader, vice president and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24 hour trading operation. Mr. Driscoll attended Pace University.


     MR. CHRISTOPHER E. DEAKINS is director of investor services and a vice president of JWH. Mr. Deakins is responsible for general business development and oversees the investor services function. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.


     MR. EDWIN B. TWIST is a director of JWH and has held that position since August 1993. He is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.


     MS. NANCY O. FOX, C.P.A., is a vice president and director of investment support at JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and security industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.


     MR. JULIUS A. STANIEWICZ is the senior strategist in the Product Development Department and a member of the Investment Policy Committee of JWH. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant since April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In that capacity, he oversaw all aspects of forming and offering futures funds, including the selection and monitoring of commodity trading advisors. Mr. Staniewicz received a B.A. in Economics from Cornell University.


     MS. EILENE NICOLL is the vice president of trading administration and a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc., Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and subsequently from January 1991 to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing, and allocation of proprietary capital. From 1984 through 1986 she was an independent discretionary trader. Ms. Nicoll was employed at Commodities Corporation (USA) N.V. from 1978 to 1984 where she was an assistant vice president. Ms. Nicoll received her B.A. in psychology from Brooklyn College.


     MR. PAUL D. BRAICA, C.P.A., is the managing director of administration of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management, and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.


     MR. KEVIN J. TREACY, F.C.A., is a vice president of JWH. He is also the treasurer of JWH Asset Management, Inc. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs & Co., a corporation specializing in leveraged buyouts and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Masters in Accounting from University College Dublin.


     MS. FLORENCE Y. SOFER is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc. where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. Prior to that she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis in marketing from George Washington University.


     The additional principals of JWH are:  MS. LYNN RADLAUER LUBELL, vice
president of the office of the chairman;   MR. ANDREW D. WILLARD, director of
technology; MR. WILLIAM G. KELLEY, vice president; MR. ROBERT B. LENDRIM, vice president; MS. WENDY B. GOODYEAR, assistant vice president; MR. KENNETH S. WEBSTER, C.P.A., assistant vice president; MR. MARK W. SPRANKEL, assistant vice president; and MR. MICHAEL P. FLANNERY, assistant vice president.

THE INVESTMENT POLICY COMMITTEE

     The Investment Policy Committee ("IPC"), which is composed of key professionals from throughout JWH, is one vehicle for decision-making at JWH about the content and application of JWH investment programs. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH investment programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios.
Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader or director of trading administration determines that doing so is in the best interests of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.

LEGAL CONCERNS

     JWH was named as a co-defendant in the following class action lawsuits purportedly brought on behalf of investors in certain commodity pools ("Dean Witter Pools") operated by Dean Witter Reynolds Inc. or its affiliates ("Dean Witter"), some of which Dean Witter Pools are advised by JWH. All of these actions are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of the Dean Witter Pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices.

     On September 6, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of all purchasers of interests in certain Dean Witter Pools. KOZLOWSKI ET AL. V. JOHN
W. HENRY CO. ET AL., BC156941 (the "Kozlowski Action"). The defendants include JWH, another commodity trading advisor, Dean Witter, certain of its affiliates and certain Dean Witter Pools. Plaintiffs allege claims for fraud and deceit, negligent misrepresentation, violation of Sections 25401, 25402, 25501 and 25502 of California Corporations Code, intentional breach of fiduciary duty, negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion, and seek an accounting. Compensatory and punitive damages in unspecified amounts and equitable relief are sought.

     On September 10, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. GUREVITZ ET AL. V. JOHN W. HENRY & CO. ET AL., BC156922. The same defendants are named, the same claims are alleged and the same relief is sought as in the Kozlowski Action.

     On February 24, 1997, the Supreme Court of the State of New York, New York County, consolidated the two actions described below, under the caption IN RE DEAN WITTER MANAGED FUTURES CLASS ACTIONS, number 96/116698. On September 18, 1996, a purported class action was commenced in the Supreme Court of the State of New York, New York County, on behalf of the same purported class as the Kozlowski Action. MALICHIO ET AL. V. JOHN W. HENRY & CO. ET AL., #116698-96. The defendants include JWH, another commodity trading advisor, Dean Witter and certain of its affiliates. Plaintiffs allege a claim for common law fraud and seek compensatory damages in an unspecified amount. On September 20, 1996, a purported class action was commenced in the Supreme Court of the State of New York, New York County, on behalf of the same purported class as the Kozlowski Action. HAMEL ET AL. V. JOHN W. HENRY & CO., #604775/96 The defendants include JWH, another commodity trading advisor, Dean Witter and certain of its affiliates. Plaintiffs allege claims for common law fraud, breaches of fiduciary duty, and reckless and/or negligent misrepresentation and non-disclosure, and seek compensatory and punitive damages in unspecified amounts.

     On September 20, 1996, a purported class action was commenced in the Superior Court of the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. SHIFFLET ET AL. V. JOHN W. HENRY & CO. ET AL., BC157596. The same defendants are named, the same claims are alleged and the same relief is sought as in the Kozlowski Action.


     On March 13, 1997, three purported class actions were commenced in the Superior Court in the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. REDD ET AL. V. JOHN W. HENRY & CO. ET AL., BC167463; GIBSON ET AL. V. JOHN W. HENRY & CO. ET AL., BC167469; KENDALL ET AL. V. JOHN W. HENRY & CO. ET AL., BC167470. The same defendants are named, the same claims are alleged and the same relief is sought as in the Kozlowski Action.

     On March 17, 1997, a purported class action was commenced in the Superior Court in the State of California, Los Angeles County, on behalf of the same purported class as the Kozlowski Action. KRIEGER ET AL. V. JOHN W. HENRY & CO. ET AL., BC167636. The same defendants are named, the same claims are alleged and the same relief is sought as in the Kozlowski Action.

     The California complaints were consolidated under the caption "In Re Dean Witter Managed Futures Class Actions" in February 1997. The New York complaints were consolidated under the caption "Dean Witter Managed Futures Limited Partnership Litigation" in July 1997.

     JWH believes the allegations against it in these actions are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interests of investors.

ETHICAL CONCERNS

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion such orders may receive better fills than client accounts. Records for these accounts will normally not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts also will not be made available to clients.

TRADING TECHNIQUES

     JWH specializes in managing institutional and individual capital in the global commodities, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. In addition to the Trading Programs, JWH currently operates eight other programs that trade from either a U.S. or a foreign currency perspective, none of which will be employed by the Trust initially.


     Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.


     The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that the duration of trends often exceeds the expectations of the general marketplace.


     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The greatest cumulative percentage decline in daily net asset value experienced by JWH in any single program on a composite basis was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE TRUST OR AVOID SUDDEN AND SEVERE LOSSES.


     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.


     Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.


     JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur during holiday seasons. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PROGRAM MODIFICATIONS

     In an effort to maintain and improve performance, JWH has conducted, and continues to conduct, extensive research. While the basic philosophy underlying JWH's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or alternatively, in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest the substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As the capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. The Managing Owner (and, accordingly, the Unitholders) will generally not be informed of any such changes.

LEVERAGE

     Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for one program but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure of an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. NO ASSURANCE IS GIVEN THAT SUCH LEVERAGE ADJUSTMENTS WILL BE TO THE FINANCIAL ADVANTAGE OF THE TRUST. JWH RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO ADJUST ITS LEVERAGE POLICY WITHOUT NOTIFICATION TO INVESTORS.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR POOL ACCOUNTS

     JWH has developed the following procedures for pool accounts, such as the Trust, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a pool are most frequently permitted to do so at a price equal to the net asset value per unit ("NAV") on the close of business on the last business day of the month or quarter. In addition, pools often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the JWH account on the date of these transactions, JWH's general practice is to adjust positions at a time as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at an NAV that will be the same for each of these transactions and to eliminate possible variations in the NAVs that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption or reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or, at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of its procedures for trading pool accounts may affect performance positively or negatively.

PHYSICAL AND CASH COMMODITIES

     In addition to futures contracts, JWH may from time to time trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts. JWH intends that the Trust will not take physical deliveries of commodities, other than in the case of EFP transactions in currencies.

THE TRADING PROGRAMS

     The Trust currently allocates its assets between the Original Investment Program and the Financial and Metals Portfolio, which are the two longest established, continuously offered JWH programs. JWH automatically rebalances Trust assets equally between these two Trading Programs at the end of each quarter. The Managing Owner anticipates also allocating assets to JWH's G-7 Currency Portfolio as of August 1, 1998, unless the Managing Owner determines that commencing such allocation at a later date would be in the best interest of the Trust. The G-7 Currency Portfolio has been trading client funds since February 1991. Once the Managing Owner has added the G-7 Currency Portfolio as a Trading Program utilized by the Trust, the Trust will allocate 40% of its assets to the Original Investment Program, 35% to the Financial and Metals Portfolio and 25% to the G-7 Currency Portfolio. JWH will rebalance the Trust's assets among these three Trading Programs on a quarterly basis in accordance with the preceding percentages. The timing of reallocation to rebalance assets between the Trading Programs may result in closing positions other than at times when a Trading Program would dictate, causing the Trust to incur losses or forgo profits that it would otherwise achieve.



     ORIGINAL INVESTMENT PROGRAM. The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. This program has enjoyed an improved risk/reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position -- long or short -- in every market traded by the program. As of April 30, 1998, JWH had approximately $363 million under management pursuant to the Original Investment Program.


     FINANCIAL AND METALS PORTFOLIO. JWH's largest program, the Financial and Metals Portfolio attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights -- trading positions taken in foreign currencies versus the U.S. dollar -- and cross rates -- trading foreign currencies against each other -- in the interbank market and occasionally futures exchanges. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. As of April 30, 1998, JWH had approximately $1.1 billion under management pursuant to the Financial and Metals Portfolio.



     G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio began trading in February 1991. This Trading Program invests in the highly liquid currencies of the Group of Seven industrialized nations (United States, Japan, Germany, United Kingdom, France, Italy and Canada) and Switzerland. Not all of these currencies are traded at all times. Forward positions are primarily taken on the interbank market as outrights against the U.S. dollar, or as cross rates, which reduces dependence on the U.S. dollar. The program is designed to identify and capitalize on intermediate and long-term price movements using a disciplined trend identification methodology. The G-7 Currency Portfolio attempts to take a position if a trend is identified, and attempts to eliminate the position quickly-- I.E., a neutral stance is taken--if long-term trends fail to develop or during periods of nontrending markets. As of April 30, 1998, JWH had approximately $68.1 million under management in the G-7 Portfolio.


     MARKETS AND SECTORS TRADED. The Trust trades, from time to time, in over 60 markets pursuant to the Trading Programs. Portfolio allocations within each Trading Program are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time as JWH deems advisable. The following depicts the market allocations as of April 30, 1998 of the Trading Programs.



                             ORIGINAL INVESTMENT PROGRAM

     Global Interest Rates     32%           Energy                        15%
     Global Stock Indices       9%           Agriculture                   16%
     Foreign Exchange          17%           Precious and Base Metals      11%

                            FINANCIAL AND METALS PORTFOLIO

     Global Interest Rates     49%           Foreign Exchange              27%
     Global Stock Indices      13%           Precious Metals               11%



                                G-7 CURRENCY PORTFOLIO

                                Foreign Exchange 100%


     Each of the above charts reflects each contract group's percentage committed to margin requirements relative to the margin requirement of the entire portfolio as of April 30, 1998. These percentages are shown for illustrative purposes only; allocations can and do change over time and from time to time. These allocations are not meant to indicate that they are "average" or necessarily typical. Margin requirements for any interbank currency trading are calculated as futures contract equivalents.

OTHER PROGRAMS DEVELOPED BY JWH

     In addition to the Original Investment Program, Financial and Metals Portfolio and the G-7 Currency Portfolio, JWH currently operates eight other trading programs for U.S. and non-U.S. investors, none of which are currently utilized by JWH for the Trust. Each program is operated separately and independently. These programs are intermediate- and long-term, quantitative trend identification models designed with the objective of achieving speculative rates of return.

     The Global Diversified Portfolio began trading client capital in 1988 and invests in futures and forward contracts traded on domestic and foreign exchanges in up to 60 markets. Sectors traded may include foreign exchange, metals, agriculture, global interest rates, stock indices and energy. The program is designed to identify and capitalize on intermediate- and long-term price movements.

     The World Financial Perspective seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the Australian dollar, British pound, Canadian dollar, French franc, German mark, Japanese yen, Swiss franc and U.S. dollar. Sectors traded may include energy, foreign exchange, stock indices, metals and global interest rates. The program began trading client capital in 1987 and is designed to identify and capitalize on long-term price movements.


     The International Currency and Bond Portfolio (ICB), which began investing client capital in 1993, is a portfolio of currencies and international long-term bonds of major industrialized nations. Foreign exchange positions are held both as outrights and cross rates. ICB is designed to identify and capitalize on intermediate- and long-term price movements in the markets it trades.

     The Global Financial Portfolio began trading client capital in 1994. The program offers access to select energy and financial markets, including global currencies, interest rates, and stock indices and is designed to identify and capitalize on long-term price movements.

     The Worldwide Bond Program (WWB), which began trading client capital in 1996, invests in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and Australian 10-year bond. Although WWB concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment. Rather, WWB is designed to capitalize on dominant trends, whether rising or falling, in worldwide bond markets.

     The International Foreign Exchange Program (Forex), which began trading client capital in 1986, invests in a broad range of major and minor currencies primarily in the highly liquid interbank market. Positions are taken as outrights or cross rates. Forex is designed to identify and capitalize on intermediate-term price movements in these markets.


     The Dollar Program began trading client capital in 1996. This program trades four of the world's major currencies -- Japanese yen, German mark, Swiss franc and British pound -- versus the U.S. dollar, a methodology known as "outright" trading, and is designed to identify and capitalize on intermediate-term price movements.

     JWH Global Analytics -TM- Family of Programs, which began trading client capital in June 1997, is an integrated investment system consisting of a family
of programs, collectively known as JWH Global Analytics.-TM-   The family of
programs combines different trend identification methodologies into a single, broadly diversified investment portfolio. JWH Global Analytics-TM- trades a wide range of financial and commodity markets. Certain energy and agricultural contracts not previously available through other JWH investment programs are also included.

     The Yen Financial Portfolio, which began trading client capital in 1992 and closed in March 1997, offered investors access to profit opportunities in several Japanese capital markets, including the Japanese yen, the 10-Year Japanese Government Bond, Euroyen and Nikkei stock index. The program was designed to identify and capitalize on intermediate- and long-term price movements. Accounts were denominated in U.S. dollars or Japanese yen. Performance may have been affected by the dollar/yen conversion rate.

     The Delevered Yen Denominated Financial and Metals Profile, which began trading client capital in 1995 and closed in December 1996, sought to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio traded at approximately one half of the leverage of the traditional Financial and Metals Portfolio and traded from the perspective of the Japanese yen.

     InterRate-TM-, a yield-enhancement strategy, began trading client capital in 1987 and closed in July 1996. It was designed to enhance returns available in short-term instruments such as U.S. Treasury bills and money market instruments. Assets were invested in U.S. Treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. These transactions were designed to capture the implicit interest rate differentials between countries.

     The KT Diversified Program began trading client capital in 1984 and closed in February 1994. The program participated in eight market sectors on U.S. exchanges only.

JWH PROGRAMS:  PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN

     PERFORMANCE SUMMARIES

     The following information summarizes the composite performance of certain proprietary and all client accounts managed by JWH and JWH Investments, Inc. ("JWHII" ), an affiliate of JWH which has ceased operating. As of April 30 1998, JWH was managing approximately $2.1 billion of client funds in the futures and forward markets. All performance information is current as of April 30, 1998.


     Performance summaries are set forth, pursuant to applicable CFTC regulations, for the most recent five full years for each JWH and JWH Investments, Inc. program or, in the event that a program has been trading for less than five years, from the inception of account trading in such program.
The monthly rates of return tables which follow the performance summaries of the Trading Programs present the performance of the Trading Programs since their inception. The Trust may in the future use other combinations of JWH programs.

     JWH makes trading decisions for each of its investment programs independently of trading decisions for the other JWH investment programs. Thus, there is the possibility that a client account that is traded with multiple JWH programs could hold opposite positions in the same or similar commodity interest contracts at or about the same time or during the same period of time, with no net change in holdings. JWH's performance records do not reflect the potential effects of trading an account with multiple programs.

     NOTES ON PERFORMANCE RECORDS

     An investor should note the composite capsule performance presentations include individual accounts which, even though traded according to the same program, have materially different rates of return. The reasons for this are numerous material differences among accounts including: (a) procedures governing the timing for the commencement of trading and the means of moving toward full portfolio commitment for new accounts; (b) the periods during which accounts are active; (c) client trading restrictions, including futures vs. forward contracts and contract months; (d) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and new capital;
(e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker;
(h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; (j) variations in fill prices; and (k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

     For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could be misleading composite performance results after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion of the composite rate of return.

     During the respective periods covered by the performance summaries and the monthly rates of return tables, and particularly since 1989, JWH increased and decreased leverage in certain markets as well as in entire programs, and also altered the composition of the markets and contracts for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods described under "-- Trading Techniques" above, have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during such recent periods. The choice of an investment program (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) will have an effect on performance results. In reviewing the JWH performance information, prospective investors should bear in mind the possible effects of these variations on rates of return and the application of JWH's investment methods.

     The composite rates of return indicated for the various programs should not be taken as representative of any rate of return actually achieved by any of the individual accounts which are included in the performance summaries or the monthly rates of return tables.

     THE PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN TABLES ARE NOT NECESSARILY INDICATIVE OF ANY TRADING RESULTS WHICH MAY BE ATTAINED BY JWH IN THE FUTURE.

     On several occasions over the last five years, JWH has decreased leverage in certain markets as well as in entire JWH programs. These actions have reduced the volatility of certain programs as compared to the volatility prior to such decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized by JWH may be significantly different from that used from time to time during previous periods.

     Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., the performance information is presented on a cash basis (except as otherwise described herein). The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     Beginning with the change to accrual basis accounting for incentive fees (in December 1991 for JWH and July 1992 for JWH Investments, Inc.), the net effect on the performance information presented herein of continuing to record interest income, management fees, brokerage commissions and other expenses on a cash basis differs immaterially from the results which would be obtained using accrual basis accounting.

     In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio and in January 1993 for the International Currency and Bond Portfolio, and in July 1996 for the Worldwide Bond Program and Dollar Program, and in June 1997 for JWH GlobalAnalytics-TM-Family of Programs.

     Due to the commencement of trading in July 1996 by a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis -- in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have had an impact on actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material, I.E., greater than 10% impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

     Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of trading profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

     Performance summaries are included for other JWH programs. These programs are not currently used by the Trust (although they may be in the future upon agreement between the Managing Owner and JWH), but applicable CFTC rules require that these performance summaries be included herein, together with a brief description of these programs. Because these programs are not utilized by the Trust, no monthly rates of return tables are presented for them.

     Performance summaries are also shown for accounts managed by JWHII. These accounts were traded pursuant to the Financial and Metals Portfolio and InterRate.-TM-

     JWH AND JWH INVESTMENTS, INC. BELIEVE THAT THE FOLLOWING PERFORMANCE INFORMATION IS ACCURATE AND FAIRLY PRESENTED.

     INTERRATE-TM- IS QUALITATIVELY DIFFERENT FROM THE OTHER JWH TRADING PROGRAMS WITH RESPECT TO: A) FEES CHARGED; B) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD; C) POSITIONS TAKEN; D) LEVERAGE USED; AND E) RATE OF RETURN OBJECTIVES.

     THE POTENTIALLY MATERIAL TAX CONSEQUENCES OF A MANAGED FUTURES INVESTMENT IN WHICH PROFITS ARE TAXED EVERY YEAR, AS OPPOSED TO A STOCK OR BOND INVESTMENT IN WHICH GAINS BECOME TAXABLE ONLY WHEN POSITIONS ARE SOLD, ARE NOT REFLECTED IN THE PERFORMANCE DATA IN THIS PROSPECTUS.

     THE RATES OF RETURN ACHIEVED WHEN A JWH TRADING PROGRAM IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH PROGRAM MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

     THE FOLLOWING PERFORMANCE FIGURES HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST BECAUSE JWH'S ACCOUNTS HAVE, ON AN OVERALL BASIS, BEEN SUBJECT TO FEES GENERALLY COMPARABLE TO THOSE CHARGED TO THE TRUST. CONSEQUENTLY, THERE IS NO NEED TO "PRO FORMA" JWH'S HISTORICAL PERFORMANCE IN ORDER THAT SUCH PERFORMANCE REFLECT CHARGES COMPARABLE TO THE FEE STRUCTURE OF THE TRUST.

     COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY JWH TRADING PROGRAM WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

     THE NOTES AND INTRODUCTIONS TO THE PERFORMANCE SUMMARIES AND MONTHLY RATES OF RETURN TABLES ARE AN INTEGRAL PART OF SUCH PERFORMANCE INFORMATION.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See "Risk Factor (9) -- All or Substantially All of an Investment Could Be Lost;
     Past Performance Not Necessarily Indicative of Future Results" at page 17.

   INFORMATION IN THE PERFORMANCE SUMMARIES IS CURRENT AS OF APRIL 30, 1998.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------


                                 THE TRADING PROGRAMS

                    NAME OF PROGRAM:   ORIGINAL INVESTMENT PROGRAM
                  INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
    INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1982
                            NUMBER OF OPEN ACCOUNTS:   23
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $363 million
                    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:  $368 million
                      LARGEST MONTHLY DRAWDOWN: (16.3)% (10/94)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:  (31.0)% (7/94-10/94)
                   1998 COMPOUND RATE OF RETURN:  (3.7)% (4 months)
                         1997 COMPOUND RATE OF RETURN:  5.7%
                         1996 COMPOUND RATE OF RETURN:  22.6%
                         1995 COMPOUND RATE OF RETURN:  53.2%
                         1994 COMPOUND RATE OF RETURN:  (5.7)%
                         1993 COMPOUND RATE OF RETURN:  40.6%

                            See Additional Note on p. 57.

                        See Monthly Rates of Return on p. 47.


                  NAME OF PROGRAM:   FINANCIAL AND METALS PORTFOLIO
                 INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1984
                            NUMBER OF OPEN ACCOUNTS:   35
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1  billion
                    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:   $1.1 billion
                       LARGEST MONTHLY DRAWDOWN: (9.8)%  (7/94)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:   (30.5)%  (6/94-1/95)
                  1998 COMPOUND RATE OF RETURN:  (16.0)% (4 months)
                         1997 COMPOUND RATE OF RETURN:  15.2%
                         1996 COMPOUND RATE OF RETURN:  29.7%
                         1995 COMPOUND RATE OF RETURN:  38.5%
                         1994 COMPOUND RATE OF RETURN:  (5.3)%
                         1993 COMPOUND RATE OF RETURN:  46.8%

                            See Additional Note on p. 57.


                        See Monthly Rates of Return on p. 48.


                      NAME OF PROGRAM:  G-7 CURRENCY PORTFOLIO
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   February 1991
                            NUMBER OF OPEN ACCOUNTS:   6
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1  billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $68 million
                     LARGEST MONTHLY DRAWDOWN: (12.3)%  (11/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (31.4)%  (10/92-1/95)
                  1998 COMPOUND RATE OF RETURN:  (4.0)% (4 months)
                       1997 compound rate of return:   21.0%
                       1996 COMPOUND RATE OF RETURN:   14.5%
                       1995 COMPOUND RATE OF RETURN:   32.2%
                       1994 COMPOUND RATE OF RETURN:   (4.9)%
                       1993 COMPOUND RATE OF RETURN:   (6.3)%

                           See Additional Note on p. 57.

                       See Monthly Rates of Return on p. 49.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

            SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

     MONTHLY RATES OF RETURN OF THE TRADING PROGRAMS

     The following monthly rates of return tables present the performance of the Trading Programs currently used by the Trust. Monthly rates of return are included since the inception of each such Program's client trading as well as since January 1, 1993 (if applicable). See "-- Notes to JWH Trading Programs Performance Summaries -- (11) Monthly Rates of Return."

     In the following tables, Compound Annual ROR (Rate of Return) for any given year is calculated by compounding the monthly rates of return during such year. See "-- Notes to JWH Trading Programs Performance Summaries -- (12) Compound Rate of Return." For periods of less than one year, the results are year-to-date. DUE TO THE SPECULATIVE NATURE OF MANAGED FUTURES STRATEGIES, PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. NO REPRESENTATION IS, OR COULD BE, MADE THAT THE FOLLOWING INFORMATION -- OR THAT INCLUDED IN THE FOREGOING PERFORMANCE SUMMARIES -- IS IN ANY RESPECT INDICATIVE OF HOW THE TRUST ITSELF, OR EITHER OF THE TRADING PROGRAMS USED FOR IT, WILL PERFORM.

     THE HIGH DEGREE OF POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS IS INDICATED BY THE NUMBER OF MONTHS IN WHICH THE TRADING PROGRAMS EACH HAVE EITHER POSITIVE OR NEGATIVE RATES OF RETURN, IN SOME CASES OF NEARLY THE SAME MAGNITUDE. POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS REDUCES DIVERSIFICATION AND INCREASES RISK. SEE "RISK FACTOR (21) -- POSITIVE CORRELATION BETWEEN THE TRADING PROGRAMS MAY INCREASE RISK OF SIGNIFICANT LOSS."

                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS.

See "Risk Factor (9) -- All or Substantially All of an Investment Could Be Lost;
   Past Performance Not Necessarily Indicative of Future Results" at page 17.

                  INFORMATION IN THE MONTHLY RATES OF RETURN TABLES
                           IS CURRENT AS OF APRIL 30, 1998.

                                 THE TRADING PROGRAMS
                               MONTHLY RATES OF RETURN


                             ORIGINAL INVESTMENT PROGRAM



-----------------------------------------------------------------------------------------------------------------------------
                                                  MONTHLY RATES OF RETURN (%)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMPOUND
Year      January  February   March   April    May    June   July  August  September  October  November  December  ANNUAL ROR
-----------------------------------------------------------------------------------------------------------------------------
1998       (1.3)      2.2     (4.1)   (0.5)                                                                           (3.7)
                                                                                                                   (4 months)
-----------------------------------------------------------------------------------------------------------------------------
1997        3.4       0.2      1.6     0.5     1.1    (4.4)   2.0   (0.8)     (6.0)      3.6    (0.0)      4.9         5.7
-----------------------------------------------------------------------------------------------------------------------------
1996        5.3      (7.4)     1.0     3.8    (6.5)    8.0   (4.4)  (2.3)      8.2      10.4     5.2       1.1        22.6
-----------------------------------------------------------------------------------------------------------------------------
1995        2.2      17.9     16.6     9.1    (4.4)    1.7   (0.0)  (3.9)     (3.9)      3.3     1.1       6.8        53.2
-----------------------------------------------------------------------------------------------------------------------------
1994       (2.9)      1.5      4.4     0.2     5.5     6.6   (7.1)  (4.7)     (2.8)    (14.1)   10.2      (0.0)       (5.7)
-----------------------------------------------------------------------------------------------------------------------------
1993       (0.8)      9.5     (3.5)   10.4     0.1    (4.1)  14.9   (3.6)      0.6      (1.5)    3.5      11.4        40.6
-----------------------------------------------------------------------------------------------------------------------------
1992       (6.1)     (8.8)     0.7    (0.8)   (4.5)    8.3    9.1    9.1      (2.7)      2.2     3.6       2.2        10.9
-----------------------------------------------------------------------------------------------------------------------------
1991       (0.5)      0.3     (2.1)   (5.8)    4.4    (0.7)  (7.4)  (3.6)     10.7      (3.9)   (1.3)     17.7         5.4
-----------------------------------------------------------------------------------------------------------------------------
1990        7.1      (2.0)    18.4    12.4   (10.9)    7.2   10.9   19.1      (2.1)     (1.9)    1.0      (2.3)       66.8
-----------------------------------------------------------------------------------------------------------------------------
1989        0.8     (19.9)    11.7    (5.1)   29.0    (3.9)   8.1  (13.7)    (13.2)    (12.0)    7.4       9.8       (10.8)
-----------------------------------------------------------------------------------------------------------------------------
1988       (6.9)      4.7    (16.1)   (5.1)    3.6    13.9  (19.8)  (4.3)      6.3      (2.5)    1.6     (12.5)      (35.2)
-----------------------------------------------------------------------------------------------------------------------------
1987        9.0       3.7      2.7    21.9     0.8    (3.5)   8.8   (3.1)    (10.4)     35.8    16.5      11.9       129.8
-----------------------------------------------------------------------------------------------------------------------------
1986       (4.4)     22.2     15.4    (5.8)   (2.8)   (2.1)  11.5    7.2      (2.9)    (10.3)   (1.9)     (3.0)       19.8
-----------------------------------------------------------------------------------------------------------------------------
1985        2.4       0.9     (8.8)  (17.1)   11.0     4.4   16.8    1.7     (15.5)      9.6     7.4      18.6        26.8
-----------------------------------------------------------------------------------------------------------------------------
1984        5.5      (4.8)    (7.5)   (2.1)   16.6   (10.3)  28.7   (9.0)     16.0      (5.2)   (2.2)     12.5        34.7
-----------------------------------------------------------------------------------------------------------------------------
1983       14.4     (28.6)     1.6     4.9     8.3    (9.6)  10.9   13.4      (7.3)     (3.3)   (6.4)     (2.5)      (12.4)
-----------------------------------------------------------------------------------------------------------------------------
1982      N/A       N/A      N/A     N/A     N/A     N/A   N/A     N/A       N/A         7.1   (16.8)      2.7        (8.5)
                                                                                                                   (3 months)
-----------------------------------------------------------------------------------------------------------------------------



                            SEE ADDITIONAL NOTE ON P. 57.




          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                 THE TRADING PROGRAMS
                               MONTHLY RATES OF RETURN

                            FINANCIAL AND METALS PORTFOLIO



-----------------------------------------------------------------------------------------------------------------------------
                                                  MONTHLY RATES OF RETURN (%)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMPOUND
Year      January  February   March   April    May    June   July  August  September  October  November  December  ANNUAL ROR
-----------------------------------------------------------------------------------------------------------------------------
1998       (3.5)     (4.0)    (1.6)   (7.9)                                                                           (16.0)
                                                                                                                   (4 months)
-----------------------------------------------------------------------------------------------------------------------------
1997        4.4      (2.2)    (0.7)   (2.9)   (8.3)    4.1   15.8   (3.7)      2.2       2.0     2.5       2.9        15.2
-----------------------------------------------------------------------------------------------------------------------------
1996        6.0      (5.5)     0.7     2.3    (1.7)    2.2   (1.1)  (0.8)      3.2      14.3    10.9      (2.6)       29.7
-----------------------------------------------------------------------------------------------------------------------------
1995       (3.8)     15.7     15.3     6.1     1.2    (1.7)  (2.3)   2.1      (2.1)      0.3     2.6       1.7        38.5
-----------------------------------------------------------------------------------------------------------------------------
1994       (2.9)     (0.6)     7.2     0.9     1.3     4.5   (6.1)  (4.1)      1.5       1.7    (4.4)     (3.5)       (5.3)
-----------------------------------------------------------------------------------------------------------------------------
1993        3.3      13.9     (0.3)    9.3     3.3     0.1    9.7   (0.8)      0.2      (1.1)   (0.3)      2.9        46.8
-----------------------------------------------------------------------------------------------------------------------------
1992      (18.0)    (13.5)     3.0   (12.2)   (5.7)   21.9   25.5   10.2      (5.2)     (4.5)   (0.8)     (2.6)      (10.9)
-----------------------------------------------------------------------------------------------------------------------------
1991       (2.3)      3.8      4.5    (0.8)   (0.3)   (1.3) (13.4)   4.8      25.8      (7.7)    6.6      39.4        61.9
-----------------------------------------------------------------------------------------------------------------------------
1990       28.0      19.5     11.4     2.4   (22.7)    6.9   12.2   11.2       8.3      (5.0)    3.1      (3.7)       83.6
-----------------------------------------------------------------------------------------------------------------------------
1989       31.7      (8.7)     8.5     3.2    37.0    (6.6)   4.4   (8.2)    (14.9)    (17.5)   21.6      (4.5)       34.6
-----------------------------------------------------------------------------------------------------------------------------
1988      (12.6)      9.8     (2.3)  (15.0)    0.3    44.2    5.5    6.9      (8.1)      2.5     5.2     (19.2)        4.0
-----------------------------------------------------------------------------------------------------------------------------
1987       33.0      12.1     34.2    18.2    (7.2)  (10.7)  12.2  (14.6)     (8.9)     28.0    32.5      21.2       252.4
-----------------------------------------------------------------------------------------------------------------------------
1986        4.8      21.9     (6.3)    3.7   (17.5)   17.6   25.0    9.4      (0.2)      2.6    (3.6)     (0.5)       61.5
-----------------------------------------------------------------------------------------------------------------------------
1985        6.6      17.7     (9.3)   (7.8)   (7.7)   (1.8)  41.3  (10.1)    (27.3)      6.4    26.6       1.9        20.7
-----------------------------------------------------------------------------------------------------------------------------
1984        N/A       N/A      N/A     N/A     N/A     N/A    N/A    N/A       N/A       1.6    (3.2)     11.7         9.9
                                                                                                                   (3 months)
-----------------------------------------------------------------------------------------------------------------------------





                           SEE ADDITIONAL NOTE ON P. 57.






          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.


         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                THE TRADING PROGRAMS
                               MONTHLY RATES OF RETURN


                                G-7 CURRENCY PORTFOLIO



-----------------------------------------------------------------------------------------------------------------------------
                                                  MONTHLY RATES OF RETURN (%)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMPOUND
Year      January  February   March   April    May    June   July  August  September  October  November  December  ANNUAL ROR
-----------------------------------------------------------------------------------------------------------------------------
1998       (4.1)     (2.6)     4.7    (1.9)                                                                           (4.0)
                                                                                                                   (4 months)
-----------------------------------------------------------------------------------------------------------------------------
1997        2.5       3.9      0.4     3.1    (3.3)    5.7    4.1   (3.5)     (1.2)      1.2     6.0       0.9        21.0
-----------------------------------------------------------------------------------------------------------------------------
1996        2.9      (4.2)    (0.4)    2.2     0.7     1.8   (2.7)  (4.3)      1.6      10.9     4.1       1.8        14.5
-----------------------------------------------------------------------------------------------------------------------------
1995       (3.0)      9.6     21.2     2.2    (4.3)   (0.2)  (1.8)   5.3       1.8       2.0    (1.3)     (0.8)       32.2
-----------------------------------------------------------------------------------------------------------------------------
1994       (1.3)     (1.7)     0.9    (1.3)   (1.0)    7.9   (3.5)  (0.3)      2.9       4.1    (7.2)     (3.6)       (4.9)
-----------------------------------------------------------------------------------------------------------------------------
1993       (4.4)      7.9%    (0.3)   (1.8)   (1.0)    4.6    2.6   (5.0)     (1.8)     (5.4)   (0.6)     (0.5)       (6.3)
-----------------------------------------------------------------------------------------------------------------------------
1992      (10.7)     (1.4)    (0.1)   (2.6)    1.8    10.0    5.8   10.9       1.6       2.3    (0.3)     (1.8)       14.6
-----------------------------------------------------------------------------------------------------------------------------
1991                 (1.8)    19.6     0.8     3.5     7.8   (2.9)  (4.1)      2.1       0.5     1.7      15.7        48.5
                                                                                                                   (11 months)
-----------------------------------------------------------------------------------------------------------------------------




                            SEE ADDITIONAL NOTE ON P. 57.





          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  OTHER JWH PROGRAMS



                  NAME OF PROGRAM:   GLOBAL DIVERSIFIED PORTFOLIO
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   June 1988
                           NUMBER OF OPEN ACCOUNTS:   10
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $172 million
                    LARGEST MONTHLY DRAWDOWN:   (11.2)%  (2/96)
             LARGEST PEAK-TO-VALLEY DRAWDOWN:   (24.1)%  (6/95 - 10/95)
                  1998 COMPOUND RATE OF RETURN: (4.1)% (4 months)
                         1997 COMPOUND RATE OF RETURN: 3.3%
                       1996 COMPOUND RATE OF RETURN:   26.9%
                       1995 COMPOUND RATE OF RETURN:   19.6%
                       1994 COMPOUND RATE OF RETURN:   10.1%
                       1993 COMPOUND RATE OF RETURN:   59.8%



                        See Additional Notes on pp. 57 & 59.



                NAME OF PROGRAM: JWH GLOBALANALYTICS-TM- FAMILY OF
                                      PROGRAMS
                 INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  June 1997
                            NUMBER OF OPEN ACCOUNTS:  2
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:  $69 million
                     LARGEST MONTHLY DRAWDOWN: (5.0 )%  (4/98)
                 LARGEST PEAK-TO-VALLEY DRAWDOWN:   (5.0)%  (4/98)
                 1998 COMPOUND RATE OF RETURN:    (3.2)% (4 months)
                 1997 COMPOUND RATE OF RETURN:     17.6% (7 months)
                        1996 COMPOUND RATE OF RETURN:   N/A
                        1995 COMPOUND RATE OF RETURN:   N/A
                        1994 COMPOUND RATE OF RETURN:   N/A
                        1993 COMPOUND RATE OF RETURN:   N/A



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.


        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.
           SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


             NAME OF PROGRAM:   INTERNATIONAL FOREIGN EXCHANGE PROGRAM
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   August 1986
                            NUMBER OF OPEN ACCOUNTS:   4
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                              IN PROGRAM:  $80 million
                     LARGEST MONTHLY DRAWDOWN:   (8.3)%  (5/97)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (35.9)%  (9/92-1/95)
                  1998 COMPOUND RATE OF RETURN:  (8.1)% (4 months)
                      1997 COMPOUND RATE OF RETURN:      71.1%
                        1996 COMPOUND RATE OF RETURN:   3.7%
                       1995 COMPOUND RATE OF RETURN:   16.9%
                       1994 COMPOUND RATE OF RETURN:   (6.3)%
                       1993 COMPOUND RATE OF RETURN:   (4.5)%



                   NAME OF PROGRAM:   GLOBAL FINANCIAL PORTFOLIO
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   June 1994
                            NUMBER OF OPEN ACCOUNTS:   7
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $139 million
                     LARGEST MONTHLY DRAWDOWN: (19.5)%  (11/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (48.9)%  (7/94-1/95)
                  1998 COMPOUND RATE OF RETURN:  (3.1)% (4 months)
                       1997 COMPOUND RATE OF RETURN:    4.9%
                       1996 COMPOUND RATE OF RETURN:   32.4%
                       1995 COMPOUND RATE OF RETURN:   86.2%
                1994 COMPOUND RATE OF RETURN:   (37.7)%  (7 months)
                        1993 COMPOUND RATE OF RETURN:   N/A



                           See Additional Note on p. 58.



                     NAME OF PROGRAM:   WORLDWIDE BOND PROGRAM
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   July 1996
                            NUMBER OF OPEN ACCOUNTS:   2
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $20 million
                      LARGEST MONTHLY DRAWDOWN:  (3.8)% (4/97)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:  (6.2)% (12/96-5/97)
                  1998 COMPOUND RATE OF RETURN: (1.0)% (4 months)
                        1997 COMPOUND RATE OF RETURN:   9.5%
                  1996 COMPOUND RATE OF RETURN:  17.8% (6 months)
                        1995 COMPOUND RATE OF RETURN:   N/A
                         1994 COMPOUND RATE OF RETURN:  N/A
                         1993 COMPOUND RATE OF RETURN:  N/A



                 NAME OF PROGRAM:   THE WORLD FINANCIAL PERSPECTIVE
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   April 1987
                            NUMBER OF OPEN ACCOUNTS:  2
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $31 million
                     LARGEST MONTHLY DRAWDOWN: (11.6)%  (3/93)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (25.9)%  (7/94-1/95)
                   1998 COMPOUND RATE OF RETURN: 2.7% (4 months)
                        1997 COMPOUND RATE OF RETURN:  10.4%
                       1996 COMPOUND RATE OF RETURN:   40.9%
                       1995 COMPOUND RATE OF RETURN:   32.2%
                      1994 COMPOUND RATE OF RETURN:   (15.2)%
                       1993 COMPOUND RATE OF RETURN:   13.7%



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

           SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                NAME OF PROGRAM:   INTERNATIONAL CURRENCY AND BOND
                                     PORTFOLIO
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   January 1993
                            NUMBER OF OPEN ACCOUNTS:   2
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $30 million
                      LARGEST MONTHLY DRAWDOWN: (7.8)%  (7/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (23.6)%  (7/94-1/95)
                  1998 COMPOUND RATE OF RETURN:  (4.1)% (4 months)
                       1997 COMPOUND RATE OF RETURN:   17.0%
                       1996 COMPOUND RATE OF RETURN:   19.9%
                       1995 COMPOUND RATE OF RETURN:   36.5%
                       1994 COMPOUND RATE OF RETURN:   (2.3)%
                       1993 COMPOUND RATE OF RETURN:   14.8%



                           See Additional Note on p. 58.



                          NAME OF PROGRAM:  DOLLAR PROGRAM
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   July 1996
                            NUMBER OF OPEN ACCOUNTS:   2
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                             IN PROGRAM:   $29 million
                      LARGEST MONTHLY DRAWDOWN: (8.4)%  (5/97)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (11.6)%  (5/97-9/97)
                  1998 COMPOUND RATE OF RETURN:  (4.3)% (4 months)
                        1997 COMPOUND RATE OF RETURN:  6.8%
                  1996 COMPOUND RATE OF RETURN:  10.6%  (6 months)
                         1995 COMPOUND RATE OF RETURN:  N/A
                         1994 COMPOUND RATE OF RETURN:  N/A
                         1993 COMPOUND RATE OF RETURN:  N/A



               NAME OF PROGRAM:   DELEVERED YEN DENOMINATED FINANCIAL
                                  AND METALS PROFILE
                INCEPTION OF CLIENT ACCOUNT TRADING:   October 1982
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   October 1995,
                            Ceased trading December 1996
                            NUMBER OF OPEN ACCOUNTS:   0
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                                 IN PROGRAM:   N/A
                      LARGEST MONTHLY DRAWDOWN:  (3.2)% (2/96)
                LARGEST PEAK-TO-VALLEY DRAWDOWN:  (5.1)% (2/96-8/96)
                         1997 COMPOUND RATE OF RETURN:  N/A
                        1996 COMPOUND RATE OF RETURN:  9.4%
                  1995 COMPOUND RATE OF RETURN:   0.2% (3 months)
                         1994 COMPOUND RATE OF RETURN:  N/A
                         1993 COMPOUND RATE OF RETURN:  N/A



                           NAME OF PROGRAM: INTERRATE-TM-
                INCEPTION OF CLIENT ACCOUNT TRADING:    October 1982
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  December 1988,
                              Ceased trading July 1996
                            NUMBER OF OPEN ACCOUNTS:   0
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
                   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY)
                                  IN PROGRAM:  N/A
                     LARGEST MONTHLY DRAWDOWN:  (3.1)%  (11/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (19.7)%  (9/92-11/93)
                         1997 COMPOUND RATE OF RETURN:  N/A
                   1996 COMPOUND RATE OF RETURN:  5.8% (7 months)
                        1995 COMPOUND RATE OF RETURN:   5.2%
                        1994 COMPOUND RATE OF RETURN:   3.4%
                       1993 COMPOUND RATE OF RETURN:   (5.4)%



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

           SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                                     JWH PROGRAMS
                                PERFORMANCE SUMMARIES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                     NAME OF PROGRAM:   KT DIVERSIFIED PROGRAM
               INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  January 1984,
                            ceased trading February 1994
                            NUMBER OF OPEN ACCOUNTS:   0
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   $2.1 billion
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  N/A
                     LARGEST MONTHLY DRAWDOWN: (19.6)%  (8/93)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (33.9)%  (8/93-2/94)
                         1997 COMPOUND RATE OF RETURN:  N/A
                        1996 COMPOUND RATE OF  RETURN:  N/A
                        1995 COMPOUND RATE OF RETURN:   N/A
                 1994 COMPOUND RATE OF RETURN:  (14.0)% (2 months)
                       1993 COMPOUND RATE OF RETURN:   20.6%



                         NAME OF PROGRAM:   INTERRATE-TM-*
                INCEPTION OF CLIENT ACCOUNT TRADING:  September 1991
                  INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:
                    February 1992; ceased trading November 1993
                            NUMBER OF OPEN ACCOUNTS:   0
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   N/A
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  N/A
                     LARGEST MONTHLY DRAWDOWN: (4.0)%  (11/93)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (20.6)%  (9/92-11/93)
                         1997 COMPOUND RATE OF RETURN:  N/A
                        1996 COMPOUND RATE OF  RETURN:  N/A
                        1995 COMPOUND RATE OF RETURN:   N/A
                        1994 COMPOUND RATE OF RETURN:   N/A
                1993 COMPOUND RATE OF RETURN:   (9.9)%  (11 months)



                           See Additional Note on p. 59.

          *Reflects performance of an account managed by JWH's affiliate,
                               JWH Investments, Inc.,
                            which has ceased operations.



                 NAME OF PROGRAM:   FINANCIAL AND METALS PORTFOLIO*
                INCEPTION OF CLIENT ACCOUNT TRADING:  September 1991
                  INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:
                     September 1991;  ceased trading July 1995
                            NUMBER OF OPEN ACCOUNTS:   0
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:   N/A
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  N/A
                      LARGEST MONTHLY DRAWDOWN: (4.8)%  (7/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN:   (12.2)%  (7/94-12/94)
                         1997 COMPOUND RATE OF RETURN:  N/A
                         1996 COMPOUND RATE OF RETURN:  N/A
                  1995 COMPOUND RATE OF RETURN:   30.3% (7 months)
                       1994 COMPOUND RATE OF RETURN:  (0.8)%
                       1993 COMPOUND RATE OF RETURN:   46.1%



                           See Additional Note on p. 57.

          *Reflects performance of an account managed by JWH's affiliate,
                               JWH Investments, Inc.
                            which has ceased operations.



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

           SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                                    JWH PROGRAMS
                               PERFORMANCE SUMMARIES
                              YEN FINANCIAL PORTFOLIO
                               (continued on page 55)



                    NAME OF CTA:  John W. Henry & Company, Inc.
                 INCEPTION OF CLIENT ACCOUNT TRADING:  October 1982
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  January 1992
                            NUMBER OF OPEN ACCOUNTS:  0
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL:  $2.1 billion
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $0
     LARGEST MONTHLY DRAWDOWN:  (9.1)% (5/94)
               LARGEST PEAK-TO-VALLEY DRAWDOWN:  (35.5)% (4/95-7/96)


                             Additional Note on p. 58.




                                                                                 LARGEST             LARGEST
ACCOUNT NO.  INCEPTION OF        AGGREGATE             COMPOUND RATE             MONTHLY         PEAK-TO-VALLEY
               TRADING            ASSETS               OF RETURN (%)            DRAWDOWN %          DRAWDOWN %
-----------------------------------------------------------------------------------------------------------------
     1           1/92           closed-3/97       1997:  (0.3) (3 months)       (7.3)-7/95     (30.5) - 4/95-7/96
                                                  1996:  (8.5)
                                                  1995:  20.6
                                                  1994: (13.0)
                                                  1993:  76.4
-----------------------------------------------------------------------------------------------------------------
     2           4/93           closed-1/97       1997:  (0.1) (1 month)        (6.9) - 7/95   (29.0) - 4/95-7/96
                                                  1996:  (9.9)
                                                  1995:  21.0
                                                  1994:  (8.8)
                                                  1993:  71.4
-----------------------------------------------------------------------------------------------------------------
     3           1/94           closed-1/97       1997:  (2.4) (1 month)        (6.0) - 7/95   (26.6) - 4/95-7/96
                                                  1996: (10.9)
                                                  1995:  22.4
                                                  1994:  (7.5)
-----------------------------------------------------------------------------------------------------------------
     4           6/94           closed-3/97       1997:   1.4 (3 months)        (6.5) - 7/95   (22.3) - 4/95-7/96
                                                  1996:  (0.6)
                                                  1995:  24.2
                                                  1994:  (1.6)(7 months)
-----------------------------------------------------------------------------------------------------------------
     5           8/94           closed-3/97       1997:  (2.4)(3 months)        (7.1) - 7/95   (30.4) - 4/95-7/96
                                                  1996:  (6.0)
                                                  1995:  21.1
                                                  1994:  (4.3)(5 months)
-----------------------------------------------------------------------------------------------------------------
     6           1/95           closed-3/97       1997:  (3.7)(3 months)        (7.5) - 7/95   (35.5) - 4/95-7/96
                                                  1996: (13.5)
                                                  1995:  13.2
-----------------------------------------------------------------------------------------------------------------
     7           3/94           closed-3/97       1997:   4.0 (3 months)        (6.7) - 7/96   (15.9) - 2/96-7/96
                                                  1996:   7.8
                                                  1995:  28.1
                                                  1994: (11.2)(10 months)
-----------------------------------------------------------------------------------------------------------------
     8           4/92           closed - 9/93     1993:  62.6 (9 months)        (3.9) - 9/93   (3.9) - 9/93
-----------------------------------------------------------------------------------------------------------------
     10          3/94           closed - 12/94    1994:  (7.4)(10 months)       (5.4) - 5/94   (10.5) - 4/94-12/94
-----------------------------------------------------------------------------------------------------------------
     11          11/93          closed - 8/95     1995:  20.0 (8 months)        (9.0) - 8/95   (18.8) - 4/95-8/95
                                                  1994: (13.4)
                                                  1993:   5.2 (2 months)
-----------------------------------------------------------------------------------------------------------------


         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

           SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                                    JWH PROGRAMS
                               PERFORMANCE SUMMARIES

                          YEN FINANCIAL PORTFOLIO (cont'd)


-----------------------------------------------------------------------------------------------------------------
                                                                                 LARGEST             LARGEST
ACCOUNT NO.  INCEPTION OF        AGGREGATE             COMPOUND RATE             MONTHLY         PEAK-TO-VALLEY
               TRADING            ASSETS               OF RETURN (%)            DRAWDOWN %          DRAWDOWN %
-----------------------------------------------------------------------------------------------------------------
     12          11/93          closed - 1/95     1995:  (0.6)(1 month)         (6.3) - 5/94   (16.5) - 4/94-1/95
                                                  1994: (15.1)
                                                  1993:   4.8 (2 months)
-----------------------------------------------------------------------------------------------------------------
     13          12/92          closed - 3/96     1996:  (4.1)(3 months)        (4.9) - 7/95   (15.8) - 12/93-1/95
                                                  1995:  31.4
                                                  1994: (14.1)
                                                  1993:  69.2
                                                  1992:   0.1 (1 month)
-----------------------------------------------------------------------------------------------------------------
     14          1/93           closed - 12/95    1995:  10.9                   (6.2) - 7/95   (15.8) - 4/95-12/95
                                                  1994:  (4.1)
                                                  1993:  43.6
-----------------------------------------------------------------------------------------------------------------
     15          4/93           closed - 9/94     1994: (19.0)(9 months)        (5.8) - 5/94   (19.9) - 11/93-9/94
                                                  1993:  25.3 (9 months)
-----------------------------------------------------------------------------------------------------------------
     16          1/94           closed - 8/94     1994:  (6.7)(8 months)        (5.5) - 5/94   (11.0) - 4/94-8/94
-----------------------------------------------------------------------------------------------------------------
     17          12/92          closed - 1/96     1996:   0.3 (1 month)         (6.0) - 7/95   (12.4) - 4/95-10/95
                                                  1995:  26.6
                                                  1994:  (5.1)
                                                  1993:  73.9
-----------------------------------------------------------------------------------------------------------------
     18          3/94           closed - 4/96     1996:  (6.3)(4 months)        (6.2) - 7/95   (18.5) - 4/95-4/96
                                                  1995:  18.5
                                                  1994: (10.1)(10 months)
-----------------------------------------------------------------------------------------------------------------
     19          12/94          closed - 4/96     1996:  (7.8)(4 months)        (6.6) - 7/95   (21.1) - 4/95-4/96
                                                  1995:  18.3
                                                  1994:   0.2 (1 month)
-----------------------------------------------------------------------------------------------------------------
     20          6/94           closed - 12/94    1994:  (7.9)(7 months)        (5.1) - 7/94   (10.4) - 6/94-11/94
-----------------------------------------------------------------------------------------------------------------
     21          6/94           closed - 3/95     1995:  48.1 (3 months)        (3.6) - 7/94   (9.9) - 6/94-1/95
                                                  1994:  (6.6)(7 months)
-----------------------------------------------------------------------------------------------------------------
     22          4/94           closed - 9/94     1994:  (4.6)(6 months)        (4.7) - 5/94   (7.0) - 4/94-9/94
-----------------------------------------------------------------------------------------------------------------
     23          3/94           closed - 9/94     1994:  (9.7)(7 months)        (6.3) - 5/94   (11.0) - 4/94-9/94
-----------------------------------------------------------------------------------------------------------------
     24          4/94           closed - 9/94     1994:  (9.8)(6 months)        (9.1) - 5/94   (12.9) - 4/94-9/94
-----------------------------------------------------------------------------------------------------------------
     25          4/93           closed - 12/94    1994: (16.6)                  (6.1) - 5/94   (17.9) - 11/93-12/94
                                                  1993:  26.5 (9 months)
-----------------------------------------------------------------------------------------------------------------
     26          9/93           closed - 12/94    1994: (12.4)                  (6.0) - 5/94   (14.1) - 4/94-12/94
                                                  1993:   3.2 (4 months)
-----------------------------------------------------------------------------------------------------------------



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

SEE "NOTES TO JWH PROGRAMS PERFORMANCE SUMMARIES" AT PAGE 56.

                               NOTES TO JWH PROGRAMS
                               PERFORMANCE SUMMARIES


1. NAME OF PROGRAM is the name of the JWH trading program used in directing the accounts included in the performance summary.

2. INCEPTION OF CLIENT ACCOUNT TRADING is the date on which JWH (or JWHII) began directing client accounts.

3. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which JWH (or JWHII) began directing client accounts pursuant to the program shown.

4. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by JWH (or JWHII) pursuant to the program shown as of the date indicated.

5. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of JWH in all programs as of the date indicated. For JWH, these numbers also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

6. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of JWH (or JWHII) in the program shown as of the date indicated. These numbers may also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH pursuant to the program.



7. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management
     of JWH (or JWHII) in the program shown as of the date indicated.   For JWH,
     these numbers may also include proprietary funds; however, all proprietary funds included in the aggregate amount are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH pursuant to the program.


8. LARGEST MONTHLY DRAWDOWN is the largest monthly loss within a program shown on an individual account basis. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of the total equity in the account.


9. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) by any single account during the period covered by the performance summaries from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by the account, expressed as a percentage of the total equity (including "notional" equity) in the account.


10. MONTHLY RATES OF RETURN (used in calculating the Compound Rate of Return) are calculated by dividing net performance by the sum of beginning total equity (including "notional" equity) plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of a program, in which case they are time-weighted. If time weighting is materially misleading, then the only accounts traded method is utilized.


11. COMPOUND RATE OF RETURN is calculated by compounding the monthly rates of return over the number of months in a given year. Each month's rate of return (positive or negative) in hundredths is added to one (1) and the result is multiplied by the previous month's monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods of less than one year, the results are year-to-date. For example, if a program recorded monthly rates of return of 5, (3) and 1 for three consecutive months, the compound rate of return for those three months would equal 1.05 x 0.97 x 1.01 = 1.029 or 2.9% (approximately).



          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

         NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                  ADDITIONAL NOTES
                       TO JWH PROGRAMS PERFORMANCE SUMMARIES

ADDITIONAL NOTE TO THE ORIGINAL INVESTMENT PROGRAM PERFORMANCE SUMMARY AND MONTHLY RATES OF RETURN TABLE

     The Original Investment Program began trading client capital in October 1982. During certain periods covered in the Original Investment Program performance information, proprietary funds are included. The absence of management and incentive fees and reduced brokerage commissions during these periods may have had a material effect on rates of return. However, this potentially material effect has decreased as client funds comprised the entire performance record from July 1988 through October 1994. Beginning in November 1994, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE FINANCIAL AND METALS PORTFOLIO PERFORMANCE SUMMARY AND MONTHLY RATES OF RETURN TABLE

     The Financial and Metals Portfolio began trading client capital in October 1984. During certain periods covered in the performance information, proprietary funds are included. The absence of management and incentive fees and reduced commissions during these periods may have had a material effect on the rates of return achieved. This potentially material effect, however, has decreased as client funds have comprised the entire performance record since July 1987 (except as described below).

     The timing of additions and withdrawals materially inflated the 1987 annual rate of return. The three accounts that were open for the entire year of 1987 achieved annual rates of return of 138%, 163% and 259%, respectively.

     In May 1991 one proprietary account, and in March 1992 a second proprietary account began trading in the Financial and Metals Portfolio. Both accounts are included in the performance information from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5%.

     In May 1992, 35% of the assets in the Financial and Metals Portfolio was deleveraged 50% at the request of a client. This deleveraging materially affected the rates of return. The 1992 compound rate of return for these deleveraged accounts was (24.3)%. The 1992 compound rate of return for the Financial and Metals Portfolio was (10.8)%. If these accounts were excluded from the Financial and Metals Portfolio performance information, the 1992 compound rate of return would have been (4)%. The effect of this deleveraging was eliminated in September 1992.

     Additionally, the Financial and Metals Portfolio performance information includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this Trading Program. Accounts not meeting such minimums can experience performance materially different from the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance information.


ADDITIONAL NOTE TO THE G-7 CURRENCY PORTFOLIO PERFORMANCE SUMMARY



     The G-7 Currency Portfolio began trading client capital in February 1991. From July 1995 through December 1995, one proprietary account has been traded pursuant to an investment in a fund, and in August 1996 an additional proprietary account began trading pursuant to the same fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and have been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.


ADDITIONAL NOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO PERFORMANCE SUMMARY

     The Global Diversified Portfolio began trading client capital in June 1988. From July 1995 through February 1996, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

     See "Additional Note to the Performance Summaries Which Utilize the Fully-Funded Subset Method -- I.E., the Global Diversified Portfolio and JWH Investments, Inc. InterRate-TM-" at page 59.



         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                  ADDITIONAL NOTES
                   TO JWH PROGRAMS PERFORMANCE SUMMARIES (CONT'D)





ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO PERFORMANCE SUMMARY

     The Global Financial Portfolio began trading client capital in June 1994. Beginning in July 1995, one proprietary account has been traded pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on rates of return. Based on the account start-up methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio performance information has varied. In 1994, the two accounts that were open had rates of return of (44)% and (17)%, respectively. For the period January 1995 through June 1995, the three open accounts achieved rates of return of 101%, 75% and 67%, respectively. Since July 1995, these accounts have maintained mature positions and have been performing consistently with each other. Due to the six-month period in 1995 of differential performance, however, these three accounts had annual rates of return of 122%, 92% and 78%, respectively, for such year. In April 1995, JWH established a new leverage level for the Global Financial Portfolio. This new level represents one-half the leverage previously employed.

ADDITIONAL NOTE TO THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO PERFORMANCE SUMMARY

     The International Currency and Bond Portfolio began trading client capital in January 1993. Beginning in October 1995, this program has been comprised of a single proprietary account. This proprietary account has been traded pursuant to an investment in a fund, is traded in exactly the same manner that client funds would be traded, and has been subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO PERFORMANCE SUMMARY

     The Yen Financial Portfolio was traded from the Japanese yen perspective. Accounts were opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to the returns generated by accounts with yen-denominated balances. Over time, as profits and losses were recognized in yen-denominated Japanese markets, accounts held varying levels of U.S. dollars and Japanese yen. Additionally, the interbank position was adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars.

     The performance summary of the Yen Financial Portfolio is presented on an individual account by account basis due to material differences among accounts' historical performance. Account performance has varied historically due to a number of factors unique to this Program, including whether an account was denominated in U.S. dollars or Japanese yen, the extent of hedging currency exposure, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depend on clients' specific instructions that effectively result in customized client portfolios.


         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

                                  ADDITIONAL NOTES
                   TO JWH PROGRAMS PERFORMANCE SUMMARIES (Cont'd)


     The Yen Financial Portfolio began trading client capital in January 1992 and closed in March 1997. In June 1996, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account traded in exactly the same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented.

ADDITIONAL NOTE TO THE PERFORMANCE SUMMARIES WHICH UTILIZE THE FULLY-FUNDED SUBSET METHOD -- I.E., THE GLOBAL DIVERSIFIED PORTFOLIO AND JWH INVESTMENTS, INC. INTERRATE-TM- (THE "FULLY-FUNDED SUBSET DATA")

     Actual funds are the amount of margin-qualifying assets on deposit.
Nominal account size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of actual funds. "Notional" funds are the amounts by which the nominal account size exceeds the amount of actual funds. The amount of "notional" funds in the accounts included in these summaries requires additional disclosure under current CFTC policy. The Fully-Funded Subset Data include "notional" funds in excess of the 10% disclosure threshold established by the CFTC and reflects the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC and referred to as the "Fully-Funded Subset Method."
This method permits "notional" and fully-funded accounts to be included in a single performance summary.

     To qualify for the use of the Fully-Funded Subset Method, the CFTC requires that certain computations be made in order to arrive at the Fully-Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the rates of return of the accounts included in such Subset are representative of the performance of the strategy in question.

     These computations have been performed from January 1, 1992 to July 1996 for the Global Diversified Portfolio and from the inception of JWH Investments, Inc.'s InterRate-TM- to its close in November 1993. These computations were designed to provide assurance that the performance presented in the Fully-Funded Subset Data and calculated using the Fully-Funded Subset Method would be representative of such performance calculated on a basis which includes "notional" funds in beginning equity. The rates of return in the Fully-Funded Subset Data are calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWH Investments, Inc. believe that this method yields substantially the same adjusted rates of return as would be the Fully Funded Subset method were there any "fully funded" accounts and that the rates of return in the Fully-Funded Subset Data are representative of the performance of the programs in question for the periods presented.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
         FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

        NO ASSURANCE CAN BE MADE THAT ANY JWH PROGRAM OTHER THAN THE TRADING PROGRAMS WILL BE USED FOR THE TRUST AT ANY ONE TIME OR FROM TIME TO TIME.

THE TRADING ADVISORY AGREEMENT

     The Trust has entered into a Trading Advisory Agreement with JWH. The agreement provides that JWH will be the sole trading advisor for the Trust and will have sole responsibility for determining transactions in commodity interests with respect to Trust assets. The Trading Advisory Agreement also provides that the Managing Owner, with the agreement of JWH, may reallocate assets between the Trading Programs, delete a Trading Program or add one or more other JWH programs. The Trading Advisory Agreement has an initial term ending on the last day of the twelfth full calendar month after commencement of trading by the Trust, with automatic renewal for three one-year periods on the same terms unless the Managing Owner gives notice of termination to JWH at least 45 days prior to the expiry of the then current term. The Trading Advisory Agreement will terminate automatically if the Trust is terminated.

     No assurance is given that, after the expiration or termination of the Trading Advisory Agreement, the Trust will be able to retain the advisory services of JWH or that if such services are available they will be on the same terms as those of the initial Trading Advisory Agreement. The Managing Owner may, in its sole discretion, employ additional trading advisors or replace existing trading advisors; provided, however, if JWH ceases to be the Trust's sole trading advisor, the Managing Owner will cause "JWH" to be deleted from the Trust's name. Upon termination or expiration of the Trading Advisory Agreement, the Trust may retain other advisors whose compensation may be determined without regard to the previous performance of the Trust, or it may renew its Trading Advisory Agreement with JWH on the same or different terms, but in no event may the compensation to be paid under such arrangement exceed the limitations set forth in the Statement of Policy of the North American Securities Administrators Association, Inc. ("NASAA") relating to the registration, for public offering, of commodity pool interests (the "Blue Sky Guidelines"). The compensation payable by the Trust to JWH for services provided by JWH under the Trading Advisory Agreement is described under the caption "Charges."

     JWH, its principals and employees will not be liable to the Managing Owner or its principals and employees, the Trust, the Unitholders, or any of their successors or assigns except by reason of acts or omissions due to bad faith, misconduct, negligence or not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust. The Trust and the Managing Owner will, jointly and severally, indemnify JWH, its principals and employees to the full extent permitted by law against any liability incurred or sustained by JWH in connection with any acts or omissions of JWH relating to its management of Trust assets or arising out of or in connection with the Trading Advisory Agreement or arising out of JWH's management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith belief that it was in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above. The Trading Advisory Agreement prohibits JWH from receiving any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust's transactions.

     JWH, its affiliates and Mr. John W. Henry may engage in discretionary trading for their own accounts. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts, although they may invest in investment vehicles that trade such contracts. In addition, JWH and its affiliates shall be free to manage other commodity accounts during the term of the Trading Advisory Agreement and to use the same information and the Trading Programs (or other JWH programs, if any) utilized in the performance of services for the Trust so long as JWH's ability to carry out its obligations and duties under the Trading Advisory Agreement is not materially impaired thereby. See "Conflicts of Interest -- Other Commodity Pools and Accounts." Unitholders will not be allowed to inspect the record of such accounts in light of the confidential nature of such records. However, the Trading Advisory Agreement provides that the Managing Owner may inspect all the records of JWH related to commodity trading for the purposes of confirming that the Fund has been treated equitably in light of JWH's trading for other accounts during the term of the Trading Advisory Agreement.

                     FIDUCIARY OBLIGATIONS OF THE MANAGING OWNER

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST

     As the Managing Owner of the Trust, CISI is subject to restrictions imposed on "fiduciaries" under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Declaration and Agreement of Trust and the Trading Advisory Agreement between the Trust and JWH. The scope of CISI's fiduciary obligations is defined and established, in large part, by the consent of each Unitholder, in subscribing to the Units, to the business terms of the Trust, as embodied in the Declaration and Agreement of Trust and described in this Prospectus. Certain of the conflicts of interest involved in the operation of the Trust may be impermissible under the fiduciary principles applied in certain other investment contexts. In the case of the Trust, such activities are authorized by disclosure and the informed consent of subscribers. One of the purposes underlying the disclosures contained in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain the Unitholders' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Trust. See "Conflicts of Interest" at page 76.

     The Managing Owner has selected CIS as the Trust's futures broker. JWH is required to clear the Trust's futures trades through CIS, as well as to transact the Trust's spot and forward trades on currencies and cash bullion through CISFS. The Brokerage Fee paid to CIS by the Trust is assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Trust they have consented to its basic structure, in which affiliates of the Managing Owner, and the Managing Owner itself, directly or indirectly receive substantial revenues from the Trust and the Managing Owner does not negotiate on behalf of the Trust to obtain fee or rate concessions from its affiliates which provide services to the Trust.

     The Trust, as a publicly-offered "commodity pool," is subject to the Blue Sky Guidelines. The Blue Sky Guidelines explicitly prohibit a sponsor of a commodity pool from "contracting away the fiduciary obligation owed to [the Unitholders] under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, it is virtually impossible for the Managing Owner to change such terms in a manner which disproportionately benefits the Managing Owner, as any such change could constitute self-dealing under common law fiduciary standards.

     The Declaration and Agreement of Trust provides that CISI and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of CISI or any of its affiliates if CISI or such affiliate, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by CISI or such affiliate. The Trust has agreed to indemnify CISI and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The Blue Sky Guidelines prescribe the maximum permissible extent to which the Trust can indemnify CISI and its affiliates and prohibit the Trust from purchasing insurance to cover indemnification which the Trust could not give directly.

REMEDIES AVAILABLE TO THE UNITHOLDERS

     Under Delaware law, a beneficial owner of a business trust may, under certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests in a trust may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

     In certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against CISI (a registered commodity pool operator), CIS (a registered futures commission merchant) and JWH (a registered commodity trading advisor), as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. There is a private right of action under the CEA. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

     In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interests of the corporation. The Managing Owner believes that similar principles apply to it in its management of the Trust.

     THE FOREGOING SUMMARY DESCRIBING IN GENERAL TERMS THE REMEDIES AVAILABLE TO UNITHOLDERS UNDER FEDERAL AND STATE LAW IS BASED ON STATUTES, RULES AND DECISIONS AS OF THE DATE OF THIS PROSPECTUS. THIS IS A DEVELOPING AND CHANGING AREA OF THE LAW. THEREFORE, UNITHOLDERS SHOULD CONSULT THEIR OWN COUNSEL AS TO THEIR EVALUATION OF THE STATUS OF THE APPLICABLE LAW SHOULD ANY ISSUES ARISE.


                                   USE OF PROCEEDS

PROCEEDS OF SUBSCRIPTIONS

     CIS pays from its own funds all selling commissions incurred on the sale of the Units. The organizational and initial offering costs advanced by CISI were reimbursed by the Trust to CISI on the initial closing date and such reimbursed amount is being amortized over the first 60 months of the Trust's operations.
At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the Net Assets of the Trust as of such month-end. If the Trust is terminated prior to the end of the amortization period or the entire amount of the organizational and initial offering costs is not amortized due to the 2% ceiling, CISI will return to the Trust any unamortized amount. Ongoing offering costs of up to 0.5% of the Trust's average month-end Net Assets during any fiscal year will be paid from the general assets of the Trust, not from the proceeds of subscriptions. The proceeds from the sale of the Units, plus the Managing Owner's required contribution in a minimum amount of 1% of the Trust's total capitalization, will be deposited in the Trust's trading account and available for speculative trading. DESPITE THE FACT THAT CIS PAYS THE SELLING COMMISSIONS DUE ON ALL UNIT SALES, THE TRUST IS NOT A "NO LOAD" INVESTMENT. THE 3% REDEMPTION CHARGE IN EFFECT THROUGH THE END OF THE ELEVENTH FULL MONTH AFTER UNITS ARE SOLD (I.E., AFTER THE LAST DAY OF THE MONTH AS OF WHICH UNITS ARE ISSUED) PROTECTS CIS FROM PAYING SELLING COMMISSIONS IN RESPECT OF UNITS WHICH DO NOT REMAIN OUTSTANDING LONG ENOUGH FOR CIS TO EARN BROKERAGE FEES CHARGED AGAINST THE CAPITAL ATTRIBUTABLE TO SUCH UNITS.

SPECULATIVE TRADING

     The primary use which the Trust makes of the proceeds of the offering of the Units is to support, both as actual margin and as funds held in reserve, the speculative trading of JWH pursuant to the Trading Programs. The Trust currently allocates Trust assets equally between the Original Investment Program and the Financial and Metals Portfolio. At the end of each quarter, JWH automatically rebalances the Trust's assets equally between these two Trading Programs. As of August 1, 1998, the Trust will allocate 40% of its assets to the original Investment program, 35% to the Financial and Metals Portfolio and 25% to the G-7 Currency Portfolio. JWH will rebalance the Trust's assets among these three Trading Programs in accordance with the preceding percentages. The Managing Owner may delay allocating Trust assets to the G-7 Currency Portfolio if it determines that to do so would be in the best interests of the Trust. The Managing owner may, with the agreement of JWH, alter the allocation between the Trading Programs, eliminate a Trading Program or add one or more other JWH programs.

     There can be no assurance in which markets or market sectors the Trust will participate or may be concentrated at any one time or over time.

     The strategies implemented by JWH are described in general terms (these strategies are proprietary and confidential and, accordingly, cannot be described in detail) under "John W. Henry & Company, Inc. -- Trading Techniques." JWH has the flexibility to alter, in its discretion, its trading method (including technical trading systems, risk control overlays and money management principles), as well as to change the futures and forward markets traded for the Trust. JWH may modify the method used for the Trust so as to include new methods of analysis and may utilize non-trend-following systems or market-forecasting strategies. Unitholders will not be notified of changes in the markets traded or modifications, additions or deletions to JWH's methods unless such changes are considered by the Managing Owner to be material.

MAINTENANCE OF ASSETS; INTEREST INCOME

     Generally the Trust's assets are deposited with CIS and CISFS. Although currently not contemplated, CISI may deposit a portion of Trust assets with a Custodian and engage a third-party cash manager to manage such assets. Such assets will be invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities. The fees of such third-party cash manager will be paid by the Trust. CIS has agreed to credit to the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. THERE CAN BE NO ASSURANCE THAT, IF THE SERVICES OF ONE OR MORE CASH MANAGERS ARE USED, THE TRUST WILL AVOID LOSS OF PRINCIPAL WITH RESPECT TO TRUST ASSETS PLACED WITH SUCH MANAGERS.

     The Trust's assets are used either as margin to secure the Trust's obligations under the open positions which it holds in the markets or as a reserve to support further trading in the event of market losses. The assets deposited as margin with and held by the Futures Broker are held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts" (in the case of futures and options traded on non-U.S. exchanges), as prescribed by the CEA and applicable CFTC regulations. Assets deposited as margin with and held by the Foreign Currency Broker are held in unregulated accounts. In general, approximately 80% to 94% of the Trust's assets are held in customer segregated funds accounts or with a Custodian, approximately 5% to 15% in foreign futures and options secured amount accounts and approximately 1% to 5% in unregulated accounts. Assets held in "customer segregated funds accounts" may be held in cash or invested in United States Treasury bills or notes. Assets held at a Custodian may be held in cash or invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities. On the 5th business day of each month, CIS and CISFS credit the Trust with interest on 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month at the average 91-day Treasury bill rate for such previous month in respect of deposits denominated in dollars. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the investment adviser) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

     On Trust assets held in a foreign currency (for purposes of making margin deposits with respect to positions on an exchange outside the United States on which JWH currently trades), CIS and CISFS credit the Trust with interest on the 5th business day of each month on the average daily balance of Trust assets held in such currency during the previous month at a rate equal to 0.75% below the average rate paid with respect to deposits in such currency by the relevant clearing association for such previous month (which is zero in certain cases) except that the rate of interest at which CIS or CISFS credit the Trust for deposits in Spanish Pesetas will be 2.75% below the average Madrid interbank offered rate for the month in question. With respect to currencies required for margin on markets not currently traded by JWH, CIS and CISFS will credit the Trust with interest at the rates paid by, respectively, CIS and CISFS to other accounts similar in size and character to that of the Trust.

     Interest income exceeding the amount credited by CIS and CISFS to the Trust's account will be retained by CIS and CISFS, respectively, but in no event shall such interest income exceed, in the aggregate, 20% of the interest income derived from the Trust's assets.

     To the extent that the Trust participates in the spot and forward currency and precious metals markets, the Trust is required to deposit margin with CISFS. CIS satisfies such margin requirements by transferring Trust assets from the Trust's account at CIS to CISFS. Amounts transferred to CISFS as margin on spot and forward currency and precious metals positions are not held by CISFS as customer segregated funds under the CEA and the rules of the CFTC but are included in determining the interest to be credited to the Trust as described above.

     The Declaration and Agreement of Trust strictly prohibits the Trust from lending any of its assets to any person or entity. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity (deposit of Trust assets with the Futures Broker or CISFS does not constitute commingling for these purposes).


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

                                       CHARGES



                              CHARGES PAID BY THE TRUST


     The Trust is subject to the following charges and fees.

RECIPIENT      NATURE OF PAYMENT        AMOUNT OF PAYMENT
---------      -----------------        -----------------

CISI           Organizational and       CISI advanced these costs, approximately
               initial offering costs   $650,000, the amount of which was
                                        reimbursed to CISI by the Trust at the
                                        initial closing and is being amortized
                                        over the first 60 months of the Trust's
                                        operations, up to a limit at each
                                        month-end of 1/60 of 2% of Net Assets as of such month-end. CISI will return any unamortized amount to the Trust at the end of the amortization period or earlier termination of the Trust.

Third Parties  Ongoing offering costs   Actual; up to the maximum of 0.5% of the
                                        Trust's average month-end Net Assets in
                                        each fiscal year.

CIS            Brokerage Fee            6.5% annually (or approximately 0.542%
                                        per month) of the Trust's month-end
                                        assets (after deduction of the
                                        Management Fee payable to JWH) is paid
                                        to CIS.  Such Brokerage Fee covers all
                                        brokerage, exchange, clearing and NFA
                                        fees incurred in the Trust's trading
                                        (including brokerage fees payable to
                                        CISFS on spot and forward currency and
                                        precious metals trading).

                                        Certain large investors are eligible to
                                        be charged the Special Brokerage Fee
                                        Rate as described under "Charges --
                                        Brokerage Fee -- Special Brokerage Fee
                                        Rate."

CIS and CISFS  Interest income          CIS and CISFS credit the Trust with
               earned above amount      interest on 100% of the Trust's average
               credited to the Trust,   daily balances on deposit with CIS
               if any                   or CISFS, as the case may be, during
                                        each month at the average 91-day
                                        Treasury bill rate for that month in
                                        respect of deposits denominated in
                                        dollars or at the applicable rates in
                                        respect of deposits denominated in
                                        currencies other than dollars (which may be zero in some cases). See "Use of Proceeds -- Maintenance of Assets;
                                        Interest Income."  Interest income
                                        exceeding the amount credited by CIS and CISFS to the Trust's account will be retained by CIS and CISFS, respectively.

Third Parties  Administrative expenses  Actual; currently estimated to be approximately $70,000 annually.

JWH            Management Fee           4% annually (or approximately 0.333% per
                                        month) of the Trust's month-end assets
                                        after deduction of a portion of the
                                        Brokerage Fee at a 1.25% annual rate
                                        (rather than 6.5% annual rate); payable
                                        monthly.

JWH            Incentive Fee            As of each calendar quarter-end, 15% of
                                        any New Trading Profit for such quarter
                                        will be paid to JWH. Trading Profit for any period equals the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter,
                                        (ii) the net of any unrealized profits
                                        and

RECIPIENT      NATURE OF PAYMENT        AMOUNT OF PAYMENT
---------      -----------------        -----------------

                                        losses on open positions as of the end
                                        of such quarter less the net of any
                                        unrealized profits and losses on open
                                        positions as of the end of the
                                        immediately preceding quarter, minus
                                        (iii) the Brokerage Fee at the annual
                                        rate of 1.25% (rather than 6.5% annual
                                        rate) of the Trust's month-end assets
                                        and the Management Fee.

                                        Trading Profit does not include interest income.

                                        Trading Profit is calculated on the
                                        basis of the overall performance of the
                                        Trust, not the performance of each
                                        Trading Program considered individually.

                                        New Trading Profit for any quarter is
                                        the amount of cumulative calendar
                                        quarter-end Trading Profit in excess of
                                        the highest level of such cumulative
                                        Trading Profit as of any previous
                                        calendar quarter-end.

                                        BECAUSE THE INCENTIVE FEE IS CALCULATED
                                        ON THE BASIS OF ANY TRADING PROFIT
                                        ACHIEVED BY THE TRUST IN EXCESS OF THE
                                        HIGHEST LEVEL OF CUMULATIVE TRADING
                                        PROFIT ACHIEVED BY THE TRUST AS OF ANY
                                        PREVIOUS CALENDAR QUARTER-END, RATHER
                                        THAN ON THE BASIS OF INCREASES IN THE
                                        NET ASSET VALUE PER UNIT OVER THE
                                        HIGHEST NET ASSET VALUE AS OF ANY
                                        PREVIOUS CALENDAR QUARTER-END, THE
                                        INCENTIVE FEEs PAID TO JWH MAY NOT
                                        REFLECT THE INVESTMENT EXPERIENCE OF ANY
                                        PARTICULAR UNITHOLDER.  IN FACT, JWH MAY
                                        BE PAID SUBSTANTIAL INCENTIVE FEES
                                        (ALLOCATED EQUALLY AMONG ALL OUTSTANDING
                                        UNITS) EVEN THOUGH SOME UNITS HAVE
                                        DECLINED SIGNIFICANTLY IN VALUE FROM
                                        THEIR INITIAL PURCHASE PRICE.

                                        AS INCENTIVE FEES ARE CALCULATED ON THE
                                        BASIS OF QUARTER-END HIGHS IN CUMULATIVE
                                        TRADING PROFIT, SUBSTANTIAL INCENTIVE
                                        FEES MAY (IRRESPECTIVE OF THE FACT THAT
                                        UNITS ARE PURCHASED AT DIFFERENT TIMES
                                        AND PRICES, AND MAY HAVE MATERIALLY
                                        DIFFERENT INVESTMENT EXPERIENCES DURING
                                        A YEAR) ACCRUE IN A CALENDAR YEAR EVEN
                                        THOUGH THE TRUST HAS AN OVERALL LOSS FOR
                                        SUCH YEAR.

Third Parties  Reimbursement of         Actual payments to third parties;
               delivery, insurance,     not subject to estimate.
               storage and any other
               extraordinary charges;
               taxes (if any)

                               ------------------------


ORGANIZATIONAL AND INITIAL OFFERING COSTS

     The Trust's organizational and initial offering costs, approximately $650,000, were advanced by CISI and reimbursed, without interest, to CISI by the Trust at the initial closing. The amount of such organizational and initial offering cost reimbursement is being amortized over 60 months commencing June 1997. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the Net Assets of the Trust as of such month-end. The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times

(y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of Net Assets at that month-end. If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to CISI is not amortized at the end of the 60-month period due to the 2% limitation, CISI shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

BROKERAGE FEE

     BROKERAGE FEE RATE

     Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's month-end assets after deduction of the Management Fee. CIS receives such Brokerage Fee, irrespective of the number of trades executed on the Trust's behalf.

     SPECIAL BROKERAGE FEE RATE

     All or a portion of the Units held by certain large investors are eligible to be charged a lower Brokerage Fee rate as described below (such Unitholders are referred to as "Eligible Unitholders"). A Unitholder who purchases at least $5,000,000 of Units as of any month-end will effectively be charged the Brokerage Fee at the flat rate of 5% per annum (or 0.417% per month) of the Trust's assets (after deduction of the Management Fee) attributable to such Units (such reduced Brokerage Fee rate is referred to as the "Special Brokerage Fee Rate"). So long as such Eligible Unitholder holds Units of an aggregate issue price of at least $5,000,000 through each subsequent month-end, the Eligible Unitholder will be eligible for the Special Brokerage Fee Rate at each such month-end, regardless of the then aggregate Net Asset Value of such Units. If, however, such Eligible Unitholder redeems any Units at any month-end resulting in such Eligible Unitholder's holding Units of an aggregate issue price of less than $5,000,000, then the Eligible Unitholder will no longer be eligible for the Special Brokerage Fee Rate assessed for such month, even if the aggregate Net Asset Value of the unredeemed Units exceeds $5,000,000 at such month-end.

     If investors acquire Units at more than one time, their Units will be treated on a "first-in, first-out" basis for purposes of determining which of their Units will be charged the Special Brokerage Fee Rate. An investor who makes an incremental purchase of Units on a closing date that causes the aggregate issue price of all of such investor's Units to equal at least $5,000,000 will be charged the Special Brokerage Fee Rate with respect to such incrementally purchased Units as of the next month-end but with respect to earlier purchased Units only after such Units have been outstanding for at least twelve full months. For example, if an investor makes an initial investment of $3,000,000 as of March 31, 1998 ("Initial Purchase Date") and an incremental investment of $3,000,000 as of September 30, 1998 ("Subsequent Purchase Date"), such Eligible Unitholder will be eligible to be charged the Special Brokerage Fee Rate (i) immediately with respect to Units acquired as of the Subsequent Purchase Date and (ii) as of April 30, 1999 with respect to Units acquired as of the Initial Purchase Date. If the Eligible Unitholder redeems Units of an aggregate initial issue price of $1,000,000 as of January 31, 1999, the Eligible Unitholder will be deemed to have redeemed Units issued on the Initial Purchase Date and, therefore, will remain eligible to be charged the Special Brokerage Fee Rate with respect to all $3,000,000 of Units acquired as of the Subsequent Purchase Date and, commencing April 30, 1999, will be eligible to be charged the Special Brokerage Fee Rate with respect to the Units of an aggregate initial issue price of $2,000,000 acquired as of the Initial Purchase Date that remain outstanding as of such date. If, however, the Eligible Unitholder redeems Units of an aggregate initial issue price of $4,000,000 as of January 31, 1999, the Eligible Unitholder will no longer be eligible to be charged the Special Brokerage Fee Rate as of the redemption date on any of the investor's unredeemed Units. Moreover, the Eligible Unitholder will be assessed the 3% early redemption charge on the redeemed Units because they have been outstanding for less than eleven full months. If the Eligible Unitholder redeems (for the first time) Units of an aggregate initial issue price of $4,000,000 as of June 30, 1999, for example, the Eligible Unitholder again will no longer be eligible to be charged the Special Brokerage Fee Rate as of the redemption date on any of the investor's unredeemed Units. However, in this case, the Eligible Unitholder will be assessed the 3% early redemption charge only on Units of an aggregate initial issue price of $1,000,000 -- as Units are also treated on a "first-in, first-out" basis for purposes of assessing the 3% redemption charge, the investor will not have to pay any redemption charge on Units of an aggregate initial issue price of $3,000,000 because Units acquired as of the Initial Purchase Date are considered to have been redeemed first.

     In order to maintain a uniform Net Asset Value per Unit, the Managing Owner will determine the capital account with respect to each Unitholder as of the end of each month as though every Unit outstanding were charged an allocable share of the Brokerage Fee at the standard 6.5% annual rate. The Managing Owner will then calculate the difference between the allocable share of the Brokerage Fee at the standard rate and at the Special Brokerage Fee Rate ("Brokerage Fee Excess") for Units held by each Eligible Unitholder that are eligible for the Special Brokerage Fee Rate and will invest such difference the following month-end in additional Units to be owned by the Eligible Unitholder to the extent Units are available for sale. To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such month-end, the Brokerage Fee Excess will be distributed to the Eligible Unitholder in cash. See "Federal Income Tax Aspects -- Cash Distributions and Redemptions of Units" for federal income tax consequences of such distribution. Eligible Unitholders that receive additional Units in respect of a Brokerage Fee Excess will bear a proportionally greater share of the amortization of organizational and initial offering expenses.

     GENERAL

     STATE SECURITIES ADMINISTRATORS REQUIRE THE MANAGING OWNER TO STATE THAT THE BROKERAGE COMMISSIONS PAID BY THE TRUST WILL NOT BE INCREASED DURING ANY PERIOD IN WHICH EARLY REDEMPTION CHARGES ARE IN EFFECT (WHICH PERIOD MIGHT WELL REPRESENT THE ENTIRE LIFE OF THE TRUST, AS REDEMPTION CHARGES CONTINUE TO BE PAYABLE, IN RESPECT OF THE UNITS MOST RECENTLY SOLD, UNTIL THE END OF THE ELEVENTH FULL MONTH AFTER THEIR SALE).

     CIS pays from the Brokerage Fees received from the Trust all costs of executing and clearing the Trust's trades, including NFA transaction fees assessed on the Trust's trading on United States exchanges, exchange and clearing fees (but not "give-up" charges), and brokerage fees charged by CISFS on spot and forward contracts on currencies and precious metals. NFA transaction fees currently equal $0.20 per round-turn trade of a futures contract and $0.10 for each purchase or sale of a commodity option (if an option is exercised, an additional $0.20 fee will be payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).

     In addition, CIS and CISFS receive and retain as part of their compensation for providing brokerage services to the Trust the interest income earned on the assets of the Trust on deposit with CIS which exceeds the amount of interest credited by CIS and CISFS, respectively, to the Trust's account. See "Use of Proceeds -- Maintenance of Assets; Interest Income."


     Other brokerage firms may charge less for brokerage services similar to those to be provided by CIS to the Trust. The round-turn equivalent of the Trust's flat-rate Brokerage Fee will vary, perhaps materially, depending on the frequency with which JWH places orders for the Trust. The frequency with which JWH trades will, in turn, be materially affected by market conditions as well as by the programs used from time to time for the Trust. However, as of the date of this Prospectus, the Managing Owner estimates that, based on the recent trading experience of JWH, the Trust's flat-rate Brokerage Fee should be the equivalent to a round-turn brokerage commission of approximately $87.23 per round-turn trade (including the Trust's spot and forward trades on a futures-equivalent basis in the denominator used in calculating the per-trade cost of the 6.5% annual Brokerage Fee). The Managing Owner will report, in the annual reports it distributes to Unitholders, the approximate round-turn equivalent rate paid by the Trust on its futures and spot and forward trading during the previous year.

     JWH may execute trades through brokers other than CIS, in which case the trades will be given up to be cleared by CIS. Any additional costs involved in such "away" executions will be paid by the Trust.

     CIS pays selling commissions and ongoing compensation from its own funds to Selling Agents. See "-- Selling Commissions and Ongoing Compensation."

ONGOING OFFERING COSTS

     The Trust pays all routine costs incurred in the ongoing offering of the Units. Such costs include the costs of updating this Prospectus and regulatory compliance, escrow fees and registration fees if additional Units are registered. It is difficult to predict the amount of the ongoing offering costs which will be incurred by the Trust as (i) the Managing Owner may suspend or terminate the offering at any time, (ii) registration fees will vary depending upon how many Units are sold, (iii) processing expenses are materially affected by the amount of time and expenses necessary to complete all required regulatory procedures (and there is no certainty, from one filing to the next, as to the amount of time that will be required to obtain regulatory clearance), and (iv) a variety of other factors. The Managing Owner believes that ongoing offering costs could range from approximately $50,000 to approximately $250,000 or more per year. However, the Managing Owner will absorb all such costs to the extent that they exceed 0.5% of the Trust's average month-end Net Assets during any fiscal year.

MANAGEMENT FEE

     Each month, the Trust pays JWH a Management Fee at the annual rate of 4% (or a monthly rate of approximately 0.333%) of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end Trust assets but before deduction of any Management Fees, distributions, redemptions or Incentive Fee accrued or payable as of the relevant month-end.

INCENTIVE FEE

     CALCULATION OF THE INCENTIVE FEE

     The Trust pays to JWH a quarterly Incentive Fee equal to 15% of New Trading Profit. New Trading Profit in any quarter is equal to the Trading Profit for such quarter that is in excess of (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end; or (ii) $0, if higher (the "High Water Mark").

     Trading Profit is equal to the sum of (i) the net of any profits and losses realized on all trades closed out during a period, (ii) the net of any unrealized profits and losses on open positions as of the end of such period less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding period and (iii) the cumulative trading loss since the most recent period for which an Incentive Fee was payable (or, if no incentive fee has been paid, $0) minus (iv) the Brokerage Fee at the annual rate of 1.25% (rather than 6.5% annual rate) of the Trust's month-end assets and the Management Fee. Trading Profit does not include interest income.

     Incentive Fees accrue monthly but are paid at the end of each calendar quarter. Accrued but unpaid Incentive Fees reduce (or, in the event that a previous accrual is reversed, increase) the month-end Net Asset Value of Units. However, Incentive Fees previously paid do not reduce Trading Profit (I.E., JWH does not have to "earn back" its Incentive Fee in order to produce New Trading Profit on which Incentive Fees may be paid).

     The Incentive Fee is calculated based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust.

     If Trust assets under JWH's management are reduced by redemptions, distributions or reallocations at any month-end other than a calendar quarter-end when New Trading Profit exists, the accrued Incentive Fee on the New Trading Profit attributable to the amount so reduced ("Withdrawn Profits") shall be deducted from the redemption proceeds, distributions or reallocations, as the case may be and paid to JWH, and Withdrawn Profits shall not be included in New Trading Profit for the calculation of Incentive Fee payable to JWH at the end of that calendar quarter. In the event there is a cumulative loss when Units are redeemed or assets are reduced due to distributions or reallocations, the amount of such cumulative loss will be reduced as of the date of redemption in the same proportion that the aggregate number of Units redeemed bears to the total number of Units outstanding immediately prior to such redemption, distribution or reallocation. The Incentive Fee (if any) allocable to Units redeemed on or prior to the end of the first eleven full months after their issuance is not affected by the 3% redemption charge from the redemption proceeds of such Units.

     For example, assume that the Trust's Net Asset Value at the commencement of trading on March 31, 1997 is $10,000,000. If at the end of the first month of trading, Trading Profit recognized on both open and closed futures positions, less the Management Fee and a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of Trust assets, equaled $100,000, all of such Trading Profit would constitute New Trading Profit. $100,000 of New Trading Profit would result in a $15,000 Incentive Fee. Consequently, while no Incentive Fee would be due from the Trust as a whole because such month-end was not a quarter-end, Unitholders who redeemed their Units as of the end of the first month of trading would receive redemption proceeds (prior to reduction for the redemption charge then due) reflecting a Net Asset Value for the Trust of approximately $10,085,000. Assume that by the end of the next month, subsequent losses have reduced the initial $100,000 gain to a loss of $(80,000). A cumulative trading loss of $(80,000) would exist (irrespective of the fact that $180,000 had been lost since the previous month-end -- as opposed to quarter-end -- high). If Unitholders thereupon withdrew 50% of their interest in the Trust, such trading loss would, for purposes of future Incentive Fee calculations, itself be reduced by 50% to $40,000. If, during the following month, Trading Profit recognized on both open and closed positions equaled $100,000, New Trading Profit of $60,000 would be accrued as of the end of such quarter, and JWH would be entitled to an Incentive Fee equal to 15% of $60,000, or $9,000.

     POSSIBLE MISALLOCATION OF THE INCENTIVE FEES AMONG INVESTORS

     The Incentive Fee payable to JWH is calculated on the basis of the cumulative Trading Profit (if any) achieved by the Trust over the High Water Mark. However, cumulative Trading Profit may be generated even though the Net Asset Value per Unit has declined, perhaps substantially, below the purchase price of many outstanding Units, because Trading Profit is calculated on the basis of the overall gains achieved by the Trust, irrespective of the number of Units among which such gains are distributed. For example, if (i) 100,000 Units were initially sold for $100 per Unit, (ii) the Trust incurred a $1,000,000 loss in the first month of trading, (iii) an additional 100,000 Units were sold as of the end of the first month at Net Asset Value per Unit of $90, and (iv) the Trust recognized a gain (after deduction of the Brokerage Fee and the Management
Fee) of $1,500,000 through the end of the first quarter of trading, an Incentive Fee would be payable to JWH in respect of the $500,000 of cumulative Trading Profit recorded as of the end of such quarter even though the Net Asset Value per Unit would be less than $100 (in fact, $97.50 per Unit, prior to deduction of a $0.375 per Unit Incentive Fee). IT IS POSSIBLE THAT CERTAIN UNITS WILL PAY SUBSTANTIAL INCENTIVE FEES DESPITE THE NET ASSET VALUE PER UNIT HAVING DECLINED SIGNIFICANTLY BELOW THE PURCHASE PRICE OF SUCH UNITS.

     If Units are purchased during a calendar quarter at a Net Asset Value reduced by an accrued Incentive Fee and subsequent losses during such quarter result in reversals of such Incentive Fee accruals, such reversals will mitigate the losses incurred by all Units, including the newly purchased Units, and will not be allocated entirely to the Units outstanding when the new Units were purchased at a Net Asset Value already fully reduced by the subsequently reversed Incentive Fee accruals.

ADMINISTRATIVE EXPENSES

     The Trust pays its actual periodic legal, accounting, auditing, printing, recording and filing fees, postage charges and Trustee's fees, which together are currently estimated at approximately $70,000 annually.

EXTRAORDINARY EXPENSES

     The Trust will be required to pay any extraordinary charges (such as taxes) incidental to its trading, including delivery, insurance and storage charges. These charges are not susceptible to estimate. Extraordinary expenses, if any, will not reduce Trading Profits for purposes of Incentive Fee calculations.

     CISI SENDS EACH UNITHOLDER A MONTHLY STATEMENT WHICH INCLUDES A DESCRIPTION OF THE TRUST'S PERFORMANCE DURING THE PRIOR MONTH AND SETS FORTH, AMONG OTHER THINGS, THE BROKERAGE FEE, MANAGEMENT FEE, ORGANIZATIONAL AND INITIAL OFFERING COST AMORTIZATION, ADMINISTRATIVE EXPENSES, ONGOING OFFERING COSTS AND ANY EXTRAORDINARY EXPENSES PAID, AS WELL AS ANY INCENTIVE FEE ALLOCATED WITH RESPECT TO SUCH MONTH.


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                                CHARGES PAID BY OTHERS

     The following costs relating to the sale of the Units and the operation of the Trust are paid by the entities indicated below.

BROKERAGE FEE FOR CURRENCY AND PRECIOUS METALS TRADING

     CIS pays CISFS, from CIS's own funds, brokerage fees on a per trade basis for the Trust's trading of spot and forward contracts on currencies and precious metals.

SELLING COMMISSIONS AND ONGOING COMPENSATION

     CIS pays the Selling Agents, from its own funds without reimbursement by the Trust, up to 4% selling commissions due in respect of Units sold (up to 2.5% in respect of Units sold to Eligible Unitholders). Furthermore, CIS pays the Selling Agents ongoing compensation from its own funds without reimbursement by the Trust -- up to 4% per annum of the average month-end Net Asset Value per Unit for all Units which remain outstanding for longer than twelve months (up to 2.5% per annum in respect of Units owned by Eligible Unitholders), beginning in the thirteenth month after sale and continuing until redemption -- in respect of Units sold by eligible Selling Agents. Selling Agents ineligible to receive ongoing compensation may receive installment selling commissions which, when added to the initial selling commission, may not exceed 9% of the initial subscription price of each Unit sold by any such Selling Agent. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."

     Wholesalers who introduce Additional Selling Agents to CIS will share the selling commissions and ongoing compensation (or installment selling commissions) with their respective Additional Selling Agents. Additional Selling Agents who distribute Units through correspondents will also share the selling commissions and ongoing compensation (or installment selling commissions) with their respective correspondents. See "Plan of Distribution -- Selling Agents."

REDEMPTION CHARGES

     Units redeemed on or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be deducted from redemption proceeds and paid to CIS. In the event that an investor acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable. For an example of application of "first-in, first-out" treatment, see "Charges -- Brokerage Fee -- Special Brokerage Fee Rate."

     Units are deemed to be sold, for purposes of determining whether redemption charges are applicable, as of the date that subscription funds are released from escrow (I.E., on the last day of a calendar month) and not the date that investors' subscriptions are accepted or the subscription funds are deposited into escrow. See also "Redemptions; Net Asset Value."

     Redemptions will be made at a Net Asset Value per Unit reduced by any accrued Incentive Fee allocable (equally to all outstanding Units) to Units when redeemed. Any such accrued Incentive Fee will be paid to JWH.


                                BROKERAGE ARRANGEMENT

THE FUTURES BROKER

     Cargill Investor Services, Inc., the Lead Selling Agent, is also the Trust's Futures Broker. CIS executes and clears the Trust's futures transactions and provides other brokerage-related services. CIS is a Delaware corporation. Its principal office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. It has offices and affiliated offices in Chicago, New York, Kansas City and Minneapolis as well as in England, France, Singapore and Japan. The clients of CIS include commercial and financial institutions that use the futures markets for risk management purposes as well as private investors. CIS has more than 550 employees. CIS is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned international merchant, warehouser, processor and transporter of agricultural and other bulk commodities that was founded in 1865.



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

     CIS is a clearing member of all of the principal futures exchanges in the United States and is a clearing broker or has clearing relationships on all major world futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity. Certain employees of CIS are members of U.S. futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearing houses and NFA. In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Trust.

     Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges. If the Trust makes or accepts delivery of grain or soybean products pursuant to a futures contract, it is possible that, under exchange rules governing settlement of the contract, the Trust may tender or receive negotiable warehouse receipts issued by Cargill, Incorporated.

     Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes. Such hedging transactions are generally implemented by employees of Cargill, Incorporated and CIS generally executes or clears those transactions. The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Trust for futures market positions. Thus, in certain instances, CIS may have orders for trades from the Trust and from Cargill, Incorporated or its affiliates, and CIS might be deemed to have a conflict of interest with respect to the sequence in which such orders will be transmitted to the trading floors of futures exchanges. In order to assure impartial treatment for such orders, CIS has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order. The Trust might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates. It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Trust. Records of such trading will not be made available to Unitholders. It is possible that these entities may compete for similar positions in the futures markets. No officers, directors or employees of CIS or its affiliates will trade futures speculatively for their own accounts.

     In the ordinary course of its business, CIS is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Trust.

     The Trust and CIS have entered into a Customer Agreement that provides that, for as long as the Trust maintains an account with CIS, CIS will execute trades for the Trust upon instruction of JWH, and will receive monthly flat-rate Brokerage Fees. The Customer Agreement has an initial term ending on the last day of the twelfth full calendar month following commencement of trading by the Trust and is terminable on 60 days' notice by either party. If for any reason the Trust elects to terminate the Customer Agreement with CIS, no assurance may be given that the Trust will be able to retain the brokerage services of another futures broker at the same commission rate. In addition, under the Declaration and Agreement of Trust, Unitholders owning more than 50% of the outstanding Units may cause the Trust to terminate the Customer Agreement. CIS is responsible for execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Trust's account. The agreement provides that CIS will not be liable to the Trust except for bad faith or negligence.

     Trust assets are deposited with CIS in its capacity as the Trust's Futures Broker. CIS credits interest monthly to the Trust's account on substantially all of the Trust's average daily balances on deposit at CIS, as described under "Use of Proceeds -- Maintenance of Assets; Interest Income." CIS receives and retains any increment of interest earned on the assets of the Trust in excess of the amount credited to the Trust's account.

THE FOREIGN CURRENCY BROKER

     CIS Financial Services, Inc. acts as the Trust's counterparty in the Trust's spot and forward contracts trades. CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc. Under most normal circumstances, CISFS will contact at least two counterparties for a quote on each of the Trust's currency and precious metals trades. CISFS will enter a spot or forward contract with the selected counterparty and will enter into a back-to-back spot or forward contract with the Trust at the same price CISFS buys from (or sells to) the selected counterparty.


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

                             REDEMPTIONS; NET ASSET VALUE

REDEMPTIONS

     THE TRUST IS INTENDED AS A MEDIUM- TO LONG-TERM, "BUY AND HOLD" INVESTMENT. THE TRUST'S OBJECTIVES ARE TO ACHIEVE SUBSTANTIAL CAPITAL APPRECIATION OVER TIME. THE TRUST IS NOT INTENDED TO ACHIEVE, NOR TO ATTEMPT TO ACHIEVE, SIGNIFICANT APPRECIATION OVER THE SHORT TERM.

     A Unitholder may cause the Trust to redeem any or all of such Unitholder's Units at Net Asset Value as of the close of business on the last business day of any calendar month. Written redemption requests may be submitted to CISI or to a redeeming Unitholder's Registered Representative but in either case must be received by CISI no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end.
A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.

     Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming Unitholder or to the Unitholder's customer securities account as directed by the Unitholder. However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may, in turn, delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay. See "Section 12. Redemptions" in Exhibit A -- Third Amended and Restated Declaration and Agreement of Trust.

     A Unit which is redeemed at or prior to the end of the eleventh full month after its sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption. In the case of Units sold during the Initial Offering Period, the date of sale for purposes of determining whether redemption charges apply will be the date subscription funds held in escrow are released to the Trust and the Trust begins trading, not the date that investors subscribe for Units, have their subscriptions accepted or have their customer securities accounts debited into escrow in the amount of their subscriptions. Units are considered "sold" for purposes of determining whether redemption charges apply as of the last business day of the calendar month as of which such Units are issued (not as orders for Units are submitted or accepted). The redemption charge will be subtracted from the redemption price of the Unit and paid to CIS. In the event that an investor acquires Units at more than one time, such investor's Units will be treated on a "first-in, first-out" basis for purposes of determining whether redemption charges apply.

     Applicable state "Blue Sky" policies require that redemption charges not be assessed on any Unitholder who redeems because the Trust's expenses have increased.

     The Managing Owner may declare additional redemption dates, including Special Redemption Dates under certain circumstances. If as of the close of business on any day the Net Asset Value of a Unit has decreased to less than 50% of the previous highest month-end net Asset Value per Unit, after adding back all distributions, the Managing Owner shall liquidate all of the Trust's open positions, suspend trading and within ten business days after the suspension of trading declare a Special Redemption Date by notice to Unitholders and otherwise in accordance with the Declaration of Trust.

     Unitholders may not transfer or assign Units without providing prior written notice to the Managing Owner. No assignee may become a substitute Unitholder except with the consent of the Managing Owner.

     NOTICES OF REDEMPTION ARE IRREVOCABLE ONCE SUBMITTED. THE NET ASSET VALUE PER UNIT AS OF THE DATE OF REDEMPTION MAY DIFFER SUBSTANTIALLY FROM THE NET ASSET VALUE PER UNIT AS OF THE DATE THAT IRREVOCABLE NOTICE OF REDEMPTION MUST BE SUBMITTED.

     UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM ANY SUCH UNITS, PROVIDED THAT AT LEAST $1,000 OF UNITS ARE REDEEMED AND THAT THE MINIMUM INVESTMENT OF $1,000 IS MAINTAINED AFTER ANY PARTIAL REDEMPTION.


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

NET ASSET VALUE

     The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding.

     Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Incentive Fee liabilities reduce Net Asset Value (subject, however, to possible whole or partial reversal if the Trust incurs subsequent losses) even if such accrued Incentive Fees may never, in fact, be finally paid to JWH.

     Organizational and initial offering cost reimbursement do not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.


                             THE TRUST AND THE TRUSTEE


     THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION OF THE TRUST AND THE TRUSTEE'S AND MANAGING OWNER'S RESPECTIVE RESPONSIBILITIES CONCERNING THE TRUST. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOURTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST (THE "DECLARATION AND AGREEMENT OF TRUST") ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION AND AGREEMENT OF TRUST.

PRINCIPAL OFFICE; LOCATION OF RECORDS

     The Trust is organized under the Delaware Business Trust Act. The Trust is administered by the Managing Owner, whose office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois (telephone: (312) 460-4000). The records of the Trust, including a list of the Unitholders and their addresses but excluding detailed trading records of JWH, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration and Agreement of Trust. (Section
10). There is a limitation to non-commercial purposes. Transfer agent services will be provided by CIS at 233 South Wacker Drive, Suite 2300, Chicago, Illinois at no additional cost to the Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.

CERTAIN ASPECTS OF THE TRUST

     THE TRUST IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS OF A LIMITED PARTNERSHIP.

     No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of the general partner in a limited partnership.
(Sections 5(a), 9 and 19).

     Although units of beneficial interest in a trust need not carry any voting rights, the Declaration and Agreement of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 19).


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

     The Delaware Business Trust Act under which the Trust is formed is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

THE TRUSTEE

     Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with either the Managing Owner or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration and Agreement of Trust.

     The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration and Agreement of Trust.

     The Trustee serves as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration and Agreement of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Managing Owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

     Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration and Agreement of Trust.

     Under the Declaration and Agreement of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration and Agreement of Trust.
In the course of its management, the Managing Owner may, in its sole and absolute discretion, retain such persons (except where the Managing Owner has been notified by the Unitholders that the Managing Owner is to be replaced as the managing owner), including an affiliate or affiliates of the Managing Owner, as the Managing Owner deems necessary for the efficient operation of the Trust. (Sections 2 and 9).

     Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

MANAGEMENT OF TRUST AFFAIRS; VOTING BY UNITHOLDERS

     The Unitholders take no part in the management or control, and have no voice in the operations of the Trust or its business. (Section 9(a)). Unitholders may, however, remove and replace the Managing Owner as the managing owner of the Trust, and may amend the Declaration and Agreement of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. (Section 19(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 19(c)). The Managing Owner has no power under the Declaration and Agreement of Trust to
restrict any of the Unitholders' voting rights.  (Section 19(c)).   Any Units
purchased by the Managing Owner or its affiliates, as well as the Managing Owner's general liability interest in the Trust are non-voting. (Section 7).


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

     The Managing Owner has the right unilaterally to amend the Declaration and Agreement of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Trust's tax allocations or to comply with certain regulatory requirements. (Section 19(a)).

     In the event that the Managing Owner or the Unitholders vote to amend the Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 19(c)).

RECOGNITION OF THE TRUST IN CERTAIN STATES

     A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. In order to protect Unitholders against any loss of limited liability, the Declaration and Agreement of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Trust itself indemnifies all Unitholders against any liability which such Unitholders might incur in addition to that of a limited partner. The Managing Owner is generally liable for all obligations of the Trust and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE TRUST BY UNITHOLDERS

     The Units are limited liability investments; investors may not lose more than the amount which they invest plus any profits recognized on their investment. (Section 8(d)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or in violation of the Declaration and Agreement of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration and Agreement of Trust that they will indemnify the Trust for any harm suffered by it as a result of
(i) Unitholders' actions unrelated to the business of the Trust or
(ii) transfers of their Units in violation of the Declaration and Agreement of Trust. (Section 18(c)).

TRANSFERS OF UNITS RESTRICTED

     A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his or her Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner. (Section 11).

     There will be no certificates for the Units. (Section 7(a)). Any transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner. (Section 11).

REPORTS TO UNITHOLDERS

     Each month the Managing Owner will provide Unitholders with a current monthly Account Statement relating to the Trust and report such other information as the CFTC may require to be given to the participants in "commodity pools" such as the Trust and any such other information as the Managing Owner may deem appropriate. The Managing Owner will distribute to Unitholders, within 90 days after the close of each fiscal year, Annual Report containing financial statements certified by an independent public accountant and, within 90 days after the close of each fiscal year (but in no event later than March 15 of each year), the tax information related to the Trust necessary for the preparation of their annual federal income tax returns. (Section 10).

     The Managing Owner will notify Unitholders within seven business days of any decline in the Net Asset Value per Unit to less than 50% of such Net Asset Value as of the previous highest month-end Net Asset Value per Unit. In addition,


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

the Managing Owner will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications shall include a description of Unitholders' voting rights. The cost of any such notifications to Unitholders will be paid by the Trust. (Section 10).

GENERAL

     In compliance with the Blue Sky Guidelines of the NASAA, the Declaration and Agreement of Trust provides that: (i) the executing and clearing commissions paid by the Trust shall be competitive (Section 9(d)), and the Managing Owner shall include in the annual reports containing the Trust's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Trust's trades during the preceding year (Section 10); (ii) no rebates or give-ups, among other things, may be received from the Trust by any of the Selling Agents, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Trust (Section 9(d)); (iii) no person who shares or participates in any brokerage commissions paid by the Trust may receive directly or indirectly, among others things, advisory or management fees, or profit shares (Section 9(d)); (iv) any agreements between the Trust and the Managing Owner or any of its affiliates must be terminable by the Trust without penalty upon no more than 60 days' written notice (Section 9(e)); (v) the Trust may make no loans, and the funds of the Trust will not be commingled with the funds of any other person (deposit of Trust assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9(b)); and (vi) the Trust will not employ the trading technique commonly known as "pyramiding." (Section 9(f)).


                                CONFLICTS OF INTEREST

GENERAL

     THE MANAGING OWNER HAS NOT ESTABLISHED ANY FORMAL PROCEDURES TO RESOLVE THE CONFLICTS OF INTEREST DESCRIBED BELOW. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NO SUCH PROCEDURES HAVE BEEN ESTABLISHED, AND THAT, CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE SUCH CONFLICTS EQUITABLY. ALTHOUGH THE MANAGING OWNER WILL ATTEMPT TO MONITOR AND RESOLVE THESE CONFLICTS IN GOOD FAITH, IT WILL BE EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR THE MANAGING OWNER TO ENSURE THAT THESE CONFLICTS WILL NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE TRUST.

     PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE MANAGING OWNER INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE TRUST, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY THE MANAGING OWNER TO INVESTORS.

RELATIONSHIP OF THE MANAGING OWNER, THE FUTURES BROKER AND THE FOREIGN CURRENCY BROKER

     The Managing Owner is an affiliate of both the Futures Broker and the Foreign Currency Broker of the Trust. The Managing Owner, directly or indirectly, benefits financially from the fact that CIS and CISFS receive compensation from the Trust on an ongoing basis in the form of Brokerage Fees. The affiliation between the Managing Owner and the Futures Broker and the Foreign Currency Broker creates a conflict of interest between the Managing Owner's duty to perform certain services for the Unitholders in their best interests and the Managing Owner's interest in its affiliates continuing to receive ongoing compensation which is dependent on continued participation in the Trust by such Unitholders. The Managing Owner does not intend to negotiate with any other brokerage firms for brokerage services for the Trust so long as the brokerage agreements with CIS and CISFS are in effect.

     The responsibilities of the Managing Owner include selecting brokers to act on behalf of the Trust and obtaining appropriate commission rates for the Trust. CIS and CISFS act as the futures broker and foreign currency and cash bullion broker, respectively, for the Trust. In such capacities, they receive brokerage fees for commodity and foreign currency and cash bullion transactions effected by the Trust. CISI has a conflict of interest between its duty to select futures and foreign currency and cash bullion brokers for the Trust in the best interests of the Trust and Unitholders and its disinclination to replace CIS and CISFS as the Trust's futures broker and foreign currency and cash bullion broker.

     CIS may charge other customers, including other commodity accounts, brokerage commissions at rates which are higher or lower than those to be paid by the Trust. Taking into consideration the services to be provided to the Trust by CIS and CISFS, the Managing Owner believes that the brokerage fee arrangements are fair to the Trust. Accordingly, the


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Managing Owner does not intend to seek lower commission rates for the Trust.
The Managing Owner will seek to assure that the Trust's brokerage charges are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services to be rendered.

     CIS may receive more brokerage fee revenue from the Trust if no distributions are made to the Unitholders since such fees are based on the Trust's assets. All decisions as to distributions will be made by the Managing Owner; the Managing Owner has no current intentions to declare distributions to Unitholders. The Managing Owner may, therefore, have a conflict of interest between its obligation to make decisions about distributions in the best interests of the Trust and its Unitholders and its interest in maximizing the assets of the Trust which are available for the generation of Brokerage Fee payable to its affiliate.

     The Trust receives interest on substantially all of its average daily assets on deposit at CIS each month at a rate of interest equal to the average 91-day Treasury bill rate for that month in respect of deposits denominated in dollars and at the applicable rates in respect of deposits denominated in currencies other than dollars (which may be zero in certain cases) as described in "Use of Proceeds -- Maintenance of Assets; Interest Income." CIS and CISFS receive and retain any interest earned on the assets of the Trust in excess of the amount paid to the Trust. Since CIS and CISFS are affiliated with CISI, CISI's conflict of interest (described immediately above) between making decisions related to distributions in the best interests of the Trust and its Unitholders extends to its interest in maintaining the Trust's assets at higher levels and minimizing the amounts of distributions in order also to maximize the amount of interest income generated by assets of the Trust and payable to CIS and CISFS.

     In addition, since the Trust does not pay Brokerage Fees on a per trade basis, CISI may have a conflict between its obligation to choose the best trading advisor for the Trust and its interest in selecting a trading advisor with low trading "velocity" thereby enabling CIS to realize cost savings.

OTHER COMMODITY POOLS AND ACCOUNTS

     CIS currently acts as commodity broker for commodity pools other than the Trust, including one private and two other public commodity pools of which CISI is a co-general partner. The Managing Owner may in the future establish and operate additional commodity pools, either jointly or individually, which may vary in structure and in compensation arrangements from the Trust. CISFS trades spot and forward contracts on currencies and precious metals for accounts other than the Trust's. CIS, CISFS and the Managing Owner will not knowingly or deliberately favor any such commodity pool or account over the Trust with respect to the execution of commodity trades or spot and forward trades. In addition, JWH and its affiliates operate commodity pools and will manage accounts other than the Trust's, including commodity pools and proprietary accounts. (However, employees and principals of JWH, other than Mr. John W. Henry, are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts.) In the course of trading their own accounts, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion such orders may receive better fills than client accounts. Records for these accounts will not be made available to clients. See "John W. Henry & Company, Inc. -- Legal and Ethical Concerns."
JWH has represented to the Trust that it will treat the Trust equitably and will not knowingly or deliberately favor on an overall basis any other client over the Trust with respect to advice relating to commodity interest transactions.

COMMODITY TRANSACTIONS OF AFFILIATES AND CUSTOMERS OF THE FUTURES BROKER

     Corporate affiliates of CIS, including Cargill, Incorporated, the parent company of CIS, and their affiliates, trade in commodity interests from time to time for their own accounts. In addition, CIS is a substantial futures commission merchant handling transactions in commodities and commodity futures contracts for a large number of customers, including commodity pools, other than the Trust. CIS may effect transactions for the accounts of the Trust in which other parties to the transaction may be affiliates, or other commodity pools operated by affiliates, of CIS. In addition, it is likely that the volume of trading by such other parties will result in the Trust competing with such other parties from time to time in bidding on similar purchases or sales of commodities and commodity futures contracts. Transactions for such other parties might be effected when similar trades for the Trust are not executed or are executed at less favorable prices. The operating policies of CIS require that orders be transmitted to the trading floor of the commodity exchanges in the sequence received, regardless of customer size or identity. Unitholders will not be permitted to inspect the trading records of CIS in light of the proprietary and confidential nature of such trading records.


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

OTHER ACTIVITIES OF CIS, THE MANAGING OWNER, JWH AND THEIR OFFICERS AND
EMPLOYEES

     CIS makes, on a daily basis, both fundamental and technical information available to its account executives and certain customers. However, CIS, its employees and its affiliates will perform no advisory services for the Trust. Since the Trust will be advised by JWH, which is not affiliated with CIS, the Trust may take positions similar to or opposite to the commodity research recommendations of CIS. Certain of the officers and employees of CIS may be members of various exchanges and may from time to time serve on the governing bodies and standing committees of such exchanges and their clearing houses. In addition, certain of the officers and employees of JWH, CIS and the Managing Owner may also be members of the committees of NFA. In such capacities these individuals have a fiduciary duty to the exchanges or organizations in which they serve and they are required to act in the best interests of such exchanges or organizations, even if such actions were to be adverse to the interest of the Trust. In addition, principals of such firms may devote portions of their time to other business activities unrelated to the business of those firms.

THE SELLING AGENTS

     The Selling Agents may receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising the clients whether to invest in the Units.

     The Selling Agents may receive, beginning in the thirteenth month after each month-end sale of Units, ongoing compensation based on the Net Asset Value of Units sold by them which remain outstanding. Consequently, in advising clients whether to redeem their Units the Selling Agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the Trust and giving their clients the financial advice which the Selling Agents believe to be in such clients' best interests. The same conflict of interest extends to the Wholesalers and correspondents who distribute Units.

INDEMNIFICATION AND STANDARD OF LIABILITY

     The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

     The Managing Owner and its affiliates shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct. The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust. Affiliates of the Managing Owner are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the Managing Owner or for losses incurred by such affiliates in performing the duties of the Managing Owner.

     The Managing Owner, not the Trust, has agreed to indemnify the Selling Agents, Wholesalers and correspondents against claims, losses or liabilities arising out of the Managing Owner's breach of any representation or warranty contained in the Selling Agreement, or out of any untrue statement of material fact or omission to state a material fact in this Prospectus or any related promotional material.

     The Declaration and Agreement of Trust provides that the Managing Owner, its affiliates, the Selling Agents, Wholesalers and correspondents shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


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

     The Declaration and Agreement of Trust also provides that in any claim for indemnification for federal or state securities law violations, the party seeking indemnification is required to place before the court the position of the SEC and various state regulatory authorities that indemnification for securities law violations is void as against public policy.

     THE MANAGING OWNER MAY, DUE TO THE EXCULPATORY AND INDEMNITY PROVISIONS OF THE DECLARATION AND AGREEMENT OF TRUST, HAVE MORE FLEXIBILITY THAN THE MANAGING OWNER OTHERWISE WOULD TO RESOLVE THE FOREGOING CONFLICTS OF INTEREST IN A MANNER MORE FAVORABLE TO THE MANAGING OWNER THAN TO THE TRUST.


                              FEDERAL INCOME TAX ASPECTS


     IN THE OPINION OF SIDLEY & AUSTIN, THE FOLLOWING SUMMARY CORRECTLY DESCRIBES THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, AS OF THE DATE HEREOF, TO A UNITED STATES INDIVIDUAL TAXPAYER WHO INVESTS IN THE TRUST. THE OPINION OF SIDLEY & AUSTIN IS BASED, IN CERTAIN CASES, ON THE DESCRIPTION OF THE OPERATION OF THE TRUST CONTAINED IN THIS PROSPECTUS AND, IN CERTAIN CASES, IS SUBJECT TO THE UNCERTAINTIES DESCRIBED BELOW.

THE TRUST'S TAX STATUS

     In the opinion of Sidley & Austin, the Trust will be classified as a partnership for federal income tax purposes. Consequently, the Unitholders individually, not the Trust itself, are subject to tax.

     The Managing Owner believes that all of the income expected to be generated by the Trust will constitute "qualifying income" and has so advised Sidley & Austin. As a result, in the opinion of Sidley & Austin, the Trust will not be subject to tax as a corporation under the provisions applicable to "publicly-traded partnerships."

     If the Trust were not treated as a partnership or if the Trust were subject to tax as a "publicly-traded partnership," the Trust as an entity would be subject to tax at the same tax rates applicable to corporations, distributions to Unitholders would be taxable to them as dividends to the extent of the current and accumulated earnings and profits of the Trust, and Unitholders would not be entitled to report their share of any deductions or loss of the Trust on their federal income tax returns.

     The remainder of this summary assumes that the Trust will be treated as a partnership and not as a "publicly-traded partnership."

TAXATION OF UNITHOLDERS ON PROFITS AND LOSSES OF THE TRUST

     The Trust, as an entity, is not subject to federal income tax in the opinion of Sidley & Austin as described above. Consequently, with the exception of Unitholders who are not citizens or residents of the United States, each Unitholder is required for federal income tax purposes to take into account, in his or her taxable year with which or within which a taxable year of the Trust ends, his or her allocable share of all items of the Trust's income, gain (including unrealized gain from open futures and forward contracts and options "marked-to-market"), loss, deduction and other items for such taxable year of the Trust. A Unitholder must take such items into account even if the Trust does not make any distributions of cash or other property to such Unitholder.

     A Unitholder's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Declaration and Agreement of Trust unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Unitholders' interests in the Trust. Under the Declaration and Agreement of Trust, allocations are generally made in proportion to Unitholders' capital accounts (each Unit sharing equally in the Net Assets of the Trust), and therefore such allocations should have substantial economic effect. However, in cases in which a Unitholder redeems part or all of his or her interest in the Trust, the allocations of capital gain or loss specified in the Declaration and Agreement of Trust are not in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Declaration and Agreement of Trust that bases the amount to be paid to a redeeming Unitholder upon his or her share of the realized and unrealized gains and losses at the time his or her Units are redeemed, the Managing Owner intends to file the Trust's tax return based upon the allocations specified in the Declaration and Agreement of Trust. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited. Nevertheless, it is not certain that the IRS would agree that such allocations have substantial economic effect or are determined in accordance with the Unitholders' interests in the Trust. If such tax allocations were challenged and not sustained, some or all of a redeeming


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Unitholder's capital gain or loss could be converted from short-term to long-term and each remaining Unitholder's share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF TRUST LOSSES BY UNITHOLDERS

     The amount of any loss (including capital loss) incurred by the Trust that a Unitholder is entitled to include in his or her personal income tax return is limited to his or her tax basis for his or her interest in the Trust as of the end of the Trust's taxable year in which such loss occurred. Generally, a Unitholder's tax basis for his or her interest in the Trust is the amount paid for such interest reduced (but not below zero) by his or her share of any distributions by the Trust, losses realized and expenses and increased by his or her share of the Trust's realized income, including gains.

     Similarly, a Unitholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely-held corporations) may not deduct losses of the Trust (including capital losses) to the extent that they exceed the amount he or she has "at risk" with respect to his or her interest in the Trust at the end of the year. The amount that a Unitholder has at risk will generally be the same as his or her adjusted basis as described above, except that it will not include any amount that he or she has borrowed on a nonrecourse basis or from a person who has an interest in the Trust or a person related to such person.

     Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

     Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses" below), a Unitholder's distributive share of any capital losses of the Trust will not materially reduce the federal income tax payable on his or her ordinary income (including his or her allocable share of the Trust's interest income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

     The Code contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Trust will not constitute a "passive activity," with the result that income derived from such activities will constitute Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Unitholder's "passive activities" cannot be offset against such income, and net losses from the Trust's operations will be deductible in computing the taxable income of such Unitholder (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

CASH DISTRIBUTIONS AND REDEMPTIONS OF UNITS

     Cash received from the Trust by a Unitholder as a distribution with respect to his or her Units (including distributions of any Brokerage Fee Excess) or in redemption of less than all of his or her Units generally is not reportable as taxable income by such Unitholder, except as described below. Rather, such distribution or redemption reduces (but not below zero) the total tax basis of all of the Units held by the Unitholder after the distribution or redemption. Any cash distribution in excess of a Unitholder's adjusted tax basis for all of his or her Units is taxable to him or her as gain from the sale or exchange of such Units and, assuming that the Unitholder has held his or her Units for more than eighteen months, will be taxed at a maximum personal rate of 20%..


     Redemption for cash of the entire interest held by a Unitholder will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Unitholder's adjusted tax basis for his or her Units. Assuming that the Unitholder has held his or her Units for more than eighteen months, any gain on their redemption will be taxed at a maximum personal rate of 20%.

GAIN OR LOSS ON SECTION 1256 CONTRACTS

     Under the "mark-to-market" system of taxing futures and futures options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. If an open position on which profit has been realized as of the


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end of a fiscal year declines in value after such year-end and before the position is in fact offset, a loss is recognized for tax purposes at the end of the fiscal year in which the value declines (irrespective of the fact that the taxpayer may actually have realized a gain on the position considered from the time that such position was initiated). The converse is the case with an open position on which a "mark-to-market" loss was recognized for tax purposes as of the end of a fiscal year but which subsequently increases in value prior to being offset. In general, 60% of the net gain or loss on a Section 1256 Contract is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

     Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts will generally be taken into account for tax purposes only when realized.

TAXATION OF FOREIGN CURRENCY TRANSACTIONS

     Foreign currency transactions ("Section 988 transactions") include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss. The Trust has made a qualified fund election, pursuant to which gain or loss with respect to certain Section 988 transactions, other than those described in
Section 1256 which would be taxed as described above under "-- Gain or Loss on
Section 1256 Contracts," will be short-term capital gain or loss. In addition, all such transactions would be subject to the "mark-to-market" rules (see
"-- Gain or Loss on Section 1256 Contracts," above). If the Trust fails to meet the requirements of electing qualified fund status in a taxable year, (i) net loss recognized by the Trust in such taxable year with respect to certain forward contracts, futures contracts and options with respect to foreign currency trades by the Trust will be characterized as a capital loss, and (ii) net gain recognized by the Trust in such taxable year with respect to certain contracts will be characterized as ordinary income.

TAX ON CAPITAL GAINS AND LOSSES

     The maximum tax rate for non-corporate taxpayers on net adjusted capital gains (as defined below) is 20%. Only capital assets held for more than 18 months (and certain other gain) (including 60% of gain on Section 1256 Contracts) are eligible for the 20% tax rate. Net gain on capital assets held more than 12 months and not more than 18 months (and certain other gain) ("mid-term gain") is subject to a maximum tax rate of 28%. Net short-term capital gain (I.E., net gain on assets held for 12 months or less, including 40% of net gain on Section 1256 Contracts) (the net gain on capital assets held for more than 12 months) is subject to tax at the same rates as ordinary income. Adjusted net capital gain is the excess of net long-term capital gain over net short-term capital loss (the net loss on capital assets held for 12 months or less) reduced by mid-term gain and certain other amounts, if any. See "-- Limitation on Deductibility of Interest on Investment Indebtedness" below (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income). Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. See "Risk Factor (30) -- Taxation of Interest Income Irrespective
of Trading Losses."   Capital gains are subject to tax at the same rates as
ordinary income for corporate taxpayers.

     If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts" above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on
Section 1256 Contracts in future years.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

     The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business


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expenses, other expenses of producing income and certain other deductions
(collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% Floor"). In addition, Aggregate Investment Expenses in excess of the 2% Floor, when combined with certain of a taxpayer's other miscellaneous deductions, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% Phase Out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax.

     The Managing Owner intends to treat the ordinary expenses of the Trust as ordinary business deductions not subject to the 2% Floor or the 3% Phase Out.
It is the standard practice in the managed futures industry to treat such charges as not being subject to the 2% Floor or the 3% Phase Out, and the Managing Owner will not treat any of such charges as being subject to such Floor or Phase Out.

     Based on the trading activities of the Trust, in the opinion of Sidley & Austin, the Trust should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trust in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out.

     Investors should be aware that an opinion of counsel is not binding on the IRS or on any court and it is possible that the IRS could contend, or that a court could decide, that the contemplated trading activities of the Trust do not constitute a trade or business for federal income tax purposes. To the extent the characterization of certain of the Trust's expenses as "investment advisory fees" were to be sustained, each non-corporate Unitholder's PRO RATA share of the amounts so characterized would be deductible only to the extent that such non-corporate Unitholder's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Unitholder's distributive share of the Trust's income would be increased (solely for tax purposes) by such Unitholder's PRO RATA share of the amounts so recharacterized. Any such recharacterization could require Unitholders to pay additional taxes, interest and penalties. (See "-- IRS Audits of the Trust and Its Unitholders.")

INTEREST INCOME

     Interest received by the Trust, as well as on subscriptions while held in escrow, will be taxed as ordinary income.

     The trading by the Trust is expected to generate almost exclusively capital gain or loss. Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Trust could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Trust's interest income and other ordinary income. See "Risk Factor (30) -- Taxation of Interest Income Irrespective of Trading Losses."

SYNDICATION EXPENSES

     Neither the Trust nor any Unitholder will be entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Trust or any Unitholder, even though the payment of such expenses will reduce Net Asset Value.


     All of the initial offering costs for which CISI is being reimbursed by the Trust and the redemption charge of 3% of the Net Asset Value per Unit assessed on Units redeemed at or prior to the end of the eleventh full month after issuance constitute non-deductible, non-amortizable, syndication expenses. The Trust has elected to amortize its organizational costs for tax purposes over a 60-month period. The amount of such costs which are permitted to be amortized for tax purposes is expected to be de minimis.

     The IRS could take the position that a portion of the Brokerage Fee paid to CIS constitutes non-deductible syndication expenses.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

     Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Unitholder to acquire or carry his or her Units (as well as other investments) will


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

constitute "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Unitholder's share of the Trust's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the lower capital gains rates described above. (See "--Tax on Capital Gains and Losses" above.)

TAXATION OF FOREIGN INVESTORS

     A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust will be conducted as described in this Prospectus. Pursuant to a "safe harbor" in the Code, an investment fund which trades commodities for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The Managing Owner has advised Sidley & Austin of the contracts that the Trust will trade. Based on a review of such contracts as of the date of this Prospectus, the Trust has been advised by its counsel, Sidley & Austin, that such contracts should satisfy the safe harbor. If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under
Section 1446 of the Code.

     A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with a Form W-8.

"UNRELATED BUSINESS TAXABLE INCOME"

     Income earned by the Trust does not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units purchased by such plans and entities are not "debt-financed" and provided further that the assets acquired by the Trust are not debt financed.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

     The tax treatment of Trust-related items is determined at the Trust level rather than at the Unitholder level. CISI is the Trust's "tax matters partner" with the authority to determine the Trust's responses to an audit, except that CISI does not have the authority to settle tax controversies on behalf of any Unitholder who files a statement with the IRS stating that CISI has no authority to do so. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Trust is three years after the Trust's return for the taxable year in question is filed, and CISI has the authority to, and may, extend such period with respect to all Unitholders.

     If an audit results in an adjustment, Unitholders may be required to pay additional taxes, plus interest, and possibly tax penalties. There can be no assurance that the Trust's or a Unitholder's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.


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

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Trust. For example, the Trust may be subject to a 1.5% Personal Property Replacement Tax in Illinois. Such tax is imposed on the net income of the Trust allocable to Illinois. Unitholders must consult their own advisers regarding the possible applicability of state, local or municipal taxes to an investment in the Trust.

                            ------------------------------

     Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to Unitholders of an investment in the Trust are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would make the foregoing statements incorrect.

     THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.


                         PURCHASES BY EMPLOYEE BENEFIT PLANS

     ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE TRUST, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN, SUCH INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH PLANS.

     AS A MATTER OF POLICY, THE MANAGING OWNER LIMITS SUBSCRIPTIONS TO THE TRUST FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE "LIQUID" NET ASSETS OF SUCH PLAN AT THE TIME OF INVESTMENT (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

GENERAL

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest any of the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is prudent for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust.

             EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT
               WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN
                 INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES
                  A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED
                         AS A COMPLETE INVESTMENT PROGRAM.

"PLAN ASSETS"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

     The Managing Owner expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their Units by giving written notice to the Managing Owner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Trust. If the Managing Owner withholds consent, a Unitholder may assign such Unitholder's share of capital and profits and rights of redemption. As described in the preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner in a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefit of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, the Managing Owner believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable. Third, after the initial offering of Units, there were more than 300 Unitholders and, as a result, the Managing Owner believes that at least 100 of such Unitholders were independent of the Trust and of each other. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases Units.

INELIGIBLE PURCHASERS

     Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent (including any wholesaler or correspondent), any Futures Broker, The First National Bank of Chicago or any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion - to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, CISI, JWH, CIS, CISFS, ANY SELLING AGENT OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                           THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

     Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery.

     Currencies and cash bullion and other precious metals may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and the costs of the transaction in the prices it quotes for such contract; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in forward trading. (The level of the Trust's Brokerage Fee is, however, unaffected by the number of forward trades it executes.)

EXCHANGE OF FUTURES FOR PHYSICALS ("EFP") TRANSACTIONS

     Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals ("EFP"). In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction. For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity. In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction. In those markets, because the cash transaction is essentially "transitory," EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

HEDGERS AND SPECULATORS

     The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets to a significant extent for hedging.
Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he or she must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his or her capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators rarely take delivery of physical commodities but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts.

COMMODITY EXCHANGES

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers.
If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his or her trading, despite the clearinghouse fully discharging all of its obligations.

     The Trust trades on foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Therefore, the protections afforded by such regulation will not be available to the Trust in its trading on such exchanges. For example, in contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the exchange or clearinghouse does not become substituted for any party. Certain foreign exchanges also have no position limits, with each dealer, acting individually, establishing the size of the positions it will permit traders to hold.

     The Trust engages, to a substantial extent, in transactions on foreign exchanges, and in doing so will be subject to the risks of trading in principals' markets as well as the risk of fluctuations in the exchange rates between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars (as well as the possibility that exchange controls could be imposed in the future).

SPECULATIVE POSITION AND DAILY LIMITS

     The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on particular commodities. These limits may restrict JWH's ability to acquire positions which it otherwise would acquire on behalf of the Trust, particularly in certain non-financial commodities, such as energy, metals and agriculture.

     Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are commonly referred to as "daily limits."
Daily limits establish the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Because daily limits apply only on a day-to-day basis, they do not limit ultimate losses, and may cause illiquidity in certain markets which results in substantial losses to the Trust which JWH is powerless to limit or prevent.

MARGIN

     Margin represents a security deposit to assure futures traders' performance under their open positions. When a position is established, "initial margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his or her position closed out.


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

FUTURES TRADING METHODS IN GENERAL

     SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

     Speculative futures strategies may generally be classified as either systematic or discretionary.

     A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, his or her primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

     Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Any trading system or trader may suffer substantial losses by misjudging the market, whether as a result of systematic or discretionary analysis. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of systematic trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than can discretionary traders. On the other hand, trading systems may suffer rapid and severe losses due to their inability to respond to actual or anticipated events directly influencing market prices until such events have had a sufficient effect on the market to create a trend of sufficient magnitude to cause their trading systems to generate trading signals, by which time a precipitous price change may already be in progress, resulting in substantial losses or missed profit opportunities.

     TECHNICAL AND FUNDAMENTAL ANALYSIS

     In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of\ their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two.

     Technical analysis is not based on anticipated supply and demand factors but instead on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of prices.

     Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

     Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

     TREND-FOLLOWING

     "Trend-following" advisors gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques.
"Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trading advisor is likely to incur substantial losses. JWH is a "trend-follower," and historically only approximately 30% to 40% of JWH's trades have been profitable. See "John W. Henry & Company, Inc. -- Trading Techniques."

     THE TRADING PROGRAMS ARE TECHNICAL, TREND-FOLLOWING SYSTEMS

     The Trading Programs are each highly systematic and technical and rely on trend-following strategies. Although the markets traded by the Trading Programs vary somewhat, as do the Trading Programs themselves, the same general principles underlie these trading systems, and there is a significant overlap in the markets traded by such Trading Programs. See "John W. Henry & Company, Inc. -- Trading Techniques."

     Trading methods are both confidential and continually evolving.
Prospective investors as well as existing Unitholders will generally not be informed of any change in a Trading Program, unless the Managing Owner is informed of such change, which will only occur (if at all) if JWH considers such change to be material.

     In addition to the continually evolving character of trading methods, the commodity markets themselves are continually changing. JWH may, in its sole discretion, elect to trade any available futures, forward or commodity options -- both on United States markets and abroad -- even if JWH has never previously traded in that particular market.


                                 PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

     Units are offered at Net Asset Value as of the close of business on the last business day of each calendar month. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Subscriptions in excess of these minimums are permitted in $100 increments. Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated to five decimal places.

     In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a check for the amount of his or her subscription. Checks should be made payable to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST," and shall be transmitted to the Escrow Agent by noon of the second business day after receipt by the Managing Owner.

     Subscription payments by clients of certain Selling Agents may be made by authorizing the Selling Agents to debit a subscriber's customer securities account with the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted. The account will be debited, and amounts so debited will be transmitted directly to The First National Bank of Chicago by such Selling Agent via Selling Agent check or wire transfer made payable to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST" for deposit in the escrow account of the Trust.

     The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. Such determination is made within five business days after the receipt of a subscription by the Managing Owner. The Managing Owner will send each subscriber whose subscription for Units has been accepted a confirmation of such acceptance.

     Subscription documents must generally be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

     Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the applicable rates paid on these instruments. Escrow interest is allocated PRO RATA among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow. Interest actually earned on subscriptions while held in escrow will be invested in the Fund, and investors will be issued additional Units reflecting each investor's allocable share of such interest.

     No fees are charged on any subscriptions while held in escrow. Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

     Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate Selling Agent for credit to an investor's customer securities account, together with all interest earned thereon while held in escrow.

     No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber's receipt of a final Prospectus (I.E., the date of subscription).

     CISI advanced the Trust's organizational and initial offering costs (approximately $650,000), for which CISI was reimbursed by the Trust at the initial closing. The Trust is amortizing such costs over the first 60 months of its operations, up to a limit at each month-end of 1/60 of 2% of the Trust's Net Assets as of such month-end. CISI will return to the Trust any unamortized amount at the end of the amortization period or earlier termination of the Trust. See "Charges -- Organizational and Initial Offering Costs."

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

     By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands "Exhibit B -- Subscription Requirements" of this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

     While the foregoing representations and warranties will be binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. NONETHELESS, NO PROSPECTIVE SUBSCRIBER WHO IS NOT PREPARED TO MAKE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD CONSIDER INVESTING IN THE UNITS.

THE SELLING AGENTS

     No selling commissions are paid from the proceeds of this offering. The Selling Agents are paid selling commissions by CIS of up to 4% of the subscription price of all Units sold by each Selling Agent. In addition to selling commissions, CIS will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as "futures commission merchants" or "introducing brokers" in the amount of up to 0.333% (a 4.0% annual rate) of the month-end Net Asset Value of all Units sold by them which remain outstanding, beginning with the end of the thirteenth full month after the date such Units were first issued (not the date that the related subscription was deposited into escrow during the Initial Offering Period or the date the subscription was accepted during the Ongoing Offering Period); provided that such ongoing compensation may only be paid on Units in respect of which Registered Representatives who are registered with the CFTC and have passed either the Series 3 or the Series 31 Examination agree to provide certain ongoing services to their clients who own outstanding Units. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."

     Under applicable rules of the National Association of Securities Dealers, Inc., if either a Selling Agent or a Selling Agent's Registered Representative is not duly registered with the CFTC, or such Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Selling Agent or to such Registered Representative by CIS. Rather, such Selling Agent and such Registered Representatives are restricted to receiving installment selling commissions, which will be calculated in the same manner as ongoing compensation except that the total amount of installment selling commissions and initial selling commission received by any such Registered Representative on each Unit sold by him or her that remains outstanding may not exceed 9% of the initial subscription price of the Unit.

     Selling Commissions and ongoing compensation payable in respect of Units sold to any Eligible Unitholder (an investor who purchases at least $5,000,000 of Units, as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate") shall be up to 2.5% of the subscription amount and up to 2.5% of the average month-end Net Asset Value. The total amount of initial selling commissions and installment selling commissions paid on Units sold to Eligible Unitholders by a Selling Agent or Registered Representative ineligible to receive ongoing compensation also may not exceed 9% of the initial subscription price of such Units.

     The Lead Selling Agent may engage Wholesalers who are registered broker-dealers, or Registered Representatives thereof, and who will introduce Additional Selling Agents to the Lead Selling Agent and assist such Additional Selling Agent in the offering and sale of Units. Each such Wholesaler will share with an Additional Selling Agent introduced by the Wholesaler (i) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) initial selling commissions and (ii) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) ongoing compensation payable in respect of Units sold by such Additional Selling Agent.

     Certain Additional Selling Agents may select certain correspondent "introducing brokers" to distribute Units. On Units sold through each such correspondent, who must be registered as a broker-dealer, the relevant Additional Selling Agent will retain (i) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) initial selling commissions and (ii) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) ongoing compensation to be received by such Additional Selling Agent in respect of Units sold by such correspondent, and will in each case pass on the remainder initial selling commission and ongoing compensation to the correspondent.

     Wholesalers and correspondents must meet the same eligibility requirements applicable to Selling Agents in order to receive ongoing compensation.

     The maximum initial selling commissions, expressed as percentages of the subscription price of Units, payable by CIS to the various sellers (except in the case of correspondents, which will be paid by their respective Additional Selling Agents) are set forth as follows:

                         Units sold to regular Unitholders



------------------------------------------------------------------------------------------------------------------------------
          Additional Selling Agent                     Additional Selling Agent                    Additional Selling Agent
       No Correspondent or Wholesaler                     With Correspondent                           with Wholesaler
------------------------------------------------------------------------------------------------------------------------------
                                                 Additional                                    Additional
                                               Selling Agent             Correspondent       Selling Agent         Wholesaler
        Additional Selling Agent 4.0%                1.0%                   3.0%                  3.0%                1.0%
------------------------------------------------------------------------------------------------------------------------------


                         Units sold to Eligible Unitholders

------------------------------------------------------------------------------------------------------------------------------
          Additional Selling Agent                     Additional Selling Agent                    Additional Selling Agent
       No Correspondent or Wholesaler                     With Correspondent                           with Wholesaler
------------------------------------------------------------------------------------------------------------------------------
                                                   Additional                                   Additional
        Additional Selling Agent 2.5%            Selling Agent          Correspondent        Selling Agent        Wholesaler
                                                     0.5%                   2.0%                   2.0%              0.5%
------------------------------------------------------------------------------------------------------------------------------



     Ongoing compensation and installment selling commissions are shared between Wholesalers and their Additional Selling Agents and between Additional Selling Agents and their correspondents in the same proportion as set forth in the above table.

     The maximum aggregate underwriting compensation (comprising the initial selling commission and installment selling commissions) to be paid by CIS to an Additional Selling Agent -- which compensation may be shared by the Additional Selling Agent with (i) a Wholesaler if the Additional Selling Agent is introduced by the Wholesaler or (ii) a correspondent if the Additional Selling Agent engages such a correspondent -- will not exceed 9% of the subscription price of Units sold by the Additional Selling Agent. The ongoing compensation to be paid by CIS to an Additional Selling Agent -- which compensation may be shared as indicated in the preceding sentence -- will not exceed 4% (2.5% in case of sales to an Eligible Unitholder) per annum of the Net Asset Value of Units sold by such Additional Selling Agent.

     Units redeemed prior to the end of the eleventh full month after their issuance are subject to a redemption charge of 3% of their Net Asset Value at redemption, to be deducted from the proceeds of redemption and paid to CIS.

     Other than as described above, no commissions or other fees are paid, directly or indirectly, by the Trust, the Managing Owner, any affiliate of the foregoing or any principal or officer of any of the foregoing, to any person in connection with the solicitation of purchasers for Units. In the event that the payment of ongoing compensation is disallowed by any regulatory body, the Brokerage Fee paid by the Trust shall not be reduced.

     Selling Agents, correspondents and Wholesalers shall offer Units in Compliance with Rule 2810 of the NASD Conduct Rules.

     Units may be sold in each State only by persons appropriately registered as broker-dealers in such State and such persons' Registered Representatives.

     See "Conflicts of Interest -- Indemnification and Standard of Liability" for information relating to certain indemnification arrangements with respect to the Selling Agents.


                                    LEGAL MATTERS

     Sidley & Austin, Chicago, Illinois, and Richards, Layton & Finger, Wilmington, Delaware, will pass upon legal matters for CISI in connection with
the Units being offered hereby.   Sidley & Austin advises CISI (and its
affiliates) with respect to its responsibilities as a managing owner of, and with respect to matters relating to, the Trust. Sidley & Austin has also reviewed the statements under "Federal Income Tax Aspects" and given its opinion as to certain matters as described therein.


                                       EXPERTS


     The financial statements of JWH Global Trust as of December 31, 1997 and 1996 and the financial statements of CIS Investments, Inc. as of May 31, 1997 and 1996 included in this Prospectus have been audited by KPMG Peat Marwick, LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.



                                       REPORTS

     Pursuant to applicable CFTC regulations, prospective subscribers must receive a current monthly Account Statement or current performance information relating to the Trust, as well as the Trust's most recent Annual Report (unless the information in such Annual Report has been included in this Prospectus by amendment or supplement), together with the Prospectus.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE SUMMARY FINANCIAL INFORMATION RELATING TO THE TRUST WHICH (IF THE TRUST HAS BEGUN OPERATING) MUST ACCOMPANY THIS PROSPECTUS. SUCH SUMMARY FINANCIAL INFORMATION WILL INDICATE THE PERFORMANCE RECOGNIZED AND THE EXPENSES PAID BY THE TRUST DURING A RECENT MONTH.

     After the Trust has begun operating, Unitholders will receive monthly and annual reports and statements relating to the Trust as described under "The Trust and the Trustee -- Reports to Unitholders."

                                ADDITIONAL INFORMATION

     This Prospectus constitutes part of the Registration Statement filed by the Trust with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC including, without limitation, certain exhibits thereto (for example, the Selling Agreement, the Escrow Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries, and the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C. or accessed at the SEC's Web site (at http://www.sec.gov), and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees.

                            INDEX OF FINANCIAL STATEMENTS




                                                                                                PAGE
                                                                                                ----
JWH GLOBAL TRUST
    Statements of Financial Condition as of March 31, 1998 (unaudited) . . . . . . .             95

    Statements of Operations as of March 31, 1998 (unaudited). . . . . . . . . . . .             96

    Statements of Changes in Unitholders' Capital as of March 31, 1998 (unaudited) .             97

    Statements of Cash Flows as of March 31, 1998 (unaudited). . . . . . . . . . . .             98

    Notes to Financial Statements as of March 31, 1998 (unaudited ). . . . . . . . .             99


    Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . .            103

    Statements of Financial Condition as of December 31, 1997 and 1996 . . . . . . .            104

    Statements of Operations for the year ended December 31, 1997. . . . . . . . . .            105

    Statements of Unitholders' Capital for the year ended December 31, 1997. . . . .            106

    Statements of Cash Flows for the year ended December 31, 1997. . . . . . . . . .            107

    Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .            108


CIS INVESTMENTS, INC.

    Balance Sheet as of March 31, 1998 (unaudited) . . . . . . . . . . . . . . . . .            112

    Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . .            113

    Statements of Financial Condition for the years ended May 31, 1997 and 1996. . .            114

    Statements of Income for the years ended May 31, 1997 and 1996 . . . . . . . . .            115

    Statements of Changes in Stockholder's Equity for the years ended
      May 31, 1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            116

    Statements of Cash Flows for the years ended May 31, 1997 and 1996 . . . . . . .            117

    Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .            118


                             --------------------


     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                                   JWH GLOBAL TRUST
                          STATEMENTS OF FINANCIAL CONDITION
                                     (Unaudited)



                                                                  December 31, 1997     March 31, 1998
                                                                                          (audited)
                                                                  ----------------      --------------
ASSETS
Cash                                                                  $4,534,344           $4,109,623
Equity in commodity futures
  trading accounts:
  Account balance                                                     66,884,282           56,278,134
  Unrealized gain on open futures contracts                            2,072,235            4,481,153
                                                                     -----------           -----------
                                                                      73,490,860           64,868,910

Interest receivable                                                      287,230              240,745
Prepaid initial organization and offering expenses                       550,719              583,762
                                                                     -----------           -----------
     TOTAL ASSETS                                                    $74,328,809          $65,693,417
                                                                     -----------           -----------
                                                                     -----------           -----------

LIABILITIES AND UNITHOLDERS' CAPITAL
Liabilities:
  Accrued commissions
    due to CIS                                                          $371,169             $330,854
  Accrued management fee                                                 232,463              205,109
  Accrued incentive fee                                                        0              656,583
  Accrued operating expenses                                              92,023               93,023
  Redemptions payable                                                    384,891               31,195
  Selling and offering expenses payable                                   28,796               25,129
                                                                     -----------           -----------
     Total liabilities                                                 1,109,341            1,341,893

Unitholders' Capital:
  Beneficial owners (709,133.60 units outstanding
  at 3/31/98, 580,678.76 units outstanding at
  12/31/97) (see Note 1)                                              72,473,765           63,702,878
  Managing owner (7,296.47 units outstanding at
  3/31/98, 5,912.68 units outstanding at
  12/31/97) (see Note 1)                                                 745,703              648,646
                                                                     -----------           -----------
     Total unitholders' capital                                       73,219,468           64,351,524
                                                                     -----------           -----------

      TOTAL LIABILITIES AND
        UNITHOLDERS' CAPITAL                                         $74,328,809          $65,693,417
                                                                     -----------           -----------
                                                                     -----------           -----------





See accompanying notes to unaudited financial statements.

                                   JWH GLOBAL TRUST
                               STATEMENTS OF OPERATIONS
                                     (Unaudited)




                                                     (QTD)               (YTD)                  (QTD)               (YTD)
                                                January 1, 1998    January 1, 1998        January 1, 1997     January 1, 1997
                                                    through            through                through               through
                                                 March 31, 1998     March 31, 1998         March 31, 1997      March 31, 1997
                                                ---------------    ---------------        ---------------     ---------------
REVENUES

Gains on trading of commodity futures
 and forwards contracts, physical
 commodities and related options:               ($1,115,205)         ($1,115,205)              N/A*                 N/A*
 Realized gain (loss) on closed
  positions                                      (2,408,918)          (2,408,918)
 Change in unrealized gain (loss)                   803,390              803,390
  on open positions
Interest income                                    (139,524)            (139,524)
Foreign currency transaction gain
 (loss)                                          (2,860,258)          (2,860,258)
  Total revenues

EXPENSES

Commission paid to CIS                            1,067,107            1,067,107
Exchange fees                                        12,937               12,937
Management fees                                     665,761              665,761
Incentive fees
Amortization of prepaid initial                           0                    0
organization and offering costs                      33,043               33,043
Organization and offering expenses                   82,465               82,465
Operating expenses                                   15,000               15,000

  Total expenses                                  1,876,313            1,876,313

  NET PROFIT (loss)                             ($4,736,571)         ($4,736,571)

PROFIT (LOSS) PER UNIT OF
OWNERSHIP INTEREST                                   ($7.50)              ($7.50)
                                                                     (see Note 1)





*Commencement of operations was June 2, 1997.




See accompanying notes to unaudited financial statements.

                                   JWH GLOBAL TRUST
                    STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL
                     From January 1, 1998 through March 31, 1998
                                     (Unaudited)





                                                                      Beneficial            Managing
                                                      Units*            Owners                Owner               Total
Unitholders'
 capital at
 January 1, 1998                                  580,678.76         $63,702,878            $648,646         $64,351,524

Additional Units Sold (see Note 1)                136,808.65          14,333,161             145,000          14,478,161

Net profit (loss)                                                     (4,688,628)            (47,944)         (4,736,572)

Redemptions
(see Note 1)                                       (8,353.80)           (873,645)                               (873,645)
                                                  -----------         -----------         ------------       ------------
Unitholders'
capital at
March 31, 1998                                    709,133.61         $72,473,765            $745,703         $73,219,468
                                                  -----------         -----------         ------------       ------------
                                                  -----------         -----------         ------------       ------------
Net asset value
per unit
March 31, 1998
(see Note 1)                                                              109.70              109.70

Net profit (loss)
per unit
(see Note 1)                                                               (7.50)              (7.50)
                                                                       ---------          ----------
Net asset value
per unit
March 31, 1998                                                           $102.20             $102.20




*Units of Beneficial Ownership.

See accompanying notes to unaudited financial statements.

                                   JWH GLOBAL TRUST
                               STATEMENTS OF CASH FLOWS
                                     (Unaudited)



                                                        January 1, 1998       January 1, 1997
                                                            through               through
                                                         March 31, 1998        March 1, 1997
                                                        ---------------       ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss)                                       ($4,736,571)               N/A*

Adjustments to reconcile net profit
(loss) to net cash provided by
(used in) operating activities:

Change in assets and liabilities:
(Increase) decrease in receivable for units sold           (424,721)
 Unrealized gain (loss) on open
   futures contracts                                      2,408,918

 Interest receivable                                        (46,485)

 Prepaid organization and offering expenses                  33,043

 Accrued liabilities                                       (589,914)

 Redemptions payable                                        353,696

 Selling and offering expenses payable                        3,667
                                                        ------------

 Net cash provided by (used in)
  operating activities                                    2,998,367

CASH FLOWS FROM FINANCING ACTIVITIES:

 Additional units sold                                   14,478,161

 Unitholder redemptions                                    (873,645)
                                                        ------------

 Net cash provided by (used in)
  financing activities                                   13,604,516
                                                        ------------

NET INCREASE (DECREASE) IN CASH                          10,606,148

CASH AT BEGINNING OF PERIOD                              56,278,134
                                                        ------------

CASH AT END OF PERIOD                                   $66,884,282
                                                        ------------
                                                        ------------






* Commencement of operations was June 2, 1997.


See accompanying notes to unaudited financial statements.

                                   JWH GLOBAL TRUST

                            NOTES TO FINANCIAL STATEMENTS
                                     (Unaudited)


                                    MARCH 31, 1998



(1)  GENERAL INFORMATION AND SUMMARY

JWH Global Trust (the "Trust") is a Delaware business trust organized on November 12, 1996 under the Delaware Business Trust Act. The business of the Trust is the speculative trading of commodity interests, including futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, options on such futures contracts, and spot and forward contracts on currencies and precious metals ("Commodity Interests") pursuant to the trading instructions of an independent trading advisor. The managing owner of the Trust is CIS Investments, Inc., a Delaware corporation organized in June 1983 (the "Managing Owner"). The Managing Owner is registered as a commodity pool operator under the Commodity Exchange Act, as amended, and is responsible for administering the business and affairs of the Trust exclusive of trading decisions. The Managing Owner is an affiliate of Cargill Investor Services, Inc., the clearing broker for the Trust (the "Clearing Broker") and CIS Financial Services, Inc., which acts as the Trust's currency dealer ("CISFS"). Trading decisions for the Trust were made by an independent commodity trading advisor, John W. Henry & Company, Inc.

The initial public offering of the Trust's units of beneficial interest ("Units") commenced on April 3, 1997 and concluded on September 23, 1997. The initial offering price was $100 per Unit until the initial closing of the Trust, and thereafter at the current Net Asset Value of the Trust on the last business day of the calendar month. The total amount of the initial offering was $50,000,000. On September 24, 1997, a registration statement was declared effective with the SEC to register $155,000,000 of additional Units. The Units
are currently offered pursuant to a Prospectus dated September 26, 1997.   A
Post-Effective Amendment was declared effective with the SEC on October 20, 1997 to deregister $3,120,048.99 of Units which remained unsold upon the termination of the initial offering of the Units. As a result of the Units being offered at each month-end Net Asset Value, the total number of Units authorized for the Trust is not determinable and therefore is not disclosed in the financial statements.


The initial closing of the Trust was on May 30, 1997 and the Trust commenced trading on June 2, 1997. The initial Beneficial Owners of the Trust, representing ownership of $1,000, were redeemed on May 30, 1997, prior to the commencement of trading.


The minimum subscription size for the offering is $5,000 for individuals and $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts (subject to higher minimums in certain states); and $1,000 for existing investors in the Trust (the "Unitholders"). By March 31, 1998, a total of 717,487.41 Units were sold to Beneficial Owners of the Trust for an investment of $74,423,437 and 7,296.46 Units were sold to the Managing Owner of the Trust for an investment of $755,000, resulting in a total of 724,783.87 Units representing a total investment of $75,178,437 being sold in the offering period commencing April 3, 1997.


The Managing Owner of the Trust advanced organization and offering costs of $650,000. The Trust reimbursed the Managing Owner for these costs. The Trust is amortizing these costs over 60 months.


The Trust shall terminate on December 31, 2026 if none of the following occur prior to that date: (1) investors holding more than 50 percent of the outstanding Units notify the Managing Owner to dissolve the Trust as of a specific date; (2) withdrawal, insolvency, bankruptcy, retirement, resignation, expulsion or dissolution of the Managing Owner of the Trust; (3) bankruptcy or insolvency of the Trust; (4) decline in the aggregate Net Assets of the Trust to less than $2,500,000; (5) decline in the Net Asset Value per Unit to $50 or less; (6) dissolution of the Trust pursuant to the Third Amended and Restated Declaration and Agreement of Trust; or (7) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust. The Trust's Third Amended and Restated Declaration and Agreement of Trust contains a full description of the Trust's term and dissolution procedures.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Trust conform to generally accepted accounting principles and to general practices within the commodities industry. The following is a description of the more significant of those policies which the Trust follows in preparing its financial statements.

FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") INTERPRETATION NO.
39 REPORTING

Reporting in accordance with FASB Interpretation No. 39 ("FIN 39") is not applicable to the Trust and the provisions of FIN 39 do not have any effect on the Trust's financial statements.

REVENUE RECOGNITION

Commodity futures contracts, forward contracts, and physical commodities are recorded on the trade date. All such transactions are reported on an identified cost basis. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and cash dealer prices at a predetermined time for forward contracts and physical commodities) as of the last business day of the quarter-end.


The Trust earns interest on its assets on deposit with CIS and CISFS at 100% of the 91-day Treasury bill rate for deposits denominated in dollars, and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies.


REDEMPTIONS


A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on five days' written notice to the Managing Owner. Payment will be made within 10 business days of the effective date of the redemption. Any redemption made during the first 11 months of investment is subject to a 3% redemption penalty. Any redemption made in the 12th month of investment or later will not be subject to any penalty. The Trust's Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies.


COMMISSIONS


Commodity brokerage commissions are typically paid for each trade transacted and are referred to as "round-turn commissions". These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's month-end assets after reduction of the Management Fee. CIS receives these Brokerage Fees irrespective of the number of trades executed on the Trust's behalf.


Certain large investors are eligible for a "Special Brokerage Rate" of 5% per year.

FOREIGN CURRENCY TRANSACTIONS

Trading accounts on foreign currency denominations are susceptible to both movements on underlying contract markets as well as fluctuation in currency rates. Foreign currencies are translated into U.S. dollars for closed positions at an average exchange rate for the quarter, while quarter-end balances are translated at the quarter-end currency rates. The impact of the translation is reflected in the statement of operations.

STATEMENTS OF CASH FLOWS

For purposes of the statements of cash flows, cash includes cash on deposit with the Clearing Broker in the equity in commodity futures trading accounts.

USE OF ESTIMATES


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.

(3) FEES

Management fees are accrued and paid monthly and incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. ("JWH") utilizing two of its trading programs, the Original Investment Program and the Financial and Metals Portfolio.


Under signed agreement, JWH receives a monthly management fee of 1/12 of 4% of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end Trust assets but before deduction of any management fees, redemptions, distributions, or incentive fee accrued or payable as of the relevant month-end


In addition, the Trust pays to JWH a quarterly incentive fee equal to 15% of the new trading profits of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is also calculated by deducting Brokerage Fee at a rate of 1.25% (rather than the 6.5% rate).

(4) INCOME TAXES

No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust. Generally, for both Federal and State tax purposes, trusts such as JWH Global Trust are treated as partnerships. The Trust is responsible for the Illinois State Partnership Information and Replacement Tax based on the operating results of the Trust. Such tax amounted to $0 for the period ended March 31, 1998 and is included in operating expenses in the Statement of Operations.


(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK


The Trust was formed to speculatively trade Commodity Interests. The Trust's commodity interest transactions and its related cash balance are on deposit with the Clearing Broker or the Forwards Currency Broker (the "Brokers") at all times. In the event that volatility of trading of other customers of the Brokers impaired the ability of the Brokers to satisfy the obligations to the Trust, the Trust would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 ("SFAS 105") as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures contracts in regulated commodities in separate bank accounts which are designated as segregated customers' accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commission's Uniform Net Capital Rule which requires the maintenance of minimum net capital of at least 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker and Forwards Currency Broker both have controls in place to make certain that all customers maintain adequate margin deposits for the positions which they maintain at each Broker. Such procedures should protect the Trust from the off-balance sheet risk as mentioned earlier. Neither the Clearing Broker nor the Forwards Currency Broker engage in proprietary trading and thus has no direct market exposure.


The counterparty of the Trust for futures contracts traded in the United States and most non-U.S. exchanges on which the Trust trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by their membership and will act in the event of non-performance by one of their members or one of the members' customers and as such should significantly reduce this credit risk. In cases where the Trust trades on exchanges on which the Clearing

House is not backed by the exchange membership, the sole recourse of the Trust for non-performance will be the Clearing House. The Forwards Currency Broker is the counterparty for the Trust's forward transactions. CISFS policies require that they execute transactions only with top rated financial institutions with assets in excess of $100,000,000.


The Trust holds futures positions on the various exchanges throughout the world and forwards positions with CISFS which transacts with various top rated banks throughout the world. As defined by SFAS 105, futures and forward currency contracts are classified as financial instruments. SFAS 105 requires that the Trust disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures and forwards positions of the Trust at the same time (both long positions and short positions), and if the markets moved such that the CTA was unable to offset the futures positions of the Trust, the Trust could lose all of its assets and the Beneficial Owners would realize a
100% loss.  The Trust utilizes two of the trading programs of the CTA.   One
trading program is diversified among all commodity groups, while the other is diversified among the various futures contracts and forwards contracts in the financials and metals group. Both programs trade in the U.S. and outside of the U.S. Such diversification should greatly reduce this market risk.


The margin requirement at March 31, 1998 was $15,036,906. To meet this requirement, the Trust had on deposit with the Clearing Broker $57,549,700 in segregated funds, $5,181,162 in secured funds and $6,225,655 in non-regulated funds. At March 31, 1998, cash was on deposit with the Clearing Broker and the Forwards Currency Broker which exceeded the cash requirement amount.


The following chart discloses the dollar amount of the unrealized gain or loss on open contracts related to Commodity Interests for the Trust as of March 31, 1998:



COMMODITY GROUP                             UNREALIZED GAIN/(LOSS)
---------------                             ----------------------
AGRICULTURAL COMMODITIES                            450,293

FOREIGN CURRENCIES                                2,348,534

STOCK INDICES                                      (261,357)

ENERGIES                                            254,310

METALS                                             (517,285)

INTEREST RATE INSTRUMENTS                          (202,260)
                                                   ----------
TOTAL                                             2,072,235



The range of maturity dates of these exchange traded open contracts is May of 1998 to March of 1999. The average open trade equity for the period of January 1, 1998 to March 31, 1998 is $2,776,991.

(6) FINANCIAL STATEMENT PREPARATION

The interim financial statements are unaudited but reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. These adjustments consist primarily of normal recurring accruals. These interim financial statements should be read in conjunction with the audited financial statements of the Trust for the year ended December 31, 1997, included in this Prospectus and filed with the Securities and Exchange Commission on March 30, 1998, as part of its Annual Report on Form 10-K.

The results of operations for interim periods are not necessarily indicative of the operating results to be expected for the fiscal year.

KPMG Peat Marwick LLP


     Peat Marwick Plaza
     303 East Wacker Drive
     Chicago, IL  60601-9973



                            INDEPENDENT AUDITORS' REPORT


The Unitholders
JWH Global Trust:


We have audited the accompanying statements of financial condition of JWH Global Trust as of December 31, 1997 and 1996, and the related statements of operations, unitholders' capital, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our position.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JWH Global Trust as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





                                   KPMG Peat Marwick LLP






January 30, 1998

JWH GLOBAL TRUST


Statements of Financial Condition




December 31, 1997 and 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       ASSETS                               1997           1996
--------------------------------------------------------------------------------
Assets:
Receivable for units sold                            $ 4,109,623          1,000
  Equity in commodity futures trading accounts:
    Cash on deposit with Clearing Broker              56,278,134            -
    Unrealized gain on open futures contracts          4,481,153            -
--------------------------------------------------------------------------------

                                                      64,868,910          1,000

Interest receivable                                      240,745            -
Prepaid initial organization and offering costs          583,762            -
--------------------------------------------------------------------------------

Total assets                                         $65,693,417          1,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    LIABILITIES AND PARTNERS' CAPITAL
--------------------------------------------------------------------------------

Liabilities:
  Accrued commissions on open futures contracts
    due to CIS                                           330,854            -
  Accrued management fees                                205,109            -
  Accrued incentive fees                                 656,583            -
  Accrued operating expenses                              93,023            -
  Accrued organization and offering expenses              25,129            -
  Redemptions payable                                     31,195            -
--------------------------------------------------------------------------------

Total liabilities                                      1,341,893            -
--------------------------------------------------------------------------------

Unitholder's capital:
  Beneficial owners (580,678.76 and 8.17 units
    outstanding at December 31, 1997 and 1996,
    respectively) (note 1)                            63,702,878            817
  Managing owner (5,912.68 and 1.83 units
    outstanding at December 31, 1997 and 1996,
    respectively (note 1)                               648, 646            183
--------------------------------------------------------------------------------

Total unitholders' capital                            64,351,524          1,000
--------------------------------------------------------------------------------

Total liabilities and unitholders' capital           $65,693,417          1,000
--------------------------------------------------------------------------------




See accompanying notes to financial statements.

JWH GLOBAL TRUST


Statements of Operations


Year ended December 31, 1997

--------------------------------------------------------------------------------
Revenues:
  Gain on trading of commodity futures and forwards contracts, physical commodities, and related options:
       Realized gain on closed positions                            $1,761,637
       Increase in unrealized gain on open positions                 4,481,153
  Interest income                                                    1,042,648
  Foreign currency transaction loss                                   (297,458)
-------------------------------------------------------------------------------

Total revenues                                                       6,987,980
--------------------------------------------------------------------------------

Expenses:
  Commission paid to CIS                                             1,441,635
  Exchange, clearing, and NFA fees                                      12,426
  Management fees                                                      896,312
  Incentive fees                                                       715,477
  Amortization of prepaid initial organization and offering costs       66,238
  Ongoing organization and offering expenses                           110,352
  Operating expenses                                                    94,292
-------------------------------------------------------------------------------

Total expenses                                                       3,336,732
-------------------------------------------------------------------------------

Net profit                                                          $3,651,248
-------------------------------------------------------------------------------

Profit per unit of beneficial ownership interest (note 1)               $ 9.70
Profit per unit of managing ownership interest (note 1)                   9.70
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




See accompanying notes to financial statements.

JWH GLOBAL TRUST


Statements of Unitholders' Capital




Year ended December 31, 1997

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                                                                Beneficial     Managing
                                                                  Units*          owners        owner             Total
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                                     8.17            $817            183               1,000
-------------------------------------------------------------------------------------------------------------------------

Redemption of initial ownership interests                       (8.17)           (817)          (183)             (1,000)

Net income                                                       -          3,612,602         38,646           3,651,248
Partner's contributions                                    589,914.19      61,020,136        610,000          61,630,136
Partner's redemptions                                       (9,235.43)       (929,860)           -              (929,860)
-------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                               580,678.76     $63,702,878        648,646          64,351,524
-------------------------------------------------------------------------------------------------------------------------

Net asset value per unit at December 31, 1997 (note 1)                        $109.70         109.70
Net asset value per unit at December 31, 1996 (note 1)                         100.00         100.00
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------



*Units of beneficial ownership.



See accompanying notes to financial statements.

JWH GLOBAL TRUST



Statements of Cash Flows


Year ended December 31, 1997
------------------------------------------------------------------------------
Cash flows from operating activities:
  Net profit                                                       $3,651,248
  Adjustments to reconcile net profit to
     net cash used in operating activities:
       Change in assets and liabilities:
         Increase in unrealized gain on open futures contracts     (4,481,153)
         Increase in interest receivable                             (240,745)
         Increase in prepaid initial organization and offering       (583,762)
         Increase in accrued liabilities                            1,310,698
-------------------------------------------------------------------------------

Net cash used in operating activities                                (343,714)
--------------------------------------------------------------------------------

Cash flows from financing activities:
  Net proceeds from sale of units                                  57,521,513
  Unit redemptions                                                   (899,665)
--------------------------------------------------------------------------------

Net cash provided by financing activities                          56,621,848
--------------------------------------------------------------------------------

Net increase in cash                                               56,278,134
-------------------------------------------------------------------------------

Cash at beginning of year                                                -
-------------------------------------------------------------------------------

Cash at end of year                                               $56,278,134
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




See accompanying notes to financial statements.

JWH GLOBAL TRUST

Notes to Financial Statements

December 31, 1997
--------------------------------------------------------------------------------


(1)  GENERAL INFORMATION AND SUMMARY


     JWH Global Trust (the Trust), a Delaware business trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. The Managing Owner of the Trust is CIS Investments, Inc. The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), the parent company of CISI. The forwards broker is CIS Financial Services, Inc. (CISFS or Forwards Currency Broker), an affiliate of CISI.


     Units of beneficial ownership of the Trust commenced selling on April 3, 1997. The initial amount offered for investment was $50,000,000. Trading began on June 2, 1997 with initial capitalization of $13,027,103. On September 26, 1997, the Trust registered an additional $155,000,000 for further investment and continued the offering. By December 31, 1997, a total of 580,678.76 units representing an investment for $60,090,276 of beneficial ownership interest had been sold in the combined offerings. In addition, during the offerings, the Managing Owner purchased a total of 5,912.68 units, representing a total investment of $610,000. See the JWH Global Trust prospectus for further details of the offering.


     The Trust will be terminated on December 31, 2026, if none of the following occur prior to that date: (1) beneficial owners holding more than 50% of the outstanding units notify the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust;
     (3) bankruptcy of the Trust; (4), a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.


 (2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     The accounting and reporting policies of the Trust conform to generally accepted accounting principles and to general practices in the commodities industry. The following is a description of the more significant of those policies which the Trust follows in preparing its financial statements.


          REVENUE RECOGNITION


     Commodity futures contracts, forward contracts, and physical commodities are recorded on the trade date. All such transactions are reported on an identified cost basis. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and cash dealer prices at a pre-determined time for forward contracts and physical commodities) as of the last business day of the year or as of the last date of the financial statements.


     The Trust earns interest on its assets on deposit at CIS and CISFS at 100% of the 91-day Treasury bill rate for deposits denominated in U.S. dollars, and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies.


          REDEMPTIONS


     A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on five days' written notice to the

JWH GLOBAL TRUST

Notes to Financial Statements
-------------------------------------------------------------------------------


     Managing Owner. Payment will be made within 10 business days of the effective date of the redemption. Any redemption made during the first 11 months of investment is subject to a 3% redemption penalty. Any redemption made in the 12th month of investment or later will not be subject to any penalty. The Trust's Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies.


          COMMISSIONS


     Commodity brokerage commissions are typically paid for each trade transacted and are referred to as "round-turn commissions". These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's month-end assets after reduction of the Management Fee. CIS receives these Brokerage Fees irrespective of the number of trades executed on the Trust's behalf. The round-turn equivalent rate for commissions paid by the Trust for the year ended December 31, 1997 was $91.80.


     Certain large investors are eligible for a "Special Brokerage Fee Rate" of 5% per year. As of December 31, 1997, there were no such eligible investors in the Trust.


          FOREIGN CURRENCY TRANSACTIONS


     Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.


          STATEMENTS OF CASH FLOWS


     For purposes of the statements of cash flows, cash includes cash on deposit with the Clearing Broker in the equity in commodity futures trading accounts.


          USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.


(3)  FEES


     Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. (JWH) utilizing two of its trading programs, the Original Investment Program and the Financial and Metals Portfolio.


     Under signed agreement, JWH receives a monthly management fee of 1/12 of 4% of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end Trust assets but before deduction of any management fees, redemptions, distributions, or incentive fee accrued or payable as of the relevant month end.

JWH GLOBAL TRUST

Notes to Financial Statements
-------------------------------------------------------------------------------

     In addition, the Trust pays to JWH, a quarterly incentive fee equal to 15% of the new trading profits of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is also calculated by deducting Brokerage Fee at a rate of 1.25% (rather than the 6.5% rate).


(4)  INCOME TAXES


     No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust. Generally, for both Federal and state tax purposes trusts, such as the JWH Global Trust, are treated as partnerships. The Trust is responsible for the Illinois State Partnership Information and Replacement Tax based on the operating results of the Trust. Such tax amounted to $58,292 for the year ended December 31, 1997 and is included in operating expenses in the statement of operations.



(5)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK


     The Trust was formed to speculatively trade commodity interests. The Trust's commodity interest transactions and its related cash balance are on deposit with the Clearing Broker or the Forward Currency Broker (Brokers) at all times. In the event that volatility of trading of other customers of the Brokers impaired the ability of the Brokers to satisfy the obligations to the Trust, the Trust would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 (SFAS 105) as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures contracts in regulated commodities in separate bank accounts which are designated as segregated customers accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer-secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commissions Uniform Net Capital Rule, which requires the maintenance of minimum net capital at least equal to 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker and Forwards Currency Broker both have controls in place to make certain that all customers maintain adequate margin deposits for the positions in which they maintain at each Broker. Such procedures should protect the Trust from the off-balance sheet risk as mentioned earlier. Neither the Clearing Broker nor the Forwards Currency Broker engage in proprietary trading and thus has no direct market exposure.


     The contractual amounts of commitments for the Trust to purchase and sell exchange traded futures contracts and foreign currency forwards contracts was $368,276,971 and $240,130,546, respectively on December 31, 1997, and
     $-0- and $-0-, respectively on December 31, 1996. The contractual amounts of these instruments reflect the extent of the Trusts involvement in the related futures and forwards contracts and do not reflect the risk of loss due to counterparty performance. Such risk is defined by SFAS 105 as credit risk. The counterparty of the Trust for futures contracts traded in the United States and most non-U.S. exchanges on which the fund trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by their membership and will act in the event of nonperformance by one of their members or one of the members customers and as such should significantly reduce this credit risk. In cases where the Trust trades on exchanges on which the Clearing House is not backed by the membership, the sole recourse of the Trust for nonperformance will be the Clearing House. The Forwards Currency Broker is the counterparty for the Trust's forwards transactions. CISFS policies require that they execute transactions only with top rated financial institutions with assets in excess of $100,000,000.



     The average fair value of commodity interests was $3,290,863 during 1997. Fair value as of December 31, 1997 was $4,481,153. The net gains or losses arising from the trading of commodity interests are presented in the statement of operations.

JWH GLOBAL TRUST

Notes to Financial Statements
-------------------------------------------------------------------------------


     The Trust holds futures positions on various exchanges throughout the world and forwards positions with CISFS which transacts with various top rated banks throughout the world. As defined by SFAS 105, futures and forward currency contracts are classified as financial instruments. SFAS 105 requires that the Partnership disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures and forwards positions of the Trust at the same time (both long positions and short positions), and if the markets moved such that the CTA was unable to offset the futures positions of the Trust, the Trust could lose all of its assets and the beneficial owners would realize a 100% loss. The Trust utilizes two of the trading programs of the CTA. One trading program is diversified among all commodity groups, while the other is diversified among the various futures contracts and forwards contracts in the financial and metals group. Both programs trade in the U.S. and outside of the U.S. Such diversification should greatly reduce this market risk.


     At December 31, 1997, the cash requirement of the commodity interests of the Trust was $9,299,511. This cash requirement is met by $48,132,040 held in segregated funds, $6,027,922 held in secured funds and $6,599,325 held in nonregulated funds. At December 31, 1997, cash was on deposit with the Clearing Broker and the Forwards Currency Broker which exceeded the cash requirement amount.


     The following chart discloses the dollar amount of the unrealized gain or loss on open contracts of the Trust at December 31, 1997:




     Commodity Group
--------------------------------------------------------------------------------
         Agricultural                                      $    99,960
         Currency                                              720,970
         Stock Indices                                         321,503
         Energies                                              490,370
         Metals                                              1,955,345
         Interest                                              893,005
--------------------------------------------------------------------------------
         Total                                            $  4,481,153
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




     The range of maturity dates of these open contracts is January 1998 to December 1998.

                                CIS INVESTMENTS, INC.
                                    BALANCE SHEET
                                 As of March 31, 1998
                                     (Unaudited)


ASSETS
Accounts receivable                                              $        0


Investment in IDS Managed Futures, L.P                              466,308
Investment in IDS Managed Futures II, L.P.                          214,956
Investment in Everest Futures Fund II, L.P.                         426,905
Investment in JWH Global Trust                                      707,691


Income taxes overpayment                                             12,787
Accrued income                                                          387
                                                                 ----------
Total assets                                                     $1,829,034
                                                                 ----------
                                                                 ----------

LIABILITIES AND EQUITY


UNEARNED management fees                                            $92,743
Intercompany payable                                                718,482
Organization and offering expense prepayment                         51,559
                                                                 ----------


Total accounts payable                                              862,784

Common stock $100 par value, 30,000 Authorized, 10 issued             1,000
Subscribed stock  29,990 shares                                   2,999,000
Less - subscriptions receivable                                  (2,999,000)
Paid-in-capital                                                     750,000
Less notes receivable from parent                                  (500,000)
Retained earnings                                                   715,250
                                                                 ----------

Total stockholders equity                                           966,250


TOTAL LIABILITIES AND EQUITY                                     $1,829,034
                                                                 ----------
                                                                 ----------


This Balance Sheet, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of CIS Investments, Inc. at March 31, 1998. All adjustments made were of a normal and recurring nature.







           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY

KPMG Peat Marwick LLP


     Peat Marwick Plaza
     303 East Wacker Drive
     Chicago, IL 60601-9973



                            INDEPENDENT AUDITORS' REPORT


The Board of Directors
CIS Investments, Inc.:


We have audited the accompanying statements of financial condition of CIS Investments, Inc. (a wholly owned subsidiary of Cargill Investor Services, Inc.) (the Company) as of May 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Investments, Inc. as of May 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   KPMG Peat Marwick LLP



July 17, 1997

CIS INVESTMENTS, INC.

Statements of Financial Condition

May 31, 1997 and 1996



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       ASSETS                              1997          1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Assets:

     Receivable from JWH Global Trust (note 6)         $  515,506          -
     Accrued taxes receivable (note 1)                     78,630          -
     Investments                                          981,038       572,721
--------------------------------------------------------------------------------
Total assets                                           $1,575,174       572,721
--------------------------------------------------------------------------------
        LIABILITIES AND STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------
Liabilities:
     Accounts payable (note 6)                            400,033
     Accrued taxes payable (note 1)                        -              3,347
     Deferred management fees                              58,763        47,665
     Due to Parent                                        618,012       161,955
--------------------------------------------------------------------------------
Total liabilities                                       1,076,808       212,967
--------------------------------------------------------------------------------
Stockholder's equity:
Common stock, $100 par value.  Authorized
  30,000 shares; issued 10 shares                           1,000         1,000
Common stock subscribed, 29,990 and 27,437 shares
     at the years ended 1997 and 1996, respectively     2,999,000     2,743,700
Less subscription receivable (note 4)                 (2,999,000)   (2,743,700)
Paid-in capital                                           250,000       250,000
Retained earnings                                         247,366       108,754
--------------------------------------------------------------------------------
Total stockholder's equity                                498,366       359,754
--------------------------------------------------------------------------------
                                                      $ 1,575,174       572,721
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See accompanying notes to financial statements.


           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Income

Years ended May 31, 1997 and 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                            1997         1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Revenues:
     Management fees                                    $  156,501      74,472
     Unrealized gain on investments                         59,675      14,345
--------------------------------------------------------------------------------
Total revenues                                          $  216,176      88,817

Expenses - operating                                         5,780       5,674
--------------------------------------------------------------------------------
Income before income taxes                                 210,396      83,143

Income tax expense (note 1)                                 71,784      29,747
--------------------------------------------------------------------------------
Net income                                              $  138,612      53,396
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See accompanying notes to financial statements.


           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.


Statements of Changes in Stockholder's Equity


Years ended May 31, 1997 and 1996




-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 COMMON
                               COMMON           PAID-IN           STOCK        RETAINED         SUBSCRIPTIONS
                               STOCK            CAPITAL        SUBSCRIBED      EARNINGS          RECEIVABLE                 TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 Balance at
 May 31, 1995                $  1,000           250,000          1,743,700          55,358       (1,743,700)               306,358


 Common stock
 subscription                    -                 -             1,000,000             -         (1,000,000)                  -

 Net income                      -                 -                -               53,396             -                    53,396
-----------------------------------------------------------------------------------------------------------------------------------

 Balance at
 May 31, 1996                   1,000           250,000          2,743,700         108,754       (2,743,700)               359,754

 Common stock
 subscription                    -                  -              255,300             -           (255,300)                  -

 Net income                      -                  -                 -            138,612             -                   138,612
-----------------------------------------------------------------------------------------------------------------------------------

 Balance at
 May 31, 1997                $  1,000           250,000          2,999,000         247,366       (2,999,000)               498,366
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.


           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Cash Flows

Years ended May 31, 1997 and 1996

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                    1997                     1996
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
 Cash flows from operating activities:
     Net income                                                $   138,612                   53,396
     Adjustments to reconcile net income to net cash
          provided by operating activities:
                Unrealized gain on investments                     (59,675)                 (14,345)
                Increase in assets:
                    Accrued taxes receivable                       (78,630)
                Increase (decrease) in liabilities:
                    Deferred management fees                        11,098                   12,741
                    Accounts payable                               400,033
                    Due to Parent                                  456,057
                    Accrued taxes payable                           (3,347)                  (7,456)
------------------------------------------------------------------------------------------------------
 Net cash provided by operating activities                         864,148                   44,336
------------------------------------------------------------------------------------------------------
 Cash flows from investing activities:
      Organizational and offering costs of JWH Global Trust       (515,506)                     -
      Purchase of investments                                     (348,642)                (148,500)
------------------------------------------------------------------------------------------------------
 Net cash used in investing activities:                           (864,148)                (148,500)
------------------------------------------------------------------------------------------------------
 Net cash provided by financing activities -
      capital provided by Parent                                      -                     104,164
------------------------------------------------------------------------------------------------------
 Net change in cash                                                   -                        -

 Cash at beginning of year                                            -                        -
------------------------------------------------------------------------------------------------------
 Cash at end of year                                           $      -                        -
------------------------------------------------------------------------------------------------------

 Supplemental disclosures of cash flow information -
      cash paid during the year for income taxes               $   153,761                   37,202
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------



See accompanying notes to financial statements.


           PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Notes to Financial Statements

May 31, 1997 and 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(1)  GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

                    NATURE OF BUSINESS

          CIS Investments, Inc. (the Company), a wholly owned subsidiary of Cargill Investor Services, Inc. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. The Company is the general partner or managing owner in various limited partnerships or trusts (Funds) organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

                    MANAGEMENT FEES

          Unearned management fees are amortized over one year using the straight-line method.

                    INVESTMENTS

          Investments in Funds are recorded at a value which approximates the Company's proportionate share of each Fund's net asset value.

                    INCOME TAXES

          The Company is included in the consolidated Federal income tax return of the Parent. Income tax expense is calculated as if the Company would file a separate return. Accrued taxes represents the remaining balance due to/from the Parent for the current year taxes including the impact of deferred taxes.

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                    EXPENSES

          General and administrative overhead costs of the Company are expensed and paid by the Parent.

                    USE OF ESTIMATES

          The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

CIS INVESTMENTS, INC.

Notes to Financial Statements

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 (2)  INVESTMENTS IN FUNDS

           Investment in IDS Managed Futures, L.P. and IDS Managed Futures II, L.P. is approximately 0.5% of the total interest. Investment in Everest Futures Fund II, L.P. and JWH Global Trust is approximately 1.0% of the total interest. Investments in the Funds at May 31, 1997 and 1996 are as follows:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                              1997                  1996
                                       ------------------   -----------------
-------------------------------------------------------------------------------
                                       Units       Amount   Units      Amount
-------------------------------------------------------------------------------
      IDS Managed Futures, L.P.        1,299       403,149  1,151    $  314,053
      IDS Managed Futures II, L.P.       322       182,228    322       157,974
      Everest Futures Fund II, L.P.      217       245,661    100       100,694
      JWH Global Trust                 1,500       150,000    -         -
-------------------------------------------------------------------------------
                                                  $981,038           $  572,721
-------------------------------------------------------------------------------

 The following represents condensed combined financial information of the Funds as of May 31, 1997 and 1996 (in thousands).

-------------------------------------------------------------------------------
                                                      1997                 1996
-------------------------------------------------------------------------------
      Assets                                      $ 89,327               51,347
                                                  --------               ------
                                                  --------               ------

      Liabilities                                      550                  372
      Capital                                       88,777               50,975
                                                  --------               ------

      Total                                         89,327               51,347
                                                  --------               ------
                                                  --------               ------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


          The Funds trade in various futures, futures options and forward contracts. The risks to the Funds arise from the possible adverse changes in the market value of such contracts and the potential inability of the counterparties to perform under the terms of the contracts.

(3)  NET  WORTH REQUIREMENTS

          The Company is required to maintain a net worth as defined in each Fund's agreement. At May 31, 1997, the Company is in compliance with its net worth requirements.

CIS INVESTMENTS, INC.

Notes to Financial Statements


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(4)  COMMON STOCK SUBSCRIPTIONS

     The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 29,990 shares of the Company's stock at $100 per share in order to ensure the Company's continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder's equity.

(5)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Funds hold futures contracts and options. A futures contract is defined as an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date. If the markets should move against all of the futures positions held by the Funds at the same time, and if the Funds are unable to offset the futures positions of the Funds, the Funds could lose all of their assets and the investors, including the Company, would realize a 100% loss of their investment.

(6)  RECEIVABLE FROM JWH GLOBAL TRUST

     The Company has assumed the liability for the initial organizational and offering costs of JWH Global Trust (the Trust). These costs are to be reimbursed currently by the Trust.

     The Trust is amortizing organizational and offering costs over five years based upon the monthly net assets of the Trust. The monthly amortization cannot exceed 1/60th of 2% of the net assets of the Trust. If at the end of the amortization period there is any remaining cost, the Company is obligated to reimburse the Trust for that amount. At May 31, 1997 it does not appear that any amount will remain at the end of the amortization period; however, any liability, if any, that might exist at that future date is indeterminable.

                     PERFORMANCE OF OTHER CISI-SPONSORED FUNDS

PERFORMANCE SUMMARIES OF OTHER CISI-SPONSORED FUNDS

     The following performance tables are included herein per CFTC requirements and may make possible certain performance comparisons which may be helpful to prospective investors in determining whether to acquire Units. However, the difference in the performance of these funds indicates that the performance of one CISI-sponsored fund may have very little significance in terms of the performance of other CISI-sponsored funds employing different portfolios.

     The following performance information has been calculated on the accrual basis of accounting in accordance with generally accepted accounting principles.

     THE FOLLOWING FUNDS HAVE TRADED PURSUANT TO SYSTEMS THAT ARE MATERIALLY DIFFERENT FROM THE TRADING PROGRAMS. THEREFORE, THE PERFORMANCE OF SUCH CISI POOLS IS NOT REPRESENTATIVE OF HOW THE TRUST WILL PERFORM.

     INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               FUTURES TRADING IS SPECULATIVE.  INVESTORS MAY LOSE ALL
                      OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

                                PERFORMANCE SUMMARIES
                           OF OTHER CISI-SPONSORED FUNDS


                             IDS MANAGED FUTURES, L.P.

                   TYPE OF POOL:  Publicly offered, multi-advisor
                          INCEPTION OF TRADING:  June 1987
                      AGGREGATE SUBSCRIPTIONS:  $52.9 million
                       CURRENT CAPITALIZATION:  $48.5 million
                      WORST MONTHLY DRAWDOWN:  (5.51)% (5/97)
                WORST PEAK-TO-VALLEY DRAWDOWN:  (12.94)% (7/94-1/95)
                 1998 COMPOUND RATE OF RETURN:  (6.12)% (5 months)
                        1997 COMPOUND RATE OF RETURN:  8.68%
                       1996 COMPOUND RATE OF RETURN:  20.08%
                       1995 COMPOUND RATE OF RETURN:  23.04%
                       1994 COMPOUND RATE OF RETURN:  (6.93)%
                       1993 COMPOUND RATE OF RETURN:  38.32%
                                -------------------



               MAY 31, 1998 VALUE OF INITIAL $1,000 UNIT:  $4,395.13

                 ---------------------------------------------------


                            IDS MANAGED FUTURES II, L.P.

               TYPE OF POOL:  Publicly offered, multi-advisor
                         INCEPTION OF TRADING:  March 1988
                      AGGREGATE SUBSCRIPTIONS:  $15.6 million
                       CURRENT CAPITALIZATION:  $11.1 million
                      WORST MONTHLY DRAWDOWN:  (7.43)% (5/97)
                WORST PEAK-TO-VALLEY DRAWDOWN:  (17.98)% (7/94-1/95)
                 1998 COMPOUND RATE OF RETURN:  (6.02)% (5 months)
                        1997 COMPOUND RATE OF RETURN:  5.45%
                       1996 COMPOUND RATE OF RETURN:  24.64%
                       1995 COMPOUND RATE OF RETURN:  29.80%
                      1994 COMPOUND RATE OF RETURN:  (13.97)%
                       1993 COMPOUND RATE OF RETURN:  37.01%
                                -------------------



               MAY 31, 1998 VALUE OF INITIAL $1,000 UNIT:  $2,570.13


            PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
      WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               PERFORMANCE SUMMARIES
                           OF OTHER CISI-SPONSORED FUNDS




                           EVEREST FUTURES FUND II, L.P.

                  TYPE OF POOL:  Privately offered, single-advisor
                         INCEPTION OF TRADING:  April 1996
                      AGGREGATE SUBSCRIPTIONS:  $44.7 million
                      CURRENT CAPITALIZATION:  $45.1 million
                      WORST MONTHLY DRAWDOWN: (9.06)% (5/97)
               WORST PEAK-TO-VALLEY DRAWDOWN:  (14.56)% (2/97-5/97)
                 1998 COMPOUND RATE OF RETURN:  (14.30)% (5 months)
                       1997 COMPOUND RATE OF RETURN:  13.16%
                  1996 COMPOUND RATE OF RETURN:  27.61% (9 months)
                                -------------------


               MAY 31, 1998 VALUE OF INITIAL $1,000 UNIT:  $1,237.51


            PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
      WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          NOTES TO PERFORMANCE SUMMARIES OF
                             OTHER CISI-SPONSORED FUNDS


1. TYPE OF POOL. The CFTC specifies that pools should be categorized as: (i) either publicly or privately offered; (ii) "principal protected" (I.E., generally assuring the return of some or all of an initial investment at a date certain in the future), if applicable; and (iii) either multi-advisor or single-advisor.

2.   INCEPTION OF TRADING is the date of inception of trading by the fund.

3. AGGREGATE SUBSCRIPTIONS is the aggregate gross capital subscriptions (without regard to redemptions).

4. CURRENT CAPITALIZATION is the net asset value of the fund at the end of the period indicated.

5. WORST MONTHLY DRAWDOWN is the largest net asset loss experienced in any calendar month expressed as a percentage of net asset value and includes the month and year of such drawdown.

6. WORST PEAK-TO-VALLEY DRAWDOWN is the largest calendar month-end to calendar month-end net asset loss (regardless of whether such loss is continuous) experienced during the period for which performance is shown, expressed as a percentage of total equity in the program, and includes the months and years in which it occurred. For example, a Worst Peak-to-Valley Drawdown of (12.94)% (7/94-1/95) (see "IDS Managed Futures, L.P." at page 122) means that the peak-to-valley drawdown lasted from July 1994 through January 1995 and resulted in a (12.94)% drawdown.

7. COMPOUND RATE OF RETURN is calculated on the basis of the actual rate of return recognized by an initial $1,000 investment in the fund, by compounding the monthly rates of return over the number of months in a given year. Each month's rate of return, positive or negative, in hundredths is added to one and the sum is multiplied by the rate of return similarly expressed for the previous month. For examples, if a fund yielded monthly rates of return of 2%, (4)% and 6% for three consecutive months, the compound rate of return for the three months would equal 1.02 x
     0.96 x 1.06 = 1.038% or 3.8% approximately. For periods of less than one year, the results are year-to-date.







            PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
      WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                      APPENDIX


                                "BLUE SKY" GLOSSARY


     PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING DEFINITIONS WHICH ARE APPLIED BY THE STATE SECURITIES ADMINISTRATORS WHEN REVIEWING A PUBLIC FUTURES FUND OFFERING FOR COMPLIANCE WITH THE "GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS" STATEMENT OF POLICY PROMULGATED BY THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. A COPY OF SAID "GUIDELINES" IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THE PROSPECTUS IS A PART. THE FOLLOWING DEFINITIONS ARE REPRINTED VERBATIM FROM SAID GUIDELINES AND MAY, ACCORDINGLY, NOT IN ALL CASES BE RELEVANT TO AN INVESTMENT IN THE TRUST. FOR AN INDEX OF DEFINED TERMS THAT APPEAR IN THE PROSPECTUS, SEE "INDEX OF DEFINED TERMS" AT PAGE 5.

          DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

          ADMINISTRATOR -- The official or agency administering the security laws of a state.

          ADVISOR -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          AFFILIATE -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person;
     (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          CAPITAL CONTRIBUTIONS -- The total investment in a Program by a Participant or by all Participants, as the case may be.

          COMMODITY BROKER -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

          COMMODITY CONTRACT -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          CROSS-REFERENCE SHEET -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          NET ASSETS -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          NET ASSET VALUE PER PROGRAM INTEREST -- The Net Assets divided by the number of Program Interests outstanding.

          NET WORTH -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          NEW TRADING PROFITS -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

          ORGANIZATIONAL AND OFFERING EXPENSES -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          PARTICIPANT -- The holder of a Program Interest.

          PERSON -- Any natural Person, partnership, corporation, association or other legal entity.

          PIT BROKERAGE FEE -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          PROGRAM -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          PROGRAM BROKER -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          PROGRAM INTEREST -- A limited partnership interest or other security representing ownership in a Program.

          PYRAMIDING -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          SPONSOR -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          VALUATION DATE -- The date as of which the Net Assets of the Program are determined.

          VALUATION PERIOD -- A regular period of time between Valuation
     Dates.

                                                                       EXHIBIT A














                                   JWH GLOBAL TRUST






                             FOURTH AMENDED AND RESTATED
                          DECLARATION AND AGREEMENT OF TRUST




                               DATED AS OF JUNE 5, 1998

                                   JWH GLOBAL TRUST


                             FOURTH AMENDED AND RESTATED
                          DECLARATION AND AGREEMENT OF TRUST


                                  TABLE OF CONTENTS


                                                                                Page
                                                                                ----
 1.  Declaration of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
 2.  The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
     (a)  Term; Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
     (b)  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     (c)  Compensation and Expenses of the Trustee . . . . . . . . . . . . . . . .A-2
     (d)  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     (e)  Successor Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     (f)  Liability of the Trustee . . . . . . . . . . . . . . . . . . . . . . . .A-2
     (g)  Reliance by the Trustee and the Managing Owner; Advice
            of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
     (h)  Not Part of Trust Estate . . . . . . . . . . . . . . . . . . . . . . . .A-4
 3.  Principal Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
 4.  Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
 5.  Term, Dissolution, Fiscal Year and Net Asset Value. . . . . . . . . . . . . .A-4
     (a)  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
     (b)  Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     (c)  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     (d)  Net Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
 6.  Net Worth of Managing Owner . . . . . . . . . . . . . . . . . . . . . . . . .A-5
 7.  Capital Contributions; Units; Managing Owner's Liability. . . . . . . . . . .A-6
     (a)  Capital Contributions; Units . . . . . . . . . . . . . . . . . . . . . .A-6
     (b)  Managing Owner's Liability . . . . . . . . . . . . . . . . . . . . . . .A-6
 8.  Allocation of Profits and Losses. . . . . . . . . . . . . . . . . . . . . . .A-6
     (a)  Capital Accounts and Allocations . . . . . . . . . . . . . . . . . . . .A-6
     (b)  Allocation of Profit and Loss for Federal Income
             Tax Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
     (c)  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
     (d)  Limited Liability of Unitholders . . . . . . . . . . . . . . . . . . . .A-9
     (e)  Return of Capital Contributions. . . . . . . . . . . . . . . . . . . . A-10
 9.  Management of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
     (a)  Authority of the Managing Owner. . . . . . . . . . . . . . . . . . . . A-10
     (b)  Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
     (c)  Loans; Investments . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
     (d)  Certain Conflicts of Interest Prohibited . . . . . . . . . . . . . . . A-11
     (e)  Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
     (f)  Prohibition on "Pyramiding"  . . . . . . . . . . . . . . . . . . . . . A-12
     (g)  Freedom of Action  . . . . . . . . . . . . . . . . . . . . . . . . . . A-12
10.  Audits and Reports to Unitholders . . . . . . . . . . . . . . . . . . . . . A-12
11.  Assignability of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
12.  Redemptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
13.  Offering of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
14.  Additional Offerings. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
15.  Special Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . A-16
16.  Withdrawal of a Unitholder. . . . . . . . . . . . . . . . . . . . . . . . . A-16
17.  Benefit Plan Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . A-17


                                                                                Page
                                                                                ----

18.  Standard of Liability; Indemnification. . . . . . . . . . . . . . . . . . . A-17
     (a)  Standard of Liability for the Managing Owner . . . . . . . . . . . . . A-17
     (b)  Indemnification of the Managing Owner by the Trust . . . . . . . . . . A-17
     (c)  Indemnification by the Unitholders . . . . . . . . . . . . . . . . . . A-18
19.  Amendments; Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19
     (a)  Amendments with Consent of the Managing Owner. . . . . . . . . . . . . A-19
     (b)  Amendments and Actions without Consent of the Managing Owner . . . . . A-19
     (c)  Meetings; Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-19
     (d)  Consent by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
21.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
     (a)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
     (b)  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
     (c)  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
22.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
23.  No Legal Title to Trust Estate. . . . . . . . . . . . . . . . . . . . . . . A-22
24.  Legal Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
25.  Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22

     Testimonium
     Signatures

                                  JWH GLOBAL TRUST


                             FOURTH AMENDED AND RESTATED
                         DECLARATION AND AGREEMENT OF TRUST




     This FOURTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST ("Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") is made and entered into as of this 5th day of June, 1998 by and among CIS INVESTMENTS, INC., a Delaware corporation, as a managing owner (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee"), each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust ("Units") or who becomes a party to this Declaration and Agreement of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").



                                 W I T N E S S E T H:


     WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Third Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety.


     NOW THEREFORE, the parties hereto agree as follows:

     1.   DECLARATION OF TRUST.

     The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

     Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

     2.   THE TRUSTEE.

     (a)  TERM; RESIGNATION.   (i)   Wilmington Trust Company has been appointed
and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

     (ii) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     (b)  POWERS.   Except to the extent expressly set forth in this Section 2 and Sections 3 and 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of the Trustee's performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

     (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

     (d)  INDEMNIFICATION.   The Managing Owner agrees, whether or not any of
the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this
Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

     (e)  SUCCESSOR TRUSTEE.   Upon the resignation or removal of the Trustee,
the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

     (f)  LIABILITY OF THE TRUSTEE.   Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The

Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's gross negligence or willful misconduct. In particular, but not by way of limitation:

          (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent, any additional selling agent, "wholesaler" selling agent or "correspondent" selling agent;

          (v) no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

          (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

     (g)  RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL.
(i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

     (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

     (h)  NOT PART OF TRUST ESTATE.   Amounts paid to the Trustee from the Trust
Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

     3.   PRINCIPAL OFFICE.

     The address of the principal office of the Trust is c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago, IL 60606. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

     4.   BUSINESS.

     The Trust's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

     The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose. The Trust shall do so under the direction of the Managing Owner.

     5.   TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET VALUE.

     (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then owned by Unitholders to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) the bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be managing owner of the Trust unless within 90 days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust (except Unitholders owning more than 50% of the Units then outstanding may agree in writing to the appointment of one or more managing owners to continue the business of the Trust); (4) the insolvency or bankruptcy of the Trust; (5) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (6) a decline in the Net Asset Value per Unit to $50 or less (except as provided in

Section 12); (7) dissolution of the Trust pursuant hereto; or (8) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

     (b)  DISSOLUTION.   Upon the occurrence of an event causing the dissolution
of the Trust, the Trust shall be dissolved and its affairs wound up. Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(3) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

          (i) FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

          (ii) SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

     (c)  FISCAL YEAR.   The fiscal year of the Trust shall begin on January 1
of each year and end on the following December 31; provided, however, that the first fiscal year of the Trust shall commence on the date its Certificate of Trust is filed.

     (d) NET ASSET VALUE. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

     A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation. If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

     The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

     Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

     Accrued Incentive Fee (as described in the Prospectus as defined in Section 9(a)) payable to John W. Henry & Company, Inc., the Trust's trading advisor ("JWH") (including the portion paid to JWH upon intra-calendar quarter redemption of certain Units) shall reduce the Net Asset Value of the Trust.

     6.   NET WORTH OF MANAGING OWNER.

     The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner. In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

     7.   CAPITAL CONTRIBUTIONS; UNITS; MANAGING OWNER'S LIABILITY.

     (a) CAPITAL CONTRIBUTIONS; UNITS. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

     Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

     No certificates or other evidences of beneficial ownership of the Units will be issued. The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

     Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

     Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The general liability interest in the Trust held by the Managing Owner will be non-voting.

     (b) MANAGING OWNER'S LIABILITY. The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

     The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

     The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner's contributions). The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

     8.   ALLOCATION OF PROFITS AND LOSSES.

     (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit and for the Managing Owner. The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs). The Net Asset Value per Unit prior to the Trust commencing operations has been arbitrarily established by the Managing Owner as $100 per Unit.

     As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.


     In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee at the Primary Brokerage Fee Rate, as defined in
Section 8(c). Each Unitholder eligible for a Special Brokerage Fee Rate pursuant to Section 8(c) shall, to the extent Units are available for sale, be credited with additional Units at the following month-end Net Asset Value per Unit in an amount equal to the difference between the adjustment to the such Unitholder's Units at the Primary Brokerage Fee Rate and the adjustment to the such Unitholder's Units that would have been made under the applicable Special Brokerage Fee Rate

(the "Brokerage Fee Excess"). The foregoing allocation of additional Units shall be used solely as a means of efficiently accounting for the Special Brokerage Fee Rate while preserving a uniform Net Asset Value per Unit. To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such date, the Brokerage Fee Excess shall be distributed to the Unitholder no later than 15 days after such month-end.

     (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Allocations of profit and loss shall be PRO RATA from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units. Notwithstanding the foregoing requirement that annual allocations of profit and loss be PRO RATA from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

          (1)  Trust profit and loss shall be allocated as follows:

               (A) For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner. As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit's allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c). As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit's allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units. The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations).
          Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

                    (i) Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to
               Section 8(b)(1)(B) and 8(b)(1)(C) below.

                    (ii) Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to
               Section 8(b)(1)(D) and 8(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

                    (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

               (B) Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder's tax account attributable to the redeemed Units.

               (C) Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses. Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

               (D) Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder's tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

               (E)  Loss remaining after the allocation thereof pursuant to
          Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses.
          Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

          (2) In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

          (3) The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under
     Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder's capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

          (4) Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder's capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder's capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

          (5) The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

     The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (c) EXPENSES. The Managing Owner advanced all organizational and initial offering costs incurred in connection with the initial public offering of Units, for which the Managing Owner was reimbursed by the Trust on the closing date of the initial public offering of Units (the "Initial Closing Date") and such costs are being amortized over 60 months beginning with June 1997. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the month-end Net Assets of the Trust. The amount amortized each month-end shall be the lesser of
(i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of such month-end Net Assets at that month-end. The amount of such expenses amortized each month shall be allocated on a PRO RATA basis to each Unit outstanding at such month-end

(determined prior to any redemptions).   If (i) the Trust is terminated prior to
the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to the Managing Owner is not amortized at the end of the 60-month period due to the 2% limitation, the Managing Owner shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

     The Trust shall pay no later than the fifth day of each month to Cargill Investor Services, Inc., the Trust's clearing broker ("CIS"), the monthly Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) of the Trust's assets (after deduction of the Management Fee payable to the Trust's trading advisor) as of the immediately preceding month-end (the "Brokerage Fee Rate"); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued at an aggregate Net Asset Value of at least $5,000,000, CIS shall be paid a Brokerage Fee at an annual rate equal to 5% (or a monthly rate of approximately 0.417%) of the assets (after deduction of the Management Fee) attributable to such Units ("Special Brokerage Fee Rate"), as described in the Prospectus. In the event of Unitholders acquiring Units at more than one time, their Units will be treated on a "first-in, first-out" basis, as described in the Prospectus, for purposes of determining whether the Special Brokerage Fee Rate is applicable.

     Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust, as appropriate. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

     The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust's average month-end Net Assets in any fiscal year. The amount of any such costs borne by the Trust shall be allocated on a PRO RATA basis to each Unit outstanding at any month-end (determined prior to any redemptions).

     Net Assets, for purposes of calculating the 2% and 0.5% limitations on organizational and initial offering cost amortization and continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, I.E., net of all accrued fees and expenses including any accrued Incentive Fee (but prior to redemption charges).

     In no event shall organizational and offering expenses (including redemption fees, but excluding selling commission and ongoing compensation) exceed 15% of the capital contributions to the Trust.

     The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

     (d)  LIMITED LIABILITY OF UNITHOLDERS.   Each Unit, when purchased in
accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

     Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

     (e)  RETURN OF CAPITAL CONTRIBUTIONS.   No Unitholder or subsequent
assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

     9.   MANAGEMENT OF THE TRUST.

     (a) AUTHORITY OF THE MANAGING OWNER. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

     The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

     The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments. The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets, if any, not directly related to trading activity). The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions have exceeded 14% of the Trust's average Net Assets during the preceding year.

     During any fiscal year of the Trust, if the Management Fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.

     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

     Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding. In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

     The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

     All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner's selection of: (i) John W. Henry & Company, Inc. as the Trust's trading advisor; (ii) Cargill Investor Services, Inc. as the Trust's clearing broker, with whom the Trust's trading assets will be maintained (it being understood that CIS may place certain Trust assets with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets),
(iii) CIS Financial Services, Inc. as the Trust's foreign currency and precious metals counterparty ("CISFS") and (iv) Cargill Investor Services, Inc. as the Trust's transfer agent. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement, the Escrow Agreement, the Selling Agreement and the Transfer Agent Agreement referred to in the Prospectus.

     (b) FIDUCIARY DUTIES. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of
the Trust and the use thereof for the benefit of the Trust.   The funds of the
Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute "commingling" for these purposes). The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

     (c) LOANS; INVESTMENTS. Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party. The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with
Section 19(a). If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission ("CFTC")-authorized investments, or invest in any equity security without prior notice to Unitholders.

     (d)  CERTAIN CONFLICTS OF INTEREST PROHIBITED.   No person or entity may
receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor shall be affiliated with the Trust's commodity broker or any of its affiliates.

     (e) CERTAIN AGREEMENTS. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days' written notice.

     In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

     The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA Guidelines (I.E., a minimum of three years' experience in the managed futures industry).

     The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     The Managing Owner is hereby specifically authorized (i) to enter into, deliver and perform on behalf of the Trust the Trading Advisory Agreement, Selling Agreement on the terms described in the Prospectus, (ii) to enter into, deliver and perform on behalf of the Trust, as the case may be, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement and the Transfer Agent Agreement as referred to in the Prospectus, (iii) to consent, at its sole discretion, to the selection and appointment by CIS, in its capacity as the Trust Lead Selling Agent, of one or more Wholesalers, Additional Selling Agents and Correspondents as described in the Prospectus and in accordance with the terms of the Selling Agreement and
(iv) in the event that the Managing Owner determines to deposit Trust assets in one or more bank accounts in the name of the Trust at a bank ("Custodian") and engage the services of a third-party cash manager to manage such assets, to enter into and deliver an appropriate cash management agreement and any related agreement.

     The brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

     Initially all of the Trust's assets will be deposited in the Trust's account with CIS and CISFS. CIS and CISFS will credit the Trust on the fifth business day of each month with interest income on 100% of the Trust's average daily assets on deposit with CIS and CISFS, respectively, during the previous month at the average 91-day U.S. Treasury bill rate for that month in respect of deposits denominated in dollars and at applicable rates described in the Prospectus in respect of deposits denominated in currencies other than dollars
(which may be zero in certain cases).    The Trust and the Managing Owner
reserve the right to deposit, at any time, a portion of Trust assets with a Custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.

     (f) PROHIBITION ON "PYRAMIDING." The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

     (g) FREEDOM OF ACTION. The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust. Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

     10.  AUDITS AND REPORTS TO UNITHOLDERS.

     The Trust's books shall be audited annually by an independent certified public accountant. The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and
(iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

     Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust's trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

     The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

     The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust's trading advisor which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Incentive Fee or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

     The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

     The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

     In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

     The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

     11.  ASSIGNABILITY OF UNITS.

     Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner's consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

     12.  REDEMPTIONS.

     A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that
(i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder's investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below). If Units are redeemed by a Unitholder at a time when there is an accrued incentive fee due to the Trust's trading advisor, the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust's trading advisor. Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to CIS. Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow. No redemption charges shall be applicable to Unitholders who redeem because the Trust's expenses have been increased.

     In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a "first-in, first-out" basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

     Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.


     If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.


     The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

     Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

     The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account" subject to Section 4975 of the Code.

     13.  OFFERING OF UNITS.

     The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

     Fractional Units, calculated to five decimal places, may be sold.

     All sales of Units in the United States will be conducted by registered brokers.

     The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account " subject to Section 4975 of the Code. If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     All subscriptions will be held in escrow by The First National Bank of Chicago (the "Escrow Agent") until released as of the last business day of the month. The interest actually earned on subscriptions funds while held by the Escrow Agent will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber's attributable share of such interest. The Managing Owner may terminate any offering of Units at any time. The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

     14.  ADDITIONAL OFFERINGS.

     The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

     15.  SPECIAL POWER OF ATTORNEY.

     Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

     16.  WITHDRAWAL OF A UNITHOLDER.

     The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal. Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

     The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust. The Managing Owner shall notify all Unitholders of such assignment. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

     The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder's estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this
Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

     17.  BENEFIT PLAN INVESTORS.

     Each Unitholder or assignee that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     18.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

     (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the

Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 18, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who:
(1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

     Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

     Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:
(1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

     In no event shall any indemnification permitted by this subsection (b) of
Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.
Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

     (c) INDEMNIFICATION BY THE UNITHOLDERS. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

     The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement or the Cash Bullion Account Agreement, on the one hand, and the Managing Owner's standards of liability as set forth herein, on the other hand.

     19.  AMENDMENTS; MEETINGS.

     (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan," as defined in and subject to ERISA, or of a "plan," as defined in and subject to Section 4975 of the Code.

     In the event that JWH shall cease to be the sole trading advisor of the Trust, the Managing Owner shall cause "JWH" to be deleted from the Trust's name and take all such other actions as shall be necessary or appropriate.

     (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs:
(i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved;
(iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

     (c)  MEETINGS; OTHER.   Any Unitholder upon request addressed to the
Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

     The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

     In the event that the Managing Owner or the Unitholders vote to amend this Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

     (d)  CONSENT BY TRUSTEE.   The Trustee's written consent to any amendment
of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

     20.  GOVERNING LAW.

     The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this
Section 20.

     21.  MISCELLANEOUS.

     (a)  NOTICES.   All notices under this Declaration and Agreement of Trust
shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

     (b)  BINDING EFFECT.   This Declaration and Agreement of Trust shall inure
to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c)  CAPTIONS.   Captions in no way define, limit, extend or describe the
scope of this Declaration and Agreement of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

     22.  CERTAIN DEFINITIONS.

     This Declaration and Agreement of Trust contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration and Agreement of Trust):

     ADMINISTRATOR.   The official or agency administering the securities
     laws of a state.

     ADVISOR.   Any Person who for any consideration engages in the
     business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

     AFFILIATE.   An Affiliate of a Person means:  (a) any Person directly
     or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

     CAPITAL CONTRIBUTIONS.   The total investment in a Program by a
     Participant or by all Participants, as the case may be.

     COMMODITY BROKER.   Any Person who engages in the business of
     effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     COMMODITY CONTRACT.   A contract or option thereon providing for the
     delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     CROSS REFERENCE SHEET.   A compilation of the NASAA Guidelines
     sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the NASAA Guidelines.

     NET ASSETS.   The total assets, less total liabilities, of the Program
     determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

     NET ASSET VALUE PER PROGRAM INTEREST.   The Net Assets divided by the
     number of Program Interests outstanding.

     NET WORTH.   The excess of total assets over total liabilities as
     determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     NEW TRADING PROFITS.   The excess, if any, of Net Assets at the end of
     the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

     ORGANIZATIONAL AND OFFERING EXPENSES.   All expenses incurred by the
     Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees.

     PARTICIPANT.   The holder of a Program Interest.

     PERSON.   Any natural Person, partnership, corporation, association or other legal entity.

     PIT BROKERAGE FEE.   Pit Brokerage Fee shall include floor brokerage,
     clearing fees, National Futures Association fees, and exchange fees.

     PROGRAM.   A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

     PROGRAM BROKER.   A Commodity Broker that effects trades in Commodity
     Contracts for the account of a Program.

     PROGRAM INTEREST.   A limited partnership interest or other security
     representing ownership in a Program.

     PYRAMIDING.   A method of using all or a part of an unrealized profit
     in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

     SPONSOR.   Any Person directly or indirectly instrumental in
     organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     VALUATION DATE.   The date as of which the Net Assets of the Program
     are determined.

     VALUATION PERIOD.   A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

     23.  NO LEGAL TITLE TO TRUST ESTATE.

     The Unitholders shall not have legal title to any part of the Trust Estate.

     24.  LEGAL TITLE.

     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

     25.  CREDITORS.

     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.


                              WILMINGTON TRUST COMPANY
                              as Trustee

                              By:       /s/ Emmett R. Harman
                              Name:     Emmett R. Harmon
                              Title:    Vice President


                              CIS INVESTMENTS, INC.
                              as Managing Owner


                              By:       /s/ Barbara A. Pfendler
                              Name:     Barbara A. Pfendler
                              Title:    Vice President




                              All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

                              By:  CIS INVESTMENTS, INC.
                                   as Attorney-in-Fact


                              By:       /s/ Barbara A. Pfendler
                              Name:     Barbara A. Pfendler
                              Title:    Vice President

                                                                       EXHIBIT B


                                   JWH GLOBAL TRUST

                              SUBSCRIPTION REQUIREMENTS


     By executing a Subscription Agreement and Power of Attorney Signature Page for JWH GLOBAL TRUST (THE "TRUST"), each PURCHASER ("PURCHASER") of UNITS OF BENEFICIAL INTEREST ("UNITS") in the Trust subscribes for Units at the Net Asset Value per Unit, as described in the Trust's current PROSPECTUS (THE "PROSPECTUS"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to five decimal places.

     Purchaser is herewith delivering to Purchaser's selling agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscription in accordance with the procedures described under "Plan of Distribution -- Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted by CIS INVESTMENTS, INC., the managing owner of the Trust (the "Managing Owner"), Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration and Agreement of Trust (Exhibit A to the Prospectus), including, without limitation, the provisions of Sections 9(a), 11 and 15 thereof. Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

     If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing a Unit (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, John W. Henry & Company, Inc. ("JWH"), Cargill Investor Services, Inc. ("CIS"), CIS Financial Services, Inc. ("CISFS"), any Selling Agent, wholesaler or correspondent, The First National Bank of Chicago (the "Escrow Agent"), Wilmington Trust Company (the "Trustee"), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses,
(ii) is independent of the Managing Owner, JWH, CIS, CISFS, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

INVESTOR SUITABILITY

     PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (i) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (ii) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED) OF AT LEAST $45,000. RESIDENTS OF THE FOLLOWING STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH IS, IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IT IS RECOMMENDED (REQUIRED, IN THE CASE OF AN INDIVIDUAL PENNSYLVANIA PURCHASER) THAT NO INDIVIDUAL PURCHASER SHOULD (MAY, IN THE CASE OF AN INDIVIDUAL PENNSYLVANIA PURCHASER) INVEST MORE THAN 10% OF HIS OR HER NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE UNITS AND NO ENTITY PURCHASER, INCLUDING ERISA PLANS, SHOULD INVEST MORE THAN 10% OF ITS LIQUID NET WORTH (READILY MARKETABLE SECURITIES) IN THE UNITS.

     1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     2. California -- Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

     3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

     4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and delivered to all Maine residents.

     5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

     7. Minnesota -- Except as provided in the immediately following sentence, each Minnesota Purchaser must be an "accredited investor" as defined in Regulation D under the Securities Act of 1933 and must, either alone or together with a purchaser representative, have sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Units. The Trust may effect no more than 35 sales of Units to non-accredited investors in Minnesota in any consecutive 12-month period. Each non-accredited investor must have a net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Minnesota residents, a copy of which shall accompany this Prospectus and delivered to all Minnesota residents.

     8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

     11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     12. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.


     13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.


     14. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

     15. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

     16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     17. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

     18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

                              _________________________


     In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

     THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE PURCHASER MEETS SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE TRUST IS, IN FACT, SUITABLE FOR PURCHASER.

              THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
            OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                                   JWH GLOBAL TRUST
                             UNITS OF BENEFICIAL INTEREST
                               ------------------------
            BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
       SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
                            OR THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------------

                       SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

JWH GLOBAL TRUST
C/O CIS INVESTMENTS, INC., MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606

Dear Sirs:

     1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount of UNITS OF BENEFICIAL INTEREST ("UNITS") in JWH GLOBAL TRUST (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of Net Asset Value. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to five decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the "Prospectus"). I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made payable to "FNBC, ESCROW AGENT FOR JWH GLOBAL TRUST." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription. My Registered Representative shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent. CIS INVESTMENTS, INC. (THE "MANAGING OWNER") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

     Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Units as of the end of the month.

     2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the Prospectus and an account statement (current within 60 days), relating to the Trust and the Trust's most recent annual report. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B -- Subscription Requirements" to the Prospectus. If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans. If the Subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advise will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the Trust. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

     3.   POWER OF ATTORNEY.   In connection with my purchase of Units, I do
hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

     4.   GOVERNING LAW.   Subscriber hereby acknowledges and agrees that this
Subscription Agreement and Power of Attorney derives from a business initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.


     5. RISKS. These securities are speculative and involve a high degree of risk. Risk factors relating to the Units include the following:
     (i) INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT; PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS; AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK; (ii) FUTURES AND FORWARD TRADING IS SPECULATIVE, VOLATILE AND LEVERAGED, AND INVOLVES A HIGH DEGREE OF RISK; TRADING ON FOREIGN FUTURES AND INTERBANK FORWARD MARKETS MAY INVOLVE ADDITIONAL RISKS; (iii) THE PERFORMANCE OF THE TRUST'S TRADING ADVISOR HAS TO DATE EXHIBITED AND IS EXPECTED TO CONTINUE TO EXHIBIT CONSIDERABLE PERFORMANCE VOLATILITY; THE UNITS ARE SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTMENT PORTFOLIO; (iv) SINGLE-ADVISOR FUNDS SUCH AS THE TRUST ARE TYPICALLY CONSIDERED -- EVEN AMONG SPECULATIVE MANAGED FUTURES FUNDS -- UNUSUALLY HIGH RISK AND VOLATILE INVESTMENTS; MOREOVER, THE TRUST IS VULNERABLE TO ADVERSE CHANGES AFFECTING THE TRADING ADVISOR WHICH COULD DIRECTLY IMPACT THE TRUST'S ABILITY TO CONTINUE TRADING; (v) THE TRUST IS SUBJECT TO SUBSTANTIAL CHARGES, PAYABLE IRRESPECTIVE OF PROFITABILITY, AS WELL AS TO QUARTERLY INCENTIVE FEES; THE MANAGING OWNER ESTIMATES THAT THE TRUST WILL NEED TO ACHIEVE TRADING PROFITS OF APPROXIMATELY 6.97% THE FIRST TWELVE MONTHS AFTER A UNIT IS ISSUED TO OFFSET EXPENSES; (vi) THE TRUST MAY BE ADVERSELY AFFECTED BY INCREASES IN THE AMOUNT OF FUNDS MANAGED BY THE TRADING ADVISOR; (vii) THE TRADING ADVISOR IS ALMOST EXCLUSIVELY A SYSTEMATIC, TREND-FOLLOWING TRADER; MARKET CONDITIONS IN WHICH STRONG PRICE TRENDS DO NOT DEVELOP TYPICALLY RESULT IN SUBSTANTIAL LOSSES FOR TREND-FOLLOWING TRADERS; THE NUMBER OF SYSTEMATIC TRADERS HAS INCREASED SIGNIFICANTLY IN RECENT YEARS, INCREASING COMPETITION AND LOWERING PROFIT MARGINS.


    See "Risk Factors" in the Prospectus beginning at page 15 of the Prospectus.

    PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR REGISTERED REPRESENTATIVE KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

                                   JWH GLOBAL TRUST
                             UNITS OF BENEFICIAL INTEREST

             SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
                      (See attached Subscription Instructions.)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for units of beneficial interest ("Units") in JWH GLOBAL TRUST (the "Trust"), by either (i) enclosing a check payable to "FNBC, AS ESCROW AGENT FOR JWH GLOBAL TRUST " or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor's securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the Net Asset Value per Unit.


The named investor further acknowledges receipt of the current Prospectus of the Trust (the "Prospectus"), together with a recent Account Statement relating to the Trust (current within 60 days) and the Trust's most recent Annual Report if not included in the Prospectus. The Prospectus includes the Trust's Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.



By my signature below, I represent that I satisfy the minimum income and net worth standards set forth in Exhibit B to the Prospectus.






1)   Investment Amount $ |__|__|__|__|__|__|__|__|__|__|   (minimum of $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for existing investors making an additional investment; incremental investments of $100 multiples.)

2)   (Check one)  / / Check is attached.  / / Debit  investor's securities account: Account # ____________________________(must be completed)

3)   Social Security #   |__|__|__| - |__|__| - |__|__|__|__|       or        Taxpayer  ID #  |__|__|- |__|__|__|__|__|__|__|
     Taxable Investors (check one):
          / /  Individual Investor                                    / /  Trust
          / /  Joint Tenants with Right of Survivorship               / /   Estate                       / /   UGMA/UTMA  (Minor)
          / /  Tenants in Common   / / Community Property        / /   Partnership        / /   Corporation

     Non-Taxable Investors (check one):
          / /   IRA           / /  Pension        / /  Profit Sharing      / /  Other ________________
          / /   Roth IRA      / /  SEP            / /  Defined Benefit
          / /   IRA Rollover

     Is this a Selling Agent Plan?     / /  Yes     / /  No

4)                            I n v e s t o r (s)   N a m e (s):
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|___|
5)   Additional Information (For Estate, Partnerships, Trust and Corporations)
_|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

6)   Residence Address
__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|
     Of Unitholder            Street  (P.0. Box numbers are not acceptable for residence address)
                              |__|___|__|__|__|__|__|___|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|
                               City                           State    Zip                 Country                   Phone

7)   Mailing Address
     (if different)           |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|__|__|__|__|__|__|__|__|__|__|__|_|
                              Street
                              |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__| _|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
                              City                                   State      Zip           Country




                             UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / /. Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                           NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature below I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: / /. See Form W-8 attached.



8)   Custodian Information  |__|__| -|__|__|__|__|__|__|__|
_|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|___|__|__|__| _|__|__|__|__
                         Tax ID#                                  Name
     Mailing Address
_|__|__|__|_|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__
               Street
               |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
               City                           State                 Zip              Country                    Phone

9)                              INVESTOR(S) MUST SIGN





___________________________________________     ____________________________________________________________________________________
  Signature                            Date     Signature of Authorized Fiduciary, Trustee,                             Date
                                                Partner or Corporate Office
___________________________________________     ___________________________________________________________________________________
  Signature of Joint Investor (if any) Date     Print Name of Authorized Fiduciary, Trustee, Partner or                 Date
                                                Corporate Office (specify title)



EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.


10)                   REGISTERED REPRESENTATIVE MUST SIGN
I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD (formerly Appendix F of the NASD's Rules of Fair Practice).



X____________________________________________      X______________________________________________________________________________
  Registered Representative Signature  Date        Office Manager Signature (if required)                  Date

11)   Broker Dealer |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|___|__|
Registered Representative:
Name (Print) |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|
                 First                M.I.    Last                                         Reg. Rep. Number
Address   |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|_|__|
             Street                                        City                                State                Zip

Phone Number |__|__|__|__|__|__|__|__|__|__|__|__|__|__|       Fax Number |__|__|__|__|__|__|__|__|__|__|__|__|__|__|


                                   JWH GLOBAL TRUST

                             UNITS OF BENEFICIAL INTEREST
                              SUBSCRIPTION INSTRUCTIONS

     ANY PERSON CONSIDERING SUBSCRIBING FOR UNITS SHOULD CAREFULLY READ AND REVIEW THE PROSPECTUS.


     THE PROSPECTUS MUST BE ACCOMPANIED BY THE MOST RECENT ACCOUNT STATEMENT OF THE TRUST
                          (CURRENT WITHIN 60 CALENDAR DAYS).


The Units are speculative and involve a high degree of risk. It is recommended that no subscriber should invest more than 10% of such subscriber's "liquid" net worth (which excludes home, furnishings and automobiles in the case of individuals and includes only readily marketable securities in the case of entities) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") with the Subscription Agreement and Power of Attorney on the reverse side. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:


Item 1              -   Enter the whole dollar amount of the subscription (no
                        cents).

Item 2              -   Check the appropriate box if check is attached or if
                        payment is to be made by debit from investor's securities account. If debited, enter the investor's securities account number.

Item 3              -   Enter the Social Security or Taxpayer ID Number of the
                        investor. Check the appropriate box to indicate the type of ownership for the entity that is subscribing.
                        In the case of joint ownership, either Social Security
                        Number may be used. Check box if the Non-Taxable
                        Investor is a Selling Agent Plan.

Items 4 through 8   -   The following specific instructions are provided for
                        certain ownership types identified on the Signature
                        Page:

                        TRUST -- Enter the trust's name in Item 4 and the trustee's name in Item 5, followed by "Ttee."

                        CUSTODIAN UNDER UNIFORM GIFTS TO MINORS ACT -- Complete
                        Item 4 with the name of minor followed by "UGMA."
                        Enter the minor's Social Security Number in Item 3.  In
                        Item 8, enter the custodian's name followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Custodian.

                        PARTNERSHIP OR CORPORATION -- The partnership's or corporation's name is required in Item 4. Enter a partner's or officer's name in Item 5. Enter the Taxpayer ID Number of the partnership or corporation in
                        Item 3.

                        NON-TAXABLE INVESTOR -- If applicable, complete Item 8 for the Custodian. Be sure to furnish the Taxpayer ID Number of the Custodian.

                        Complete residence address in Item 6 and mailing address (if different) in Item 7.

                        The investor(s) must review the representations relating to backup withholding tax or non-resident alien status following Item 7. Check box if applicable.


Item 9              -   The investor(s) must sign the Subscription Agreement
                        and Power of Attorney Signature Page. Joint accounts must include signatures of all parties.


Items 10 and 11     -   Registered Representative must complete.


           THE SELLING AGENT'S COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
                   OF ATTORNEY SIGNATURE PAGE MAY BE REQUIRED TO BE
                            RETAINED IN THE BRANCH OFFICE.

                                                                           ANNEX


JWH GLOBAL TRUST

                                REQUEST FOR REDEMPTION


JWH GLOBAL TRUST                                ________________________________
C/O CIS INVESTMENTS, INC.                                   DATE
MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606

Dear Sirs:

     The undersigned hereby requests redemption subject to all the terms and conditions of the Amended and Restated Declaration and Agreement of Trust (the "Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") of
Units of Beneficial Interest ("Units") in the Trust.  (INSERT NUMBER OF UNITS
OR DOLLAR AMOUNT TO BE REDEEMED BELOW. UNITHOLDERS NEED NOT REDEEM ALL OF THEIR UNITS PROVIDED THEY REDEEM AT LEAST $1,000 OF UNITS AND THEY MUST HOLD MINIMUM INVESTMENT OF $1,000 AFTER ANY PARTIAL REDEMPTION. IF NO NUMBER OF UNITS OR DOLLAR AMOUNT IS INDICATED, ALL UNITS HELD BY THE UNDERSIGNED WILL BE REDEEMED.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month). Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

     The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

     Units redeemed at or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 3% of the Net Asset Value of Units at which they are redeemed. Such charges will be deducted from the redemption proceeds and paid to Cargill Investor Services, Inc., the Trust's Futures Broker. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

                                 ___________________

UNITED STATES UNITHOLDERS ONLY:

     Under the penalties of perjury, the undersigned hereby certifies that the Social Security or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY:

     Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.



                                        ANN-1

Tax ID - SS# or Fed No (No hyphens)          Account Number
________________________________________     __________________________________


Account Name
_______________________________________________________________________________

_______________________________________________________________________________



By:
_______________________________________________________________________________
     (Authorized corporate officer, partner, trustee or custodian)


ACCOUNT MAILING ADDRESS

Street or P.O. Box
_______________________________________________________________________________

City
_______________________________________________________________________________

State ______________________  Zip_____________________  Country________________

Phone_________________________________________________________________


JWH GLOBAL TRUST:

Redeem: Number of Units _________________________________ OR  Amount  $________
                        (Write "ALL" for full redemption)

(Check one)
__________ Mail check to the address above
__________ Credit my customer securities account at:
            Name of Broker Dealer:  __________________________________
            Account Name:  ___________________________________________
            Account Number: __________________________________________

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

___________________________________________________
Individual Unitholder(s)/Custodian Signature

___________________________________________________
Individual Unitholder(s)/Custodian Signature


                                        ANN-2

                                       PART II


                        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.

     CIS Investments, Inc., the managing owner of the Trust (the "Managing Owner"), advanced all initial organization and offering costs (approximately $650,000) as described in the Prospectus, for which it was reimbursed by the Registrant on the initial closing date. The following is an estimate of the costs incurred in connection with updating the Prospectus and preparing and filing this Post-Effective Amendment No. 1 to the Registration Statement. The Trust pays all such costs:

                                                                   Approximate
                                                                     Amount
                                                                   -----------
     Printing Expenses. . . . . . . . . . . . . . . . . . . . . .    $100,000
     Fees of Certified Public Accountants . . . . . . . . . . . .      15,000
     Blue Sky Expenses (Excluding Legal Fees) . . . . . . . . . .      15,000
     Fees of Counsel. . . . . . . . . . . . . . . . . . . . . . .      70,000
     Escrow Fees. . . . . . . . . . . . . . . . . . . . . . . . .      20,000
     Advertising and Sales Literature. . . . . . . . . . . . . .       40,000
     Miscellaneous Offering Costs . . . . . . . . . . . . . . . .      10,000
       Total. . . . . . . . . . . . . . . . . . . . . . . . . . .    $270,000
                                                                   ----------
                                                                   ----------

Item 14.   Indemnification of Directors and Officers.

     Section 18 of the Amended and Restated Declaration and Agreement of Trust (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of their respective directors, officers and controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15.   Recent Sales of Unregistered Securities.

     On November 12, 1996, the Registrant sold one Unit of Beneficial Interest each to certain individuals as initial beneficial owners in order to permit the formation of the Registrant in preparation for the filing of Registration Statement 333-16825. This transaction was exempt under Section 4(2) of the Securities Act of the 1933, and no selling compensation was paid.

Item 16.   Exhibits and Financial Statement Schedules.

     The following documents are made a part of this Registration Statement:

     (a)  Exhibits.

Exhibit      Description of Document
Number       -----------------------
------
3.01         Fourth Amended and Restated Declaration and
             Agreement of Trust of the Registrant (included as
             Exhibit A to the Prospectus).

5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01        Form of Subscription Agreement and Power of Attorney
             (included as Exhibit C to the Prospectus).

23.01(a)     Consent of Sidley & Austin (included in Exhibit
             5.01(a)).

23.01(b)     Consent of Richards, Layton & Finger (included in
             Exhibit 5.01(b)).

23.02        Consent of KPMG Peat Marwick, LLP.

27.01        Financial Data Schedule.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on August 19, 1997 with Registrant's
Registration Statement on Form S-1 (Reg. No. 333-33937).

1.01 Form of Selling Agreement, as amended, among the Registrant, the Managing Owner, John W. Henry &
             Company, Inc. ("JWH") and Cargill Investor Services,
             Inc. ("CIS" or "Lead Selling Agent") (including forms of Additional Selling Agent Agreement,
             Wholesaling Agreement and Correspondent Selling
             Agent).

10.02        Form of Amended Escrow Agreement among the
             Registrant, The First National Bank of Chicago, the
             Managing Owner and the Lead Selling Agent.



The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 10, 1997 with Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 333-16825;
declared effective April 3, 1997).

3.02         Amended and Restated  Declaration and Agreement of
             Trust.

3.03 Certificate of Amendment of Certificate of Trust of the Registrant.

10.01        Form of Trading Advisory Agreement among the
             Registrant, the Managing Owner, CIS and JWH.

10.02 Form of Customer Agreement between the Registrant and CIS.

10.03 Form of Foreign Exchange Account Agreement between the Registrant and CIS Financial Services, Inc.
             ("CISFS").

10.04        Form of Cash Bullion Account Agreement between the
             Registrant and CISFS.

10.06        Form of Transfer Agent Agreement.


                                         S-3

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on November 26, 1996 with Registrant's
Registration Statement on Form S-1 (Reg. No. 333-16825; declared effective April
3, 1997).

  3.01       Certificate of Trust of the Registrant.

  3.02       Declaration and Agreement of Trust.

 99.01       Securities and Exchange Commission Release No. 33-
             6815 -- Interpretation and Request for Public
             Comment -- Statement of the Commission Regarding
             Disclosure by Issuers of Interests in Publicly
             Offered Commodity Pools.  (54 Fed. Reg. 5600;
             February 6, 1989).

 99.02       Commodity Futures Trading Commission -- Interpretive
             Statement and Request for Comments -- Statement of the Commodity Futures Trading Commission Regarding
             Disclosure by Commodity Pool Operators of Past
             Performance Records and Pool Expenses and Requests for Comments. (54 Fed. Reg. 5597; February 6,
             1989).

 99.03       North American Securities Administrators
             Association, Inc. Guidelines for the Registration of
             Commodity Pool Programs.

 99.04       Delaware Business Trust Act.

Item 17.  Undertakings.

     (a)(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on June 4, 1998.


JWH GLOBAL TRUST

By:  CIS Investments, Inc., Managing Owner


      By:/s/ Bernard W. Dan
         ------------------------------
          Bernard W. Dan
          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of CIS Investments, Inc., the Managing Owner of the Registrant, in the capacities indicated on June 4, 1998.

     /s/ Bernard W. Dan            President and Director
------------------------           (Principal Executive Officer)
     Bernard W. Dan

     /s/ Richard A. Driver         Treasurer and Director
------------------------------     (Principal Financial and Accounting Officer)
     Richard A. Driver

     /s/ Barbara A. Pfendler       Vice President and Director
------------------------------
     Barbara A. Pfendler

     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of CIS Investments, Inc.)

CIS INVESTMENTS, INC., the Managing Owner of Registrant


By:      /s/ Bernard W. Dan
     ----------------------------------------
         Bernard W. Dan
         President

                                   JWH GLOBAL TRUST

                                    EXHIBIT INDEX




Exhibit      Description of Document
Number       -----------------------
------

3.01 Fourth Amended and Restated Declaration and Agreement of Trust of the Registrant (included as Exhibit A to the Prospectus).

5.01(a)      Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01 Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01(a)     Consent of Sidley & Austin (included in Exhibit 5.01(a)).

23.01(b)     Consent of Richards, Layton & Finger (included in Exhibit 5.01(b)).

23.02        Consent of KPMG Peat Marwick, LLP.

27.01        Financial Data Schedule.